                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Under Rule 14a-12

                                        LG&E ENERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1) Title of each class of securities to which transaction applies: common stock
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         133,644,748
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $24.85 (cash consideration to be received per share of common stock) times 133,644,748 shares
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $3,321,071,988
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $664,215
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LOGO]

                                                                  April 21, 2000

Dear LG&E Energy Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of LG&E Energy Corp., a Kentucky corporation, which will be held on Wednesday, June 7, 2000 at The Kentucky International Convention Center (formerly the Commonwealth Convention Center), Fourth and Market Streets, Louisville, Kentucky. The meeting will start at 10:00 a.m., local time.

    At the annual meeting, you will be asked to approve a merger agreement pursuant to which LG&E Energy will become an indirect wholly owned subsidiary of PowerGen plc, a public limited company registered in England and Wales. At the annual meeting, you also will be asked to elect four directors, approve Arthur Andersen LLP as independent auditors of LG&E Energy for 2000, and approve the transaction of any other business properly brought before the meeting. Additionally, LG&E Energy's management will report on the progress of LG&E Energy, and you will have the opportunity to present questions of general interest.

    LG&E Energy entered into a merger agreement with PowerGen on February 27, 2000. That merger agreement provides that a Kentucky corporation, to be formed as an indirect wholly owned subsidiary of PowerGen, will be merged into LG&E Energy, with LG&E Energy as the surviving corporation. As a result of the merger, PowerGen will become the parent company of LG&E Energy. Upon completion of the merger, owners of LG&E Energy common stock will receive $24.85 in cash, without interest, for each share of LG&E Energy common stock held.

    Approval of the merger agreement by shareholders of LG&E Energy is a condition to the completion of the merger. The merger will be completed only after certain regulatory approvals are received and other conditions are satisfied or waived. It is presently anticipated that this will occur approximately nine to twelve months after the date of the merger agreement.

    Your board of directors has carefully reviewed and considered the terms and conditions of the merger agreement, believes that they are in the best interests of LG&E Energy shareholders, has adopted the merger agreement and recommends a vote for approval of the merger agreement.

    We encourage you to read the proxy statement carefully and complete, sign and return your proxy in the envelope provided, even if you plan to attend the meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and choose to do so.

    If you plan to attend the annual meeting, please check the box on the proxy card indicating that you plan to attend the meeting. Please bring the Admission Ticket, which forms the top portion of the form of proxy, to the meeting with you. If you wish to attend the meeting but do not have an Admission Ticket, you will be admitted to the meeting after presenting personal identification and evidence of ownership.

    The directors and officers of LG&E Energy appreciate your continuing interest in the business of LG&E Energy. We hope you can join us at the meeting.

                                          Sincerely,
                                          [SIGNATURE]

                                          Roger W. Hale
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

[LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 2000

To the Shareholders of
LG&E Energy Corp.

    An annual meeting of holders of common stock of LG&E Energy Corp., a Kentucky corporation, will be held on Wednesday, June 7, 2000 at The Kentucky International Convention Center (formerly the Commonwealth Convention Center), Fourth and Market Streets, Louisville, Kentucky, commencing at 10:00 a.m., local time. At the annual meeting, shareholders will be asked to consider and vote upon the following matters:

    1. A proposal to approve the Agreement and Plan of Merger, dated as of February 27, 2000, among PowerGen plc, LG&E Energy Corp., a corporation to be formed under the laws of the State of Delaware as an indirect wholly owned subsidiary of PowerGen and a corporation to be formed under the laws of the State of Kentucky as an indirect wholly owned subsidiary of PowerGen, a copy of which agreement is attached as APPENDIX A to the accompanying proxy statement;

    2. A proposal to elect four directors for three-year terms expiring in 2003;

    3. A proposal to approve and ratify the appointment of Arthur Andersen LLP as independent auditors of LG&E Energy for 2000; and

    4.  Such other business as may properly come before the meeting.

    The close of business on April 7, 2000, has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. At the close of business on April 7, 2000, the record date for the annual meeting, there were 129,677,030 shares of common stock, no par value, of LG&E Energy outstanding and entitled to vote. LG&E Energy has no other outstanding voting securities. Owners of record of LG&E Energy common stock at the close of business on April 7, 2000 are entitled to one vote per share for each matter presented at the annual meeting or any adjournment thereof, except that shareholders have cumulative voting rights with respect to the election of directors.

    You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of LG&E Energy, by delivering a later-dated proxy, or by attending the annual meeting and revoking your proxy in person. Signing a proxy does not preclude you from attending the meeting in person.

    Under Kentucky law, you are entitled to seek the judicially determined value of your common stock in lieu of the $24.85 provided in the merger agreement, but that judicially determined amount may be more or less than $24.85. To do this, you must comply with the requirements of Chapter 271B, Subtitle 13 of the Kentucky Business Corporation Act, as described in more detail in the accompanying proxy statement, which includes, as APPENDIX C, a copy of the dissenters' rights provisions of the Kentucky Business Corporation Act.

    The Annual Report to Shareholders of LG&E Energy, which includes summary consolidated financial statements, as well as LG&E Energy's consolidated financial statements is being mailed to LG&E Energy's shareholders together with the accompanying proxy statement.

    You are cordially invited to attend the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE AS SOON AS POSSIBLE. Your cooperation in signing and promptly returning your proxy is greatly appreciated.

                                          By Order of the Board of Directors,
                                          John R. McCall, Secretary
                                          LG&E Energy Corp.
                                          220 West Main Street
                                          Louisville, Kentucky 40202

April 21, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY TERM SHEET..........................................         1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...         3

SUMMARY.....................................................         4

  The Companies.............................................         4

  The Annual Meeting........................................         4

  The Merger................................................         5

  The Merger Agreement......................................         7

  Market Prices of LG&E Energy Shares.......................         9

THE ANNUAL MEETING..........................................        10

  Purpose, Time and Place...................................        10

  Record Date, Voting Power and Vote Required...............        10

  Share Ownership of Management.............................        11

  Stock Ownership Plans.....................................        11

  Voting of Proxies.........................................        11

  Revocability of Proxies...................................        12

  Solicitation of Proxies...................................        12

PROPOSAL NO. 1: THE MERGER..................................        13

  General Description of the Merger.........................        13

  Background................................................        13

  Reasons for the Merger and Recommendation of the Board of
    Directors...............................................        17

  Opinion of Financial Advisor to the LG&E Energy Board.....        18

  Effective Time of the Merger..............................        23

  Directors and Officers....................................        24

  Regulatory Matters........................................        24

  Effects of the Merger.....................................        27

  Merger Financing..........................................        27

  Interests of Certain Persons in the Merger................        27

  Certain Federal Income Tax Consequences of the Merger.....        31

RIGHTS OF DISSENTING SHAREHOLDERS...........................        33

THE MERGER AGREEMENT........................................        35

  General...................................................        35

                                                                PAGE
                                                              --------
  Corporate Governance Matters..............................        35

  Conversion of LG&E Energy Shares..........................        35

  Representations and Warranties............................        37

  Covenants.................................................        38

  Additional Agreements.....................................        40

  Conditions................................................        42

  Termination, Amendment and Waiver.........................        44

THE COMPANIES...............................................        47

  LG&E Energy Corp..........................................        47

  PowerGen plc..............................................        47

PROPOSAL NO. 2: ELECTION OF DIRECTORS.......................        48

INFORMATION ABOUT DIRECTORS AND NOMINEES....................        49

INFORMATION CONCERNING THE BOARD OF DIRECTORS...............        52

OWNERSHIP OF LG&E ENERGY COMMON STOCK.......................        55

PROPOSAL NO. 3: APPROVAL OF INDEPENDENT AUDITORS FOR 2000...        56

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION................................................        57

COMPANY PERFORMANCE.........................................        62

EXECUTIVE COMPENSATION AND OTHER INFORMATION................        63

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING...............        68

OTHER MATTERS...............................................        69

INDEPENDENT PUBLIC ACCOUNTANTS..............................        69

WHERE YOU CAN FIND MORE INFORMATION.........................        69

                                   APPENDICES

APPENDIX A  Agreement and Plan of Merger
APPENDIX B  Opinion of The Blackstone Group L.P.
APPENDIX C  Chapter 271B, Subtitle 13 of the Kentucky Business
            Corporation Act

                               SUMMARY TERM SHEET

Q. WHAT WILL HAPPEN IN THE PROPOSED MERGER?

    A. PowerGen will acquire LG&E Energy by merging one of PowerGen's subsidiaries into LG&E Energy. Please read pages 13-32 for a description of the merger.

Q. WHY HAVE WE DECIDED TO MERGE?

    A. Our board of directors believes that the transaction is in the best interests of our shareholders because, among other factors, it offers a significant premium over the trading price of our common stock. The board of directors and management also believe that the merger will benefit the combined company and its customers and employees in a manner that we could not achieve on our own.

    Please read the more detailed description of our reasons for the merger on pages 17-18.

Q. WHAT WILL I RECEIVE IN THE MERGER?

    A. You will receive $24.85 in cash, without interest, for each share of common stock that you own.

Q. WHAT DO I NEED TO DO NOW?

    A. After you carefully read this document, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. That way, your shares can be represented at the meeting. We cannot complete the merger unless a majority of our outstanding shares entitled to vote approves the merger agreement. Your vote is very important.

    THE LG&E ENERGY BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE MERGER AGREEMENT.

Q. SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

    A. No. If the merger is approved and completed, a paying agent selected by PowerGen, with the approval of LG&E Energy, will send you written instructions for submitting your LG&E Energy stock certificates. You must follow those instructions and return your stock certificates accordingly to the paying agent. You will receive your cash payment as soon as practicable after the paying agent receives your LG&E Energy stock certificates along with the other documents requested in those instructions. You should not send in your stock certificates before you receive instructions.

Q. WHAT OTHER APPROVALS ARE REQUIRED FOR THE MERGER?

    A. In addition to approvals by the boards of directors of PowerGen and LG&E Energy, both of which have already been obtained, the merger must be approved by the holders of a majority of the outstanding LG&E Energy shares and the holders of a majority of PowerGen's ordinary shares who vote at its shareholders' meeting. The meeting of PowerGen's shareholders is scheduled to take place on June 5, 2000. We also must obtain certain regulatory approvals for the merger. Please read the more detailed description of the regulatory approvals on pages 24-27.

Q. WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

    A. We are working to complete all aspects of the merger as quickly as possible. Currently, we expect to complete the merger approximately nine to twelve months after February 27, 2000, the date of the merger agreement.

Q. WHAT HAPPENS IF I DO NOT INSTRUCT A BROKER HANDLING MY SHARES ON HOW TO VOTE ON THE MERGER OR IF I ABSTAIN FROM VOTING?

    A. If a broker holds your LG&E Energy shares as nominee, he or she will not be able to vote them without instructions from you. If you mark your proxy "Abstain" or do not instruct your broker on how to vote, your shares will have the effect of a vote against the merger.

Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD?

    A. Yes. You may revoke your proxy at any time before the vote has taken place at the annual meeting by any of the following methods: (1) notifying in writing LG&E Energy Corp., 220 West Main Street, Louisville, Kentucky 40202,
Attention: John R. McCall, Secretary, (2) completing a later-dated proxy and returning it to LG&E Energy's shareholder services representative Regina Forella at Automatic Data Processing--Proxy Services, P.O. Box 9079, Farmingdale, New York 11735, if you sent your original proxy there, or to your broker if your shares are held by a broker, or (3) appearing at the annual meeting in person and revoking your proxy orally by notifying the Secretary before the vote takes place. Simply attending the meeting, however, will not revoke your proxy. Additional proxy cards are available by calling our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-207-2014, or your broker, if your shares are held by a broker.

Q. WHOM SHOULD I CALL IF I HAVE QUESTIONS OR WANT TO REQUEST AN ADDITIONAL COPY OF THIS DOCUMENT?

    A. Questions or requests for additional copies of documents may be forwarded to our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-207-2014. If your broker holds your shares, you should call your broker for additional copies.

Q. WHAT OTHER MATTERS WILL BE VOTED ON AT THE MEETING?

    A. You also will vote on the election of four directors for a three-year term, the approval and ratification of the appointment of Arthur Andersen LLP as independent auditors of LG&E Energy for 2000 and any other matters that properly come before the meeting.

Q. WILL I HAVE DISSENTERS' APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER?

    A. Yes. If you do not vote in favor of the merger and if you otherwise comply with the procedures discussed on pages 33-34 and APPENDIX C, you will have dissenters' appraisal rights.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT LG&E ENERGY?

    A. You can receive additional information from the sources described under "WHERE YOU CAN FIND MORE INFORMATION" on page 69 of this document.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    Certain matters discussed in this proxy statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify the forward-looking statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

    Forward-looking statements include the information concerning possible or assumed future results of operations of LG&E Energy set forth under "SUMMARY--THE MERGER AGREEMENT," "THE MERGER--REASONS FOR THE MERGER AND THE RECOMMENDATION OF THE BOARD OF DIRECTORS," "THE MERGER--OPINION OF FINANCIAL ADVISOR TO THE LG&E ENERGY BOARD" and other statements in this proxy statement identified by words such as "anticipate," "estimate," "expect," "believe," and "objective" and include, in particular, the statements as to (1) the business, financial condition, earnings and prospects of LG&E Energy and PowerGen expected in the future, (2) the beliefs and bases for those beliefs set forth under "THE MERGER--REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS" and
(3) the estimates, projections and forecasts analyzed by LG&E Energy's financial advisor in connection with its opinion as set forth under "THE MERGER--OPINION OF FINANCIAL ADVISOR TO THE LG&E ENERGY BOARD." Readers are cautioned not to place undue reliance on such forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of LG&E Energy to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with these forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: regulatory matters; regulatory delays or conditions imposed by regulatory bodies in approving the merger, as well as adverse regulatory treatment; the loss of any significant customers; changes in business strategy or development plans; the speed and degree to which competition enters the electric utility industry; state and federal legislative and regulatory initiatives that increase competition, affect cost or investment recovery or have an impact on rate structures; industrial, commercial and residential growth in the service territory of LG&E Energy; the impact of general economic changes; changing fuel prices; changes in accounting rules and interpretations which may have an adverse impact on LG&E Energy's statements of financial position and reported earnings; adverse changes in energy needs and customer growth; the weather and other natural phenomena; the timing and extent of changes in interest rates; and the development of opportunities for growth by LG&E Energy. LG&E Energy is under no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON
PAGE 69 OF THIS DOCUMENT. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM. ("WE" AND "OUR" AS USED IN THIS DOCUMENT REFER TO LG&E ENERGY AND, IF APPLICABLE, ITS SUBSIDIARIES.)

                                 THE COMPANIES

    LG&E ENERGY CORP. (see page 47)
    220 West Main Street
    Louisville, Kentucky 40202
    (502) 627-2000

    LG&E Energy, incorporated on November 14, 1989, is a diversified energy-services holding company with four direct operating subsidiaries:
Louisville Gas and Electric Company, referred to as "LG&E," Kentucky Utilities Company, referred to as "KU," LG&E Energy Marketing, Inc., referred to as "LEM," and LG&E Capital Corp., referred to as "Capital Corp." We are engaged, through our subsidiaries, in retail utility services, energy marketing, power generation and project development. Our domestic regulated gas and electric utility operations are conducted by LG&E and KU.

    POWERGEN PLC (see page 47)
    53 New Broad Street
    London BC2M 1SL, England

    PowerGen is one of the United Kingdom's leading integrated electricity and gas companies. PowerGen has 2.6 million electricity and gas customers in England and Wales. PowerGen produces enough electricity to power the homes of around
11 million people in England and Wales. PowerGen is the leading supplier of electricity to British industry and commerce and is the United Kingdom's largest user of gas and a leading gas trader. PowerGen is also a leading developer and operator of combined heat and power plants. PowerGen also owns an electricity distribution company and has been involved in 11 power projects worldwide.

    US SUBHOLDCO 2 AND MERGER SUB

    US Subholdco 2 will be formed as a Delaware corporation and an indirect wholly owned subsidiary of PowerGen and Merger Sub will be formed as a Kentucky corporation and a direct wholly owned subsidiary of US Subholdco 2. Neither US Subholdco 2 nor Merger Sub will have any activities prior to the merger other than those incident to their formation and the transactions contemplated by the merger agreement. The principal place of business for each of US Subholdco 2 and Merger Sub will be determined prior to the merger.

                               THE ANNUAL MEETING
                               (see pages 10-12)

    The annual meeting of LG&E Energy shareholders will be held at The Kentucky International Convention Center (formerly the Commonwealth Convention Center), Fourth and Market Streets, Louisville, Kentucky on Wednesday, June 7, 2000, at 10:00 a.m., local time.

    At the annual meeting, we will ask you to vote upon a proposal to approve the merger agreement, elect four directors for three-year terms, approve Arthur Andersen LLP as independent auditors of LG&E Energy for 2000 and vote on any other business properly brought before the meeting.

    At the close of business on April 7, 2000, the record date for the annual meeting, there were 129,677,030 shares of common stock, no par value, of LG&E Energy outstanding and entitled to vote. References to common stock or shares of LG&E Energy include the preferred stock purchase rights issued under LG&E Energy's rights agreement. LG&E Energy has no other outstanding voting securities. Owners of record of LG&E Energy common stock at the close of business on April 7, 2000 are entitled to one vote per share for each matter presented at the annual meeting or any adjournment thereof, except that they have cumulative voting rights with respect to the election of directors.

SHARE OWNERSHIP OF MANAGEMENT (see page 11)

    At the close of business on April 7, 2000, our directors and executive officers and their affiliates beneficially owned approximately 1.25% of the outstanding LG&E Energy shares.

                                   THE MERGER

BACKGROUND OF AND REASONS FOR THE MERGER (see pages 13-18)

    You should review the factors that our board of directors considered when deciding whether to approve the merger.

RECOMMENDATION TO SHAREHOLDERS (see pages 17-18)

    Our board of directors has determined that the merger is advisable to and in the best interests of our shareholders and recommends that you vote to approve the merger agreement at the meeting.

FAIRNESS OPINION (see pages 18-23)

    In deciding to approve the merger, our board of directors considered, among other things, the opinion of The Blackstone Group L.P., its financial advisor, as to the fairness, from a financial point of view, of the consideration of $24.85 per share that you will receive in the merger. A copy of the opinion is attached as APPENDIX B to this document and is also discussed on pages 18-23. We encourage you to read this opinion.

REGULATORY MATTERS (see pages 24-27)

    Certain regulatory requirements must be complied with and approvals obtained before the merger can be completed, including among others:

    - the approval of the Federal Energy Regulatory Commission, referred to as "FERC," pursuant to the Federal Power Act, as amended, referred to as the "Power Act;"

    - the approval of the Securities and Exchange Commission, referred to as the "SEC," pursuant to the Public Utility Holding Company Act of 1935, as amended, referred to as the "1935 Act;" and

    - the support or approval of the Kentucky Public Service Commission, referred to as the "Kentucky Commission," and the Virginia State Corporation Commission, referred to as the "Virginia Commission."

    In addition, prior to completing the merger, the applicable waiting period under a federal antitrust law, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the "HSR Act," must expire or terminate, and no action must be taken by the federal government on the basis of national security concerns under the Exon-Florio Provisions of the Omnibus Trade and Competitiveness Act of 1988, referred to as "Exon-Florio."

INTERESTS OF CERTAIN PERSONS IN THE MERGER (see pages 27-31)

    In considering the recommendation of the LG&E Energy board of directors to approve the merger, LG&E Energy shareholders should be aware that members of the LG&E Energy board of directors and LG&E Energy management will receive benefits as a result of the merger that will be in addition to or different from the benefits that LG&E Energy shareholders receive generally. For example, after the merger, Roger W. Hale, the current Chairman of the Board and Chief Executive Officer of LG&E Energy, will remain an officer and director of LG&E Energy and will become a member of PowerGen's board of directors. In addition, new employment agreements with Mr. Hale and four other senior executives of LG&E Energy have been executed. These agreements provide, among other things, that:

    - the prior employment and change in control severance agreements in place between LG&E Energy and Mr. Hale, and all prior severance agreements in place between LG&E Energy and the four senior executives, will terminate as of the date the merger is consummated, and, at that time, Mr. Hale will receive full payment, and each senior executive will receive partial payment, of amounts otherwise payable under the terminated agreements in consideration for the termination of those agreements;

    - the four senior executives will receive the balance of the payments due under their terminated severance agreements, plus additional payments as incentives to remain employed by the surviving corporation, on the last day of the eighteenth month following the date the merger is consummated or earlier, if the executive's employment is terminated for specified reasons or if a change of control or ownership of PowerGen occurs; and

    - Mr. Hale and the four senior executives will be provided with severance benefits in the event of termination of employment under specified circumstances, and these severance benefits will be enhanced for the four senior executives if these terminations of employment occur after a change of control or ownership of PowerGen.

    The members of the LG&E Energy board of directors knew about these additional interests and considered them when they adopted the merger agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (see pages 31-32)

    The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in an amount equal to the difference between the cash you receive in the merger and your tax basis in your LG&E Energy shares. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor to understand fully how the merger (or the exercise of dissenters' rights) will affect you in light of your individual circumstances.

DISSENTERS' RIGHTS OF APPRAISAL (see pages 33-34)

    Under Kentucky law, holders of record of LG&E Energy common stock as of February 28, 2000 who do not wish to accept the consideration they would receive in the merger in exchange for their shares have the right to receive the fair value of their LG&E Energy shares. In order to perfect such dissenters' rights, a holder of LG&E Energy common stock must comply with the requirements of the Kentucky Business Corporation Act. See "RIGHTS OF DISSENTING SHAREHOLDERS" and Chapter 271B, Subtitle 13 of the Kentucky Business Corporation Act, a copy of which is attached as APPENDIX C to this proxy statement.

                              THE MERGER AGREEMENT

    The merger agreement is the legal document that governs the merger. The merger agreement is attached as APPENDIX A to this proxy statement, and we encourage you to read it carefully. See pages 35-46 for a summary of the merger agreement.

EFFECTIVE TIME OF THE MERGER (see page 35)

    The merger is expected to occur shortly after all the conditions to the completion of the merger have been satisfied or waived. It is currently expected that the merger will be completed within approximately nine to twelve months from the date of the merger agreement, although the merger may be completed sooner or later, or not at all, depending on when and if the conditions to the merger are satisfied.

MERGER CONSIDERATION (see page 35)

    Upon completion of the merger, each of your LG&E Energy shares of common stock will be converted into the right to receive $24.85 in cash, without interest.

CONDITIONS TO THE MERGER (see pages 42-44)

    Completion of the merger depends upon satisfaction of a number of conditions. In addition to customary conditions relating to compliance with the merger agreement, these conditions include, among others, the following:

    - approval of the merger agreement by LG&E Energy's shareholders;

    - approval of the merger agreement and other matters by PowerGen's shareholders;

    - the SEC authorizing the merger under the 1935 Act on terms and conditions that do not adversely affect in any material respect the capital raising or financing activities of PowerGen's non-U.S. subsidiaries or exert jurisdiction over such entities other than as permitted in the merger agreement;

    - expiration or termination of the waiting period applicable to the merger under U.S. federal antitrust laws and obtaining other regulatory approvals, including approvals from the Kentucky Commission and Virginia Commission;

    - absence of any injunction or legal restraint prohibiting the merger; and

    - absence of any material adverse effect on LG&E Energy and its subsidiaries taken as a whole.

    If the law permits, either we or PowerGen could choose to waive a condition to our respective obligations to complete the merger even though that condition has not been satisfied.

TERMINATION (see pages 44-46)

    The merger agreement provides that either LG&E Energy or PowerGen may terminate the merger agreement, whether before or after the approval of either party's shareholders, as follows:

    - by mutual agreement;

    - if the merger is not completed by August 31, 2001 (or February 28, 2002, if the only barrier to closing on August 31, 2001 is that the requisite governmental and regulatory approvals have not been obtained);

    - if the shareholders of LG&E Energy or PowerGen fail to approve the merger agreement or the shareholders of PowerGen fail to approve any necessary increase in PowerGen's borrowing powers at the meeting at which the vote is taken;

    - if there is any law or regulation that makes the merger illegal, or if any governmental authority issues a final, nonappealable order prohibiting the merger;

    - if the other party materially breaches any representation, warranty, covenant or agreement in the merger agreement that is not curable and the breach would result in a failure to satisfy the conditions to complete the merger; and

    - if the other party's board of directors withdraws or adversely modifies its approval or recommendation of the merger agreement.

    In addition, LG&E Energy may terminate the merger agreement in order to enter into a superior proposal or if PowerGen fails to deliver the consideration to be paid for LG&E Energy's shares at closing; and PowerGen may terminate the merger agreement if LG&E Energy approves or recommends a superior proposal or if any securities or assets are issued or delivered pursuant to the terms of the LG&E Energy rights agreement.

TERMINATION FEE (see pages 45-46)

    We have agreed to pay PowerGen $90 million as a termination fee and reimburse PowerGen's costs and expenses up to $10 million:

    - if we terminate the merger agreement to enter into a superior proposal with a third party;

    - if we have withdrawn or adversely modified our recommendation of the merger agreement; or

    - if securities or assets are issued or delivered pursuant to the terms of our rights agreement.

    Similarly, PowerGen has agreed to pay us $90 million and reimburse our costs and expenses up to $10 million:

    - if we terminate the merger agreement because PowerGen has withdrawn or adversely modified its recommendation of the merger agreement; or

    - if PowerGen fails to deliver the consideration to be paid for LG&E Energy's shares.

    In addition, we have agreed with PowerGen that, if either we or PowerGen terminates the agreement because the other has materially breached the merger agreement or because the other party's shareholders have not approved the merger agreement, then the breaching party or the party whose shareholders did not approve the merger agreement will immediately pay the other's costs and expenses up to $10 million. Further, if the party required to reimburse the other's expenses enters into an agreement or completes a transaction with a third party within 18 months after termination, it will pay the other party a fee of $90 million in certain circumstances.

    Except as described above, whether or not the merger is completed, we and PowerGen will each pay our own fees and expenses, except that we will divide evenly the costs and expenses that have been incurred in printing and mailing this proxy statement and the circular to be mailed by PowerGen to its shareholders.

                      MARKET PRICES OF LG&E ENERGY SHARES

    LG&E Energy shares are listed and traded on the New York and Chicago Stock Exchanges. The ticker symbol is "LGE." The newspaper stock exchange listings are "LGE Energy" or "LGE EN." The following table gives information with respect to price ranges, as reported via the "GPC" screen by the Bloomberg L.P. information service as New York Stock Exchange composite transactions, and dividends paid for the periods shown.

                                                              DIVIDEND     HIGH            LOW
                                                                PAID      PRICE           PRICE
                                                              --------   --------      ------------
1998
First Quarter...............................................     29 3/4CENTS   $26 7/16 $         23
Second Quarter..............................................     29 3/4     27 3/4               24 11/16
Third Quarter...............................................     29 3/4     27 7/8               22 1/2
Fourth Quarter..............................................     30 3/4     29 5/16              26 1/16

1999
First Quarter...............................................     30 3/4CENTS   $28 3/4 $         20 3/4
Second Quarter..............................................     30 3/4     23                   20 11/16
Third Quarter...............................................     30 3/4     23 11/16             20 11/16
Fourth Quarter..............................................     31 3/4     23 5/16              17 3/8

2000
First Quarter...............................................     31 3/4CENTS   $23 1/8 $         15 1/4
Second Quarter (through April 13, 2000).....................     --         22 15/16             22 1/4

    On February 25, 2000, the last full trading day before the public announcement of the execution of the merger agreement, the closing price per share of LG&E Energy common stock was $15 3/4.

    On April 13, 2000, the most recent practicable date for which quotations were available prior to the printing of this document, the closing price per share of LG&E Energy common stock was $22 7/8.

                               THE ANNUAL MEETING

PURPOSE, TIME AND PLACE

    The LG&E Energy board of directors is soliciting proxies for use at the annual meeting of LG&E Energy shareholders. The annual meeting will be held on Wednesday, June 7, 2000 at 10:00 a.m., local time, at The Kentucky International Convention Center (formerly the Commonwealth Convention Center), Fourth and Market Streets, Louisville, Kentucky. Except as otherwise noted, when we refer in this proxy statement to the annual meeting, we are including any adjournments or postponements of the annual meeting.

    At the annual meeting, LG&E Energy shareholders will be asked to consider and vote on a proposal to approve the merger agreement, a proposal to elect four directors for three-year terms expiring in 2003, a proposal to approve and ratify the appointment of Arthur Andersen LLP as independent auditors of LG&E Energy for 2000, and such other business as may properly come before the meeting.

RECORD DATE, VOTING POWER AND VOTE REQUIRED

    Holders of record of shares of LG&E Energy common stock at the close of business on April 7, 2000, which we refer to in this document as the "record date," will be entitled to notice of and to vote at the annual meeting. At the close of business on the record date, 129,677,030 shares of LG&E Energy common stock were issued and outstanding and entitled to vote.

    Each outstanding share of LG&E Energy common stock is entitled to one vote upon each matter presented at the annual meeting, except that shareholders have cumulative voting rights with respect to the election of directors. In electing directors, each shareholder is entitled to as many votes as the number of shares of LG&E Energy stock owned multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among two or more nominees. The persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

    A majority of the votes entitled to be cast by LG&E Energy shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. Abstentions and "broker non-votes," which refer to proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be considered present for the purpose of establishing a quorum.

    The affirmative vote of a majority of the votes entitled to be cast by the LG&E Energy shareholders is required to approve the merger agreement. UNDER APPLICABLE KENTUCKY LAW, IN DETERMINING WHETHER THE MERGER AGREEMENT HAS RECEIVED THE REQUISITE NUMBER OF AFFIRMATIVE VOTES, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES CAST AGAINST APPROVAL OF THE MERGER AGREEMENT. Approval of the merger agreement is a condition to consummation of the merger.

    Directors are elected by a plurality of the votes cast by the LG&E Energy shareholders represented at the annual meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual's receiving a larger number of votes. The affirmative vote of a majority of shares of LG&E

Energy common stock represented at the annual meeting is required for the approval of the independent auditor. Abstentions from voting on such matter are treated as votes against, while broker non-votes are treated as shares not voted.

    The annual meeting may be adjourned to another date and/or place for any proper purpose (including for the purpose of soliciting additional proxies).

SHARE OWNERSHIP OF MANAGEMENT

    The directors and executive officers of LG&E Energy, together with their affiliates as a group, own beneficially approximately 1.25% of the issued and outstanding shares of LG&E Energy common stock. No person holds of record or, to the knowledge of LG&E Energy management, owns beneficially more than 5% of any class of the outstanding voting securities of LG&E Energy.

STOCK OWNERSHIP PLANS

    If you are a participant in one of our savings plans, referred to collectively as the "Savings Plans," you will receive a Savings Plan voting directive for shares allocated to your account under the Savings Plans. The trustee for the Savings Plans will vote such shares as instructed by you in your voting directive. If you do not return your voting directive, the trustee for the Savings Plans will not vote your allocated Savings Plan shares.

    If an LG&E Energy shareholder is a participant in the LG&E Energy Automatic Dividend Reinvestment and Stock Purchase Plan, referred to as the "LG&E Energy DRIP," the LG&E Energy proxy will represent the shares held on behalf of the participant under the LG&E Energy DRIP and such shares will be voted in accordance with the instructions on the LG&E Energy proxy. If a participant in the LG&E Energy DRIP does not return an LG&E Energy proxy, the participant's shares will not be voted.

VOTING OF PROXIES

    Shares of LG&E Energy common stock may be voted either in person or by properly executed proxy. By completing and returning the form of proxy, you authorize the persons named therein to vote your shares on your behalf. Issued and outstanding shares of LG&E Energy common stock, the holders of which are entitled to vote at the annual meeting, which are represented by properly executed proxies, will, unless such proxies have been revoked, be voted in the manner specified in the proxies. You should be aware that, if no instructions are indicated, such shares will be voted FOR approval of the merger agreement, FOR the election of the four director nominees and FOR the approval of Arthur Andersen LLP as independent auditors of LG&E Energy for 2000. We do not expect that any matters other than the approval of the merger agreement, the election of the four director nominees and the approval of Arthur Andersen LLP as independent auditors of LG&E Energy for 2000 will be brought before the shareholders at the annual meeting.

    If you have LG&E Energy shares registered in different names, you will receive a separate proxy card for each registration. All these shares will be voted in accordance with the instructions on the proxy card. If your shares are held by a broker as nominee, you will receive a voter information form from your broker.

    The appointment of a proxy on the enclosed proxy card does not preclude you from revoking your proxy and voting in person.

REVOCABILITY OF PROXIES

    You may revoke a proxy at any time before its exercise by any of the following methods:

    (1) notifying in writing LG&E Energy Corp., 220 West Main Street, Louisville, Kentucky 40202, Attention: John R. McCall, Secretary;

    (2) completing a later-dated proxy and returning it to LG&E Energy's shareholder services representative Regina Forella at Automatic Data Processing--Proxy Services, P.O. Box 9079, Farmingdale, New York 11735, if you sent your original proxy there, or to your broker if your shares are held by a broker; or

    (3) appearing at the annual meeting in person and revoking your proxy orally by notifying the Secretary before the vote takes place.

    Simply attending the meeting, however, will not revoke your proxy.

    Additional proxy cards are available by calling our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-207-2014, or your broker, if your shares are held by a broker.

    We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for the annual meeting. If an adjournment occurs, it will have no effect on the ability of LG&E Energy shareholders of record as of the record date either to exercise their voting rights or to revoke any previously delivered proxies.

SOLICITATION OF PROXIES

    LG&E Energy and PowerGen will share equally the costs of printing and preparing this proxy solicitation. LG&E Energy will provide copies of this proxy statement, the accompanying proxy and the Annual Report to brokers, dealers, banks and voting trustees, and their nominees, for mailing to beneficial owners and, upon request therefor, will reimburse such record holders for their reasonable expenses in forwarding solicitation materials. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of LG&E Energy or its subsidiaries, in person or by telephone. LG&E Energy has retained D.F. King & Co., Inc., a professional proxy solicitor, to assist in the solicitation at an estimated fee of $12,500 plus reimbursement of reasonable expenses.

    It is not expected that any matter not referred to herein will be presented for action at the annual meeting. All matters to be submitted for action at the annual meeting must comply with the advance notice provisions contained in LG&E Energy's articles of incorporation and bylaws. If such matters are properly brought before the annual meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting, including (except as stated in the following sentence) postponement or adjournment for the purpose of soliciting additional votes. However, shares represented by proxies that have been voted AGAINST the merger agreement will not be used to vote FOR postponement or adjournment of the annual meeting for the purposes of allowing additional time for soliciting additional votes FOR the approval of the merger agreement.

    Holders of LG&E Energy common stock should not send their stock certificates with their proxy cards. If the merger is completed, a separate letter of transmittal will be mailed to you which will enable you to receive the appropriate consideration.

PROPOSAL NO. 1

                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

    The merger agreement provides that a subsidiary of PowerGen to be formed will merge with and into LG&E Energy. LG&E Energy will be the surviving corporation and will continue to conduct its businesses as an indirect, wholly owned subsidiary of PowerGen. In the merger, each outstanding LG&E Energy share of common stock (other than shares owned by LG&E Energy, PowerGen, or any of the direct or indirect subsidiaries of LG&E Energy or PowerGen and those shares that are held by LG&E Energy shareholders who have not voted in favor of the merger and have properly asserted dissenters' rights) will be converted into the right to receive $24.85 in cash, without interest.

    The total value of the consideration that LG&E Energy shareholders will receive in the merger, based on the number of LG&E Energy shares outstanding as of April 13, 2000, the latest practicable day prior to the printing of this proxy statement is approximately $3.23 billion.

BACKGROUND

    We believe that electric and gas utility companies will continue to experience changes in the energy industry that will have a significant impact on their future competitive position and their ability to improve earnings in traditional regulated businesses. A number of factors are driving these changes, including consumer pressure and federal and state initiatives aimed at introducing greater competition in the wholesale and retail energy markets. Our utility businesses historically have focused on providing our customers continued, low-cost, reliable energy while maintaining high levels of customer service. In fact, our two utility companies, LG&E and KU, are among the lowest cost providers of electricity service in the United States, and they have been recognized as leading utilities based upon customer satisfaction.

    In recent years, we have attempted to enhance shareholder value through our merger with KU Energy Company and through diversification efforts in which we have pursued business opportunities in non-regulated businesses, such as the lease of the Big Rivers generating facilities and our investments in independent power plants, as well as through the ownership of interests in gas distribution companies in Argentina.

    At the time of the merger with KU Energy, we stated our belief that, as competition intensifies in the industry, increased size and stability would be crucial factors in overall business success. Increased size and financial stability are important to deal effectively and decisively with current and anticipated changes in the energy business and will help ensure the availability of necessary resources to achieve growth objectives. We continue to believe this, and as the pace of the merger and acquisition activity in our industry attests, we are not alone in believing that increased size is important. We believe that consolidation and globalization will be a continuing trend as utilities attempt to position themselves for competition in a deregulated environment.

    Beginning well before our merger with KU Energy and continuing on thereafter, our management and board have regularly analyzed various potential strategic options and opportunities available to us. This analysis and review of strategic options has included analysis of possible business combinations with other utilities. Management periodically has briefed our board on the results of such analyses.

    Over the course of 1998, 1999 and 2000, members of LG&E Energy's senior management have regularly analyzed various potential strategic options and opportunities available to LG&E Energy.

This analysis and review of strategic options led to discussions with a number of potential transaction partners during this period, including PowerGen. Throughout this period, the LG&E Energy Board was kept apprised of these discussions, as well as the continued refinement of management's evaluation of strategic alternatives, at both regularly scheduled and special LG&E Energy Board meetings.

    In March 1999, Mr. Peter Hickson, Finance Director of PowerGen, made an initial phone call to Mr. Foster Duncan, at that time, Executive Vice President, Planning & Development, and now, Executive Vice President and Chief Financial Officer of LG&E Energy, to consider the prospects of a future combination between the two entities.

    After March 1999, there had been no further contact between the parties until the end of September, when Mr. Hickson advised Mr. Duncan of PowerGen's interest in initiating discussions with LG&E Energy regarding a possible transaction. These discussions continued through September and October 1999. Beginning in September 1999, and continuing on a regular basis thereafter, the LG&E Energy Board was informed by LG&E Energy management about the status of all negotiations and discussions with PowerGen.

    Between August and October 1999, LG&E held extensive negotiations and conducted extensive due diligence with two other public utilities that were interested in pursuing a business combination, but these negotiations did not lead to a firm offer or agreement to complete a transaction with LG&E Energy in either case. The LG&E Energy board of directors was kept informed of these discussions.

    On November 1, 1999 and on several other occasions in November 1999 and thereafter, Mr. Roger Hale, Chairman and Chief Executive Officer of LG&E Energy, met with Mr. Ed Wallis, Chairman and Chief Executive of PowerGen, to discuss the possible acquisition by PowerGen of LG&E Energy. In the course of these conversations, Mr. Wallis discussed with Mr. Hale that LG&E Energy could be the focus of PowerGen's U.S. operations. Mr. Wallis and Mr. Hale agreed that LG&E Energy's headquarters would remain in Louisville, Kentucky. In addition, Mr. Wallis advised Mr. Hale that the retention of LG&E Energy's senior management team would be a condition to any business combination.
Messrs. Wallis and Hale also discussed and compared their companies' strategies and visions for the future, including their personal management philosophies, views on the changing competitive environment in the energy industry and each entity's plans for growth in that environment, and concluded that the two entities shared sufficiently compatible visions and goals to warrant exploratory discussions.

    As a result of assurances by Mr. Wallis that, subject to PowerGen's performance of due diligence and the execution of definitive documentation, a business combination in a price range that would be consistent with LG&E Energy's expectations was a realistic possibility, Mr. Hale agreed to proceed with entering into a confidentiality agreement and commencing due diligence and negotiations.

    On November 1, 1999, LG&E Energy and PowerGen executed a confidentiality agreement and shortly thereafter representatives of PowerGen's management, accountants, legal advisors and financial advisors commenced an initial due diligence investigation of LG&E Energy's business and operations, which was held at an off-site facility.

    Beginning in November 1999 and continuing through most of February 2000, representatives of management of LG&E Energy and PowerGen met and spoke by telephone on numerous occasions to explore a possible transaction. During these meetings and conversations, LG&E Energy and PowerGen representatives discussed their companies' business and operations, the rationale for a potential business combination, required regulatory approvals and the expected timing for and likelihood of obtaining such approvals.

    On November 15, 1999, Mr. Hale received a letter from Mr. Wallis in which Mr. Wallis confirmed to Mr. Hale that he would recommend to his board of directors that PowerGen acquire LG&E Energy for a price representing a premium over the closing price of LG&E Energy common stock on that date. This proposal was subject to further negotiation, definitive documentation, detailed due diligence, legal review and the approval of the board of directors of both LG&E Energy and PowerGen.

    On November 22, 1999, PowerGen provided to LG&E Energy an initial draft of a proposed merger agreement pursuant to which PowerGen would acquire all of the outstanding shares of LG&E Energy common stock. On December 15, 1999, legal counsel and management for LG&E Energy and PowerGen commenced negotiations with respect to the terms of the proposed merger agreement. Over the course of the following two months, legal counsel and management met on several occasions and held numerous telephone conversations to continue to negotiate the potential terms of the proposed acquisition.

    On December 21, 1999, LG&E Energy announced that it had received an adverse order from the arbitration panel considering its contract dispute with Oglethorpe Power Corporation, referred to as "OPC", as a result of which LG&E Energy increased its fourth quarter 1999 after-tax accrued loss on disposal of discontinued operations by $175 million. On January 7, 2000, the Kentucky Public Service Commission ordered that LG&E and KU reduce their pretax earnings effective March 1, 2000 by a combined approximately $64 million per year, representing more than 20% of the utilities' income.

    During January and February 2000, the companies conducted detailed due diligence, including with respect to the OPC arbitration, the Kentucky PSC hearings, LG&E Energy's energy marketing business and trading policies and PowerGen's ability to finance the proposed acquisition.

    On January 21, 2000, LG&E Energy retained the services of The Blackstone Group L.P., as its financial advisor, to assist LG&E Energy in reviewing any formal proposals it might receive from PowerGen.

    On January 26, 2000, Mr. Hale, Mr. Victor Staffieri, President and Chief Operating Officer of LG&E Energy, Mr. John McCall, Executive Vice President, General Counsel and Corporate Secretary of LG&E Energy, Mr. Duncan and Mr. Fred Newton, Executive Vice President and Director of Human Resources of LG&E Energy, met with Mr. Wallis, Mr. Hickson, Ms. Caroline Sheers, Director of Mergers and Acquisitions of PowerGen, Mr. David Jackson, Company Secretary and General Counsel of PowerGen and Mr. John Hart, Group Personnel Director of PowerGen at London's Gatwick airport to discuss valuations and other business issues. The meeting concluded with PowerGen and LG&E Energy indicating their respective valuations, which PowerGen believed to be in the low to mid twenties and LG&E Energy believed to be in the mid to high twenties; however, no agreement on price was reached at this time.

    On January 28, 2000, the LG&E Energy Board held a telephonic meeting at which Mr. Hale reviewed for the LG&E Energy Board the status of the discussions with PowerGen. After presentations by members of the senior management of LG&E Energy, the LG&E Energy Board authorized management to continue its discussions with PowerGen.

    Discussions with PowerGen continued between the end of January through February with the parties' views on valuation coming closer together.

    At a regularly scheduled meeting of the LG&E Energy Board held on February 2, 2000, LG&E Energy's management further reviewed for the LG&E Energy Board the proposed transaction with PowerGen. Mr. Hale provided a detailed history of LG&E Energy's discussions with PowerGen and reviewed the current status of those discussions, including a description of open business issues and issues relating to a valuation of LG&E Energy. Representatives of The Blackstone Group L.P. presented a report to the LG&E Energy Board which included a discussion of the financial markets generally, the utility industry and an analysis of LG&E Energy's value. Mr. McCall and Mr. Duncan described the proposed terms of the merger agreement and the likelihood of obtaining the required regulatory approvals. Also, Mr. Richard Beattie, of Simpson Thacher & Bartlett, counsel for LG&E Energy, reviewed for the directors their fiduciary duties and certain terms of the proposed transaction. After a lengthy discussion, the LG&E Energy Board authorized management to continue its negotiations with PowerGen.

    During the month of February, members of management of LG&E Energy and PowerGen and their legal advisors continued to negotiate the terms of the merger agreement. The terms of new employment agreements for Messrs. Hale, McCall, Duncan, Staffieri and Newton, pursuant to which such individuals would agree to remain employed by PowerGen following the merger, also were negotiated during this period.

    On February 9, 2000, the LG&E Energy Board held a meeting for the purpose of adopting a budget for the 2000 fiscal year and addressing other business issues. At this meeting, Mr. Hale, Mr. Duncan and Mr. McCall gave a report on the status of the proposed PowerGen transaction and the open business and legal issues.

    Mr. Hale and Mr. Wallis had extensive conversations during the week of February 14th in an effort to agree on the appropriate transaction values.

    At the special meeting of PowerGen's board of directors on February 13, 2000 after detailed presentations from PowerGen's staff and advisors, PowerGen's board of directors approved the merger and established a committee to take all further necessary actions.

    On February 20, 2000, Messrs. McCall, Duncan and Staffieri met in London with Mr. Hickson, Mr. Jackson, Ms. Sheers, and Mr. Hart to discuss open business and legal issues, including conditions to closing, termination rights and termination fees and the price to be paid for the LG&E Energy shares.
Mr. McCall remained in London following this meeting to negotiate other provisions of the merger agreement. On February 22, Mr. Hale returned to London for further discussion with Mr. Wallis regarding value, interim operating agreements and employment contracts.

    Between February 21 and February 25, 2000, LG&E Energy Corp., assisted by Simpson Thacher & Bartlett and Gardner, Carton & Douglas, continued negotiations with PowerGen and its counsel, Sullivan and Cromwell, of the terms and conditions of the merger agreement and the employment agreements for senior management.

    During the week of February 21, 2000 management of both companies agreed to recommend that their respective boards approve the cash purchase price of $24.85 for each issued and outstanding share of LG&E Energy common stock.

    A special meeting of the LG&E Energy Board to consider the proposed transaction was held on February 25, 2000 in Louisville, Kentucky. At the meeting, the terms and conditions of the proposed transaction were reviewed in detail by LG&E Energy management and legal counsel, including Mr. McCall and Mr. Beattie of Simpson Thacher & Bartlett. LG&E Energy management and financial advisors also described the benefits of and rationale for the transaction. Representatives of Blackstone made a detailed financial presentation to the LG&E Energy Board regarding the proposed transaction and advised the LG&E Energy Board that, in Blackstone's opinion, as of February 25, 2000 and based upon and subject to the factors and assumptions described in their presentation, the price of $24.85 per share of LG&E Energy common stock was fair to holders of LG&E Energy common stock from a financial point of view. Extensive discussion and numerous questions from LG&E Energy Board members followed the presentations. After considering the matters described below under "REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS," and the fact that the price of $24.85 per share represented a premium of 58% over the closing price on February 25, the last trading day before the deal was announced, the LG&E Energy Board concluded that the merger is advisable to, and in the best interests of, LG&E Energy shareholders and approved the merger agreement.

    At a meeting of the committee of the PowerGen board of directors on February 25, 2000, the acquisition of LG&E Energy at a price of $24.85 per share of LG&E Energy common stock was approved.

    The parties executed the merger agreement on the afternoon of February 27, 2000 and, on February 28, 2000, LG&E Energy announced that they had entered into the merger agreement.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    Our board of directors consulted with management and The Blackstone Group L.P. in determining to adopt the merger agreement and in reaching the board of directors' determination that the merger is advisable to, and in the best interests of, LG&E Energy shareholders. The board of directors considered a number of factors, including without limitation, the following:

    - its review and analysis of our business, financial condition, earnings and prospects, as well as the competitive and changing regulatory environment facing us;

    - the potential erosion of shareholder value resulting from deregulation and regulatory risks faced by us, utility industry consolidation and our growth prospects;

    - historical market prices and trading information with respect to our shares, the price per share offered by PowerGen and the certainty of value provided by the cash consideration;

    - a review of the possible alternatives to a sale of LG&E Energy in its entirety, including the prospects of continuing to operate LG&E Energy, the value to shareholders of these alternatives, and the timing and likelihood of actually achieving additional value from these alternatives, along with the possibility that our future performance might not lead to a stock price in the foreseeable future that would have as high a present value as the merger consideration;

    - the fact that the $24.85 per share consideration to be paid in the merger represented a premium for the LG&E Energy shares of approximately 58% over the closing price of $15.75 per share on February 25, 2000, which was the last trading day prior to the public announcement of the execution of the merger agreement;

    - the financial analyses performed by The Blackstone Group L.P. and its opinion to the LG&E Energy board of directors dated February 27, 2000 as to the fairness of the merger consideration from a financial point of view to the LG&E Energy shareholders as described in "THE MERGER--OPINION OF FINANCIAL ADVISOR TO THE LG&E ENERGY BOARD;"

    - the terms of the merger agreement, including the right of the LG&E Energy board of directors to terminate the merger agreement prior to obtaining the approval of the holders of LG&E Energy common stock in the exercise of its fiduciary duty in connection with the receipt by LG&E Energy of a proposal superior to the merger;

    - the anticipated positive impact of the merger on employees and other constituencies, including LG&E's and KU's ability to maintain their high quality service and low rates to their customers, the expanded opportunities for employees as part of a major global energy company and LG&E Energy's ability to continue as a major sponsor of various educational, civic and cultural initiatives in Kentucky; and

    - the likelihood of completion of the merger, including an assessment that PowerGen has the financial capability to pay the merger consideration, and an assessment of the risks associated with obtaining necessary approvals, regulatory and otherwise.

    The discussion above of the information and factors that the board of directors considered is not exhaustive. In determining to recommend the approval of the merger agreement, the board of directors also considered that the merger was in the best interests of our employees, customers and the communities in which we serve. In view of the wide variety of factors considered, the board of directors did not quantify or assign relative weights to the factors above, and different directors may have given different weight to different factors. Rather, the board of directors based its recommendation on the totality of the information presented to and considered by it.

    THE LG&E ENERGY BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, LG&E ENERGY SHAREHOLDERS AND HAS ADOPTED THE MERGER AGREEMENT. THE LG&E ENERGY BOARD OF DIRECTORS RECOMMENDS THAT LG&E ENERGY SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO THE LG&E ENERGY BOARD

    On February 25, 2000, The Blackstone Group L.P., referred to as "Blackstone," delivered its oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated February 27, 2000) to the LG&E Energy board of directors to the effect that, as of that date, and based upon the assumptions made, matters considered and limits of review set forth in the opinion, the consideration of $24.85 per share to be received by the holders of LG&E Energy common stock in the merger was fair from a financial point of view to such holders. References in this proxy statement to the "Blackstone Opinion" refer to the written opinion of The Blackstone Group L.P. as of February 27, 2000.

    A COPY OF THE BLACKSTONE OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BLACKSTONE, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. EACH HOLDER OF LG&E ENERGY COMMON STOCK IS URGED TO READ THAT OPINION IN ITS ENTIRETY. THE BLACKSTONE OPINION WAS INTENDED FOR THE USE AND BENEFIT OF THE LG&E ENERGY BOARD OF DIRECTORS, WAS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF LG&E ENERGY'S COMMON STOCK, DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY LG&E ENERGY TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY LG&E ENERGY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ANNUAL MEETING. THE MERGER CONSIDERATION WAS DETERMINED ON THE BASIS OF NEGOTIATIONS BETWEEN LG&E ENERGY AND POWERGEN AND WAS APPROVED BY THE LG&E ENERGY BOARD OF DIRECTORS. THE SUMMARY OF THE BLACKSTONE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BLACKSTONE OPINION, WHICH IS ATTACHED AS APPENDIX B.

    In arriving at its opinion, Blackstone has:

    1. Reviewed certain publicly available information concerning the business, financial condition and operations of LG&E Energy and PowerGen;

    2. Reviewed certain internal financial analyses and forecasts relating to LG&E Energy prepared by, and furnished to Blackstone by, LG&E Energy management;

    3.  Held discussions with members of management of LG&E Energy;

    4. Reviewed the historical market prices and trading activity for LG&E Energy common stock;

    5. Compared certain financial and stock market information for LG&E Energy with similar information for certain other utility companies, the securities of which are publicly traded;

    6. Reviewed the financial terms of certain recent business combinations in the electric utility industry;

    7.  Reviewed the merger agreement; and

    8. Performed such other studies and analyses, and taken into account such other matters, as Blackstone deemed appropriate.

    In arriving at its opinion, Blackstone has relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by Blackstone that was publicly available, that was supplied or otherwise made available to Blackstone by LG&E Energy or PowerGen or that was otherwise reviewed by Blackstone. Without limiting the generality of the foregoing, Blackstone has assumed that the financial forecasts and the estimates prepared by LG&E Energy and provided to Blackstone have been reasonably determined on a basis reflecting the best currently available judgments and estimates of LG&E Energy, and that such forecasts and such estimates will be realized in the amounts and at the times contemplated thereby.

    Blackstone has further relied upon the assurances of the management of LG&E Energy that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. Blackstone has also relied on PowerGen's representation in the merger agreement regarding its ability to finance the merger and has not independently analyzed that ability. In addition, Blackstone has not (1) reviewed internal business plans or financial projections from PowerGen relating to PowerGen's future financial performance; (2) conducted a physical inspection of the properties and facilities, of the sales, marketing, distribution and service organizations, or of the product markets of LG&E Energy; (3) made an independent evaluation or appraisal of the assets and liabilities of LG&E Energy; or (4) independently evaluated the potential future financial impact on LG&E Energy associated with performance based rate-making, the power supply contract with Oglethorpe Power Corporation or nitrous oxide-related capital spending.

    Blackstone has not considered the relative merits of the merger as compared to any other business plan or opportunity that might be available to LG&E Energy or the effect of any other arrangement in which LG&E Energy might engage, except that Blackstone is aware of discussions that LG&E Energy has had over the last year with other potential transaction partners. Blackstone has assumed that the merger and the other transactions contemplated by the merger agreement will be consummated on substantially the terms set forth in the merger agreement. The Blackstone Opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to Blackstone, as of the date of its opinion. It should be understood that Blackstone does not have any obligation to update, revise or reaffirm the Blackstone Opinion. Furthermore, Blackstone expresses no opinion as to the prices or trading ranges at which LG&E Energy's common stock will trade at any time.

    The following is a summary of the material financial and comparative analyses performed by Blackstone in connection with its opinion.

    HISTORICAL TRADING STUDIES

    Blackstone reviewed certain historical stock price and price-to-earnings ("P/E") multiple information for LG&E Energy. This review indicated that for the one-year, three-year and five-year periods ended February 23, 2000, the average per share closing prices of LG&E Energy common stock were $21.07, $23.59 and $22.68, respectively. LG&E Energy's average current fiscal year ("CFY") P/E ratios, based on Institutional Brokers Estimate System ("IBES") earnings estimates, for the one-year, three-year and five-year periods ended
February 23, 2000 were 11.7x, 14.0x and 14.1x, respectively. Additionally, the average CFY P/E ratios of LG&E Energy's common stock relative to the S&P Electric Utility Index CFY P/E ratio ("Relative P/E Multiple") for the one-year, three-year and five-year periods ended February 23, 2000 were 0.85x, 1.01x and 1.08x, respectively. Blackstone also compared these prices and multiples to the offer price, CFY P/E multiples and Relative P/E Multiples implied by the merger.

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS

    Using publicly available information, Blackstone compared certain financial and operating information and ratios (described below) for LG&E Energy with the corresponding financial and operating information and ratios for a group of publicly traded companies that Blackstone deemed to be reasonably comparable to LG&E Energy. The companies included in the analysis were: Allegheny
Energy, Inc., Cinergy Corp., DPL, Inc., IPALCO Enterprises, Inc., NiSource Inc. and OGE Energy Corp. (collectively, the "LG&E Energy Comparables"). In arriving at the comparable multiple ranges, Blackstone excluded certain multiples which were deemed to be outliers from the sample.

    Blackstone derived estimated valuation ranges for LG&E Energy by comparing as of February 23, 2000:

    1. Current trading value as a multiple of projected 2000 earnings per share ("EPS") for the LG&E Energy Comparables, which estimates were obtained from IBES (as of February 23, 2000), and ranged from 8.7x to 13.6x, with a mean of 10.2x. For purposes of the valuation analysis, the high end of the comparable company range was eliminated, resulting in a multiple range of 8.7x to 10.7x;

    2. Current trading value as a multiple of projected 2001 EPS for the LG&E Energy Comparables, which estimates were obtained from IBES (as of February 23, 2000), and ranged from 7.8x to 12.1x, with a mean of 9.4x. For purposes of the valuation analysis, the high end of the comparable company range was eliminated, resulting in a multiple range of 7.8x to 9.7x;

    3. Current trading value as a multiple of book value per share for the LG&E Energy Comparables, which ranged from 1.3x to 3.7x, with a mean of 2.0x. For purposes of the valuation analysis, the high end of the comparable company range was eliminated, resulting in a multiple range of 1.3x to 2.5x; and

    4. Total enterprise value (defined as market capitalization of the common equity as of February 23, 2000 plus book value of net debt, preferred equity and minority interests) ("TEV") as a multiple of latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA"). Such multiples ranged from 5.9x to 8.8x, with a mean of 6.9x. For purposes of the valuation analysis, the high end of the comparable company range was eliminated, resulting in a multiple range of 5.9x to 6.7x.

    Based upon the foregoing analyses, Blackstone calculated an estimated per share value range for LG&E Energy's common stock of $11.89 to $21.75.

    DISCOUNTED CASH FLOW ANALYSIS

    Blackstone derived an estimated per share equity valuation range for LG&E Energy by performing a discounted cash flow ("DCF") analysis. To perform this DCF analysis, Blackstone analyzed the cash flows related to LG&E Energy's operations for the period 2000 - 2004.

    The DCF was calculated assuming discount rates ranging from 6.5% to 7.5% and was comprised of the sum of the present values of (1) the projected unlevered free cash flows for the years 2000 to 2004 using projections provided by LG&E Energy management and (2) the year 2004 terminal value based upon a range of multiples of projected year 2004 EBITDA of 6.5x to 8.0x.

    This analysis resulted in an aggregate implied equity value per share of LG&E Energy's common stock (net of outstanding debt) that ranged from $17.36 to $26.39.

    DISCOUNTED DIVIDEND ANALYSIS

    Blackstone performed a discounted dividend analysis based upon estimates of projected dividend payouts prepared by LG&E Energy management for the fiscal years from 2000 to 2004. Utilizing these projections, Blackstone calculated a range of present values for LG&E Energy's common stock based upon the discounted net present value of the sum of (1) the projected stream of common stock dividends per share from the year 2000 to the year 2004 and (2) a terminal value based upon a growing perpetuity calculation. Applying equity discount rates ranging from 9.0% to 10.0% and terminal dividend growth rates ranging from 3.0% to 4.0%, this analysis produced a per share range of values of LG&E Energy's common stock of $19.90 to $26.84.

    COMPARABLE TRANSACTION ANALYSIS

    Blackstone reviewed certain publicly available information regarding 22 selected business combinations in the utility industry announced since January 1995 (collectively, the "Comparable Transactions") that Blackstone deemed relevant in evaluating the merger. The Comparable Transactions and the dates these transactions were announced are as follows:

    1.  Portland General Corporation and Sierra Pacific Resources
       (November 1999);

    2. MidAmerican Energy Holdings Company and Berkshire Hathaway, Inc. (October 1999);

    3.  Northeast Utilities and Consolidated Edison, Inc. (October 1999);

    4. Florida Progress Corporation and Carolina Power & Light Company (August 1999);

    5.  CMP Group, Inc. and Energy East Corporation (June 1999);

    6. TNP Enterprises, Inc. and an Investor Group led by Dr. William J. Catacosinos and the Canadian Imperial Bank of Commerce (May 1999);

    7.  The Empire District Electric Company and Utilicorp United, Inc.
       (May 1999);

    8.  St. Joseph Light & Power Company and Utilicorp United, Inc.
       (March 1999);

    9. Eastern Utilities Associates and New England Electric System (February 1999);

    10. New England Electric System and National Grid Group plc
       (December 1998);

    11. PacifiCorp and ScottishPower plc (December 1998);

    12. CILCORP Inc. and The AES Corporation (November 1998);

    13. MidAmerican Energy Holdings Company and CalEnergy Company, Inc. (August 1998);

    14. Orange and Rockland Utilities, Inc. and Consolidated Edison, Inc. (May 1998);

    15. Central and South West Corporation and American Electric Power Company, Inc. (December 1997);

    16. KU Energy Corporation and LG&E Energy Corp. (May 1997);

    17. Long Island Lighting Company and Brooklyn Union Gas Company (December 1996);

    18. Centerior Energy Corporation and Ohio Edison Company (September 1996);

    19. IES Industries, Inc. and WPL Holdings, Inc. (August 1996);

    20. Portland General Corporation and Enron Corp. (July 1996);

    21. Interstate Power Company and WPL Holdings, Inc. (November 1995); and

    22. CIPSCO Incorporated and Union Electric Company (August 1995).

    With respect to the Comparable Transactions, Blackstone analyzed:

    1. The per share offer price as a percentage premium to the stock price of the acquired company two weeks prior to the date of announcement (the "Acquisition Premium");

    2. The per share offer price as a multiple of the CFY estimated EPS of the acquired company at the date of announcement;

    3. The per share offer price as a multiple of the next fiscal year's EPS ("NFY EPS") of the acquired company at the date of announcement;

    4. The Relative P/E Multiple (based on the per share offer price) at the date of announcement;

    5. The total market value of the common equity (defined as the per share offer price for the acquired company multiplied by the number of acquired company fully-diluted shares outstanding) as a multiple of the book value of the common equity of the acquired company at the date of the announcement; and

    6. The total transaction value (total market value of the common equity plus the book value of assumed net debt, preferred equity and minority interests) as a multiple of the acquired company's LTM EBITDA.

    The results of these analyses are summarized below. In arriving at the comparable multiple ranges, Blackstone excluded certain multiples which were deemed to be outliers from the sample.

    1. The acquisition premiums for such transactions ranged from 15.3% to 46.6%, with a mean of 32.4%;

    2. The multiples of per share offer price to CFY EPS ranged from 11.2x to 28.8x, with a mean of 17.5x. For purposes of the valuation analysis, the high end of the Comparable Transactions range was eliminated, resulting in a multiple range of 11.2x to 21.7x;

    3. The multiples of per share offer price to NFY EPS ranged from 10.5x to 20.7x with a mean of 16.3x;

    4. The Relative P/E Multiples ranged from 0.96x to 1.59x with a mean of 1.24x;

    5. The multiples of the total market value of the common equity to book value of the common equity ranged from 0.8x to 2.7x, with a mean of 1.9x. For purposes of the valuation analysis, the low end of the Comparable Transactions range was eliminated, resulting in a multiple range of 1.3x to 2.7x; and

    6. The multiples of total transaction value to LTM EBITDA ranged from 6.1x to 10.3x with a mean of 7.9x.

    Based upon the foregoing analyses, Blackstone calculated an estimated per share value range for LG&E Energy's common stock of $11.47 to $40.11.

    The summary set forth above does not purport to be a complete description of the analyses performed by Blackstone in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Blackstone believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all those factors and analyses, could create a misleading view of the processes underlying the Blackstone Opinion. Blackstone did not assign relative weights to any of its analyses in preparing the Blackstone Opinion. The matters considered by Blackstone in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond LG&E Energy's and Blackstone's control and involve the application of complex methodologies and educated judgment. Estimates contained in the analyses performed by Blackstone are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

    None of the LG&E Energy Comparables utilized as a comparison in the analyses described above are identical to LG&E Energy, and none of the Comparable Transactions utilized as a comparison are identical to the proposed merger. In addition, various analyses performed by Blackstone incorporate projections prepared by research analysts using only publicly available information. Such estimates may or may not prove to be accurate. An analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared. In addition, many of the comparable business combinations occurred at a time when the S&P Electric Utility Index was at a higher price than current levels.

    The LG&E Energy board of directors retained Blackstone because of its experience and expertise. Blackstone has an internationally recognized merger and acquisition advisory business. Blackstone, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Blackstone is familiar with LG&E Energy, having provided certain investment banking services to LG&E Energy from time to time and has acted as its financial advisor in connection with the merger.

    In accordance with a letter agreement between LG&E Energy and Blackstone dated as of January 21, 2000, LG&E Energy has agreed to pay Blackstone a fee of 0.35% of the product of (1) the number of shares of LG&E Energy's common stock outstanding at the closing of the merger and (2) $24.85 (the "Merger Fee"). The Merger Fee is payable in three installments as follows: (a) 25% on April 7, 2000, (b) 25% upon the approval of the merger by LG&E Energy's shareholders, and
(c) any remaining unpaid portion upon the closing of the merger. LG&E Energy has also agreed to reimburse Blackstone for its reasonable out-of-pocket expenses (including the reasonable fees and disbursements of legal counsel) and to indemnify Blackstone and certain related parties from and against certain liabilities, including liabilities under the federal securities laws arising out of its engagement.

    Blackstone has, in the past, provided financial advisory services to LG&E Energy and/or its affiliates and may continue to do so, and has received, and may continue to receive, fees for the rendering of such services.

EFFECTIVE TIME OF THE MERGER

    The merger will become effective when the parties to the merger agreement file articles of merger with the Secretary of State of the Commonwealth of Kentucky in accordance with the Kentucky Business Corporation Act. The merger will not become effective before the date of the annual meeting. If the merger agreement is approved at the annual meeting, the effective time will occur as promptly as possible after satisfaction or waiver of the remaining conditions to the merger contained in the merger agreement, including the receipt of regulatory approvals, which we currently expect will be approximately nine to twelve months after the date of the merger agreement, although no assurances can be given.

DIRECTORS AND OFFICERS

    DIRECTORS. For three years after the merger is completed, the board of directors of the surviving corporation will consist of two directors of Merger Sub and one individual who was a director or officer of LG&E Energy prior to the effective time. These directors will hold office until their successors are duly elected or appointed and qualified. Also, those individuals serving on the board of directors of LG&E Energy at the time the merger becomes effective will serve on a U.S. advisory board.

    OFFICERS. Following the merger, Roger W. Hale will remain the Chairman and Chief Executive Officer of LG&E Energy (which will be a subsidiary of PowerGen). The other current officers of LG&E Energy are entitled, under the merger agreement, to remain as officers after the merger until their successors are duly elected or appointed and qualified.

REGULATORY MATTERS

    The merger agreement provides that both we and PowerGen will use our respective reasonable best efforts to take all actions, and do or cause to be done all things, necessary, proper or advisable to complete the merger and the other transactions contemplated by the merger agreement as soon as practicable. This includes preparing and filing all required documentation and obtaining all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or governmental entity in order to complete the merger. Although there can be no guarantee that we will obtain the requisite consents or approvals on a timely basis, or at all, we currently believe that the necessary approvals can be obtained in sufficient time to allow the merger to be completed in a period of nine to twelve months from the date of the merger agreement. The completion of the merger is conditioned upon the expiration of applicable federal and state waiting periods and the receipt of all governmental consents except for those the failure of which to obtain would not have a material adverse effect on either us or PowerGen. In addition, completion of the merger is conditioned on receipt of an order from the SEC authorizing the merger and the other related matters, as described below.

    Either we or PowerGen may terminate the merger agreement if the merger has not been completed by August 31, 2001, although we have agreed to extend such date until February 28, 2002 in order to obtain regulatory consents and approvals that have not been obtained by August 31, 2001.

    STATE APPROVALS AND RELATED MATTERS. LG&E is currently subject to the jurisdiction of the Kentucky Commission. KU is currently subject to the jurisdiction of the Kentucky Commission, the Virginia Commission and the Tennessee Regulatory Authority, referred to as the "Tennessee Authority."

    Applications for approval of the merger and related transactions were filed in March 2000 with the Kentucky Commission and the Virginia Commission. A notice filing will be made with the Tennessee Authority.

    Assuming the requisite regulatory approvals are obtained, LG&E's retail utility operations will remain subject to regulation by the Kentucky Commission and the retail utility operations of KU will remain subject to regulation by the Kentucky Commission, the Virginia Commission and the Tennessee Authority.

    The Kentucky Commission must find that the acquiror has the financial, technical, and managerial abilities to provide "reasonable service" and that a change in control is "consistent with the public interest." The Virginia Commission approval must be based on a finding that "adequate service to the public at just and reasonable rates will not be impaired or jeopardized" by the acquisition.

    PUBLIC UTILITY HOLDING COMPANY ACT OF 1935. Section 9(a)(2) of the 1935 Act provides that it is unlawful, without the prior approval of the SEC, for any person to acquire any security of any public utility company if that person already owns 5% or more of the voting securities of another public utility company, or will by virtue of that transaction come to own 5% or more of the voting securities of two or more public utility companies. As a result of the merger, PowerGen, which is not currently registered under the 1935 Act, will be deemed to acquire indirectly all of the common shares of LG&E and KU. Accordingly, PowerGen is required to obtain prior SEC approval under
Section 9(a)(2) of the 1935 Act to consummate the merger. It is currently expected that PowerGen will file an application for approval of the merger with the SEC prior to the annual meeting. Under the applicable standards of the 1935 Act, the SEC is directed to approve a proposed acquisition unless it finds that:

    (1) the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control;

    (2) the consideration to be paid in connection with the acquisition is not reasonable;

    (3) the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the proper functioning of the applicant's holding company system; or

    (4) the acquisition would violate applicable state law.

    In order to approve a proposed acquisition, the SEC also must find that the acquisition would tend towards the development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.

    The merger agreement provides that it is a condition to PowerGen's obligation to complete the merger that the SEC issue an order authorizing the merger, the financing for the merger and other matters related thereto, which orders do not contain any terms or conditions that:

    (1) adversely affect in any material respect the financing or capital raising activities of any of PowerGen's non-U.S. subsidiaries that qualify as a "foreign utility company" under the 1935 Act; or

    (2) provide for SEC jurisdiction over such non-U.S. subsidiaries under the 1935 Act other than any jurisdiction substantially similar to publicly available actions of the SEC prior to the date of the merger agreement.

    In making the determination of whether the SEC order adversely affects in any material respect the financing or capital raising activities of PowerGen's non-U.S. subsidiaries, we and PowerGen have agreed that effects arising from the following will not be considered:

    (1) PowerGen's obligation to maintain or achieve a debt to equity ratio (on a consolidated basis) of not less than 70 percent to 30 percent;

    (2) investment limits in energy-related companies applicable to PowerGen pursuant to SEC Rule 58;

    (3) limitations on PowerGen's ability to provide guarantees, equity contributions or other credit support to such non-U.S. subsidiaries without the SEC's prior approval; and

    (4) any financial or other commitments PowerGen agrees to in making its application(s) under the 1935 Act associated with the merger.

Although LG&E Energy and PowerGen believe that SEC approval of the merger under the 1935 Act will be obtained, it is not possible to predict with certainty the timing of such approval and whether the approval will be on terms that satisfy PowerGen's condition to complete the merger.

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    FEDERAL POWER ACT.  Section 203 of the Federal Power Act provides that no public utility may sell or otherwise dispose of its facilities subject to the jurisdiction of the FERC or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. Because this transaction involves an indirect change in ownership and control of LG&E Energy's public utility subsidiaries, LG&E, KU and PowerGen have sought the prior approval of the FERC under FPA Section 203.

    Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds the merger "consistent with the public interest." In reviewing a merger, the FERC generally evaluates:

    (1) the effect of the merger on competition;

    (2) the effect of the merger on rates; and

    (3) the effect of the merger on state and federal regulation of the applicants.

    LG&E Energy and PowerGen believe the proposed merger satisfies the standards.

    LG&E, KU and PowerGen filed, their Section 203 application with the FERC on March 24, 2000.

    ANTITRUST CONSIDERATIONS. The HSR Act and the rules and regulations promulgated thereunder provide that transactions such as the merger may not be consummated until information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. The expiration or earlier termination of the HSR Act waiting period does not preclude the Antitrust Division or the FTC from challenging the merger on antitrust grounds. LG&E Energy and PowerGen intend to file their premerger notification pursuant to the HSR Act in the second quarter of 2000.

    EXON-FLORIO. The Committee on Foreign Investment in the United States ("CFIUS") may review and investigate the merger under Exon-Florio, and the President of the United States or his designee is empowered to take certain actions in relation to mergers, acquisitions and takeovers by foreign persons which could result in foreign control of persons engaged in interstate commerce in the United States pursuant to Exon-Florio. In particular, Exon-Florio enables the President to suspend or prohibit any acquisition, merger or takeover by a foreign person if that acquisition, merger or takeover threatens to impair the national security of the United States. Any determination that an investigation is called for must be made within 30 days of notice of the proposed transaction. In the event such a determination is made, any such investigation must be completed within 45 days of such determination. Thereafter, any decision to take action must be announced within 15 days of completion of the investigation. We and PowerGen will make a voluntary filing to CFIUS seeking a finding that the merger does not impair the national security of the United States.

    UNITED KINGDOM APPROVALS. Under the UK Fair Trading Act 1973, referred to as the "FTA," the United Kingdom merger regime is a voluntary regime. PowerGen believes that the merger will have no impact on United Kingdom markets and, therefore, does not currently intend to make a filing under the FTA. However, should the Office of Fair Trading, referred to as the "OFT," initiate an investigation into the merger, PowerGen will file either a statutory merger notice or an informal submission with the OFT. In reviewing the merger, the OFT would also consult with the Director General of Electricity Supply and the Office of Gas and Electricity Markets. The OFT may investigate a merger on its own initiative for a maximum of four months following the date a completed transaction becomes public.

    GENERAL. While LG&E Energy and PowerGen believe that they will receive the requisite regulatory approvals for the merger, there can be no assurance as to the timing of such approvals or our ability to obtain such approvals on satisfactory terms or otherwise.

EFFECTS OF THE MERGER

    As a result of the merger, LG&E Energy shares of common stock will no longer be publicly traded, and PowerGen will become the indirect and sole shareholder of LG&E Energy.

    Trading in the LG&E Energy shares on the New York and Chicago Stock Exchanges will cease immediately as of the time the merger becomes effective. After that time, LG&E Energy will delist the LG&E Energy shares from the New York and Chicago Stock Exchanges and deregister the shares under the Securities Exchange Act of 1934.

MERGER FINANCING

    Based on the number of shares of LG&E Energy common stock and options outstanding as of the date of the merger agreement, PowerGen will pay approximately $3.23 billion upon completion of the merger. PowerGen has established a $4 billion credit facility to fund the payment of this consideration, to provide working capital for LG&E Energy and to provide a fund to cover LG&E Energy debt maturing during the two to three years following the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the LG&E Energy board of directors to approve the merger agreement, LG&E Energy shareholders should be aware that members of the LG&E Energy board of directors and LG&E Energy management will receive benefits from the merger that will be in addition to or different from the benefits that LG&E Energy shareholders receive generally. The members of the LG&E Energy board of directors knew about these additional interests and considered them when they adopted the merger agreement.

    SEVERANCE AGREEMENTS. Twenty-five officers of LG&E Energy or one of its subsidiaries (including Mr. Hale and four senior executives who have agreed to terminate their change in control agreements effective upon completion of the merger) have change in control agreements. For purposes of the agreements, each of (1) shareholder approval of the merger and (2) completion of the merger will constitute a change of control and each will constitute the beginning of the two-year period covered by the agreements. Under the agreements, the officers are entitled to receive severance benefits upon termination of their employment, if such termination occurs for reasons other than cause or disability, or by the executive for "good reason" within twenty-four months after such change of control. "Good reason" includes among other things, relocation beyond a certain distance, a reduction in the officer's title, authority, or responsibilities in any manner the officer considers important, or a reduction in base salary or certain benefits.

    Under their current change in control agreements, Mr. Hale and the four senior executives referred to below could have terminated their employment following the merger and exercised their rights to receive change in control benefits. As an inducement to retain them as employees of the merged company, the parties decided to pay the change in control benefits to Mr. Hale and the four executives upon completion of the merger and to offer them new employment contracts. For a discussion of these severance payments and the new employment agreements, see "NEW EMPLOYMENT AGREEMENTS--ROGER W. HALE" and "--FOUR SENIOR EXECUTIVES" below.

    Severance benefits provided under the current change in control agreements include the following:

    - a severance payment equal to 2.99 times the sum of (x) the greater of the executive's annual base salary at termination or any time during the 90 days prior to the change of control, and (y) the greater of (1) the most recent annual bonus paid or payable and (2) the bonus paid or payable, or the "target" award payable, pursuant to LG&E Energy's Short-Term Plan for the fiscal year ended prior to the change of control;

    - continuation of medical and other welfare benefits for a period of time equal to the lesser of 24 months or the number of months remaining until the officer's 65th birthday;

    - a payment equal to 20% of base salary to be used for outplacement services; and

    - a payment to reimburse the officer for any excise taxes under
      Section 4999 of the Internal Revenue Code of 1986, as amended (the
      "Code").

The officer is entitled to receive such amounts in a lump sum payment within thirty days of termination.

    STOCK INCENTIVE PLANS. Upon a change of control of LG&E Energy, all stock-based awards, including all stock options, under the LG&E Energy Amended and Restated Omnibus Long-Term Incentive Plan, referred to as the "Long-Term Plan," shall vest 100%, and all performance-based awards, such as performance units and performance shares, shall immediately be paid out in cash, based upon either the extent to which the performance goals have been met through the effective date of the change of control (as determined by LG&E Energy's Compensation Committee), or the value of the award at the time of grant, whichever amount is higher. Approval of the merger by LG&E Energy's shareholders will constitute a change of control and payments for performance-based awards of not less than $6,027,850 will be required under the Long-Term Plan.

    INDEMNIFICATION AND INSURANCE. Under the merger agreement, PowerGen has agreed to indemnify, after the completion of the merger, each present and former officer or director of LG&E Energy or any of its subsidiaries to the fullest extent that LG&E Energy or its subsidiaries would have been permitted to so indemnify under the Kentucky Business Corporation Act or other relevant state statute and LG&E Energy's or such subsidiaries' articles of incorporation and bylaws in effect on the date of the merger agreement, including with respect to all losses, costs or expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities arising out of matters existing or occurring at or prior to the completion of the merger.

    In addition, for six years after the completion of the merger, the surviving corporation will maintain directors' and officers' liability insurance for the benefit of the existing directors and officers as of the effective time of the merger. The surviving corporation may substitute for existing policies, new policies or "tail" policies that are no less favorable in any material respect to such officers and directors, and if the current policies terminate or expire during such six-year period, the surviving corporation will use its best efforts to get as much liability insurance as can be obtained for the remainder of such six-year period for a cost not in excess of 200% of the premium currently paid by LG&E Energy. However, if the annual premiums on liability insurance exceed 200% of the amount currently paid, then the surviving corporation will obtain the best coverage available, for the remainder of such six-year period, for a premium not in excess of 200% of the premium currently paid.

    NEW EMPLOYMENT AGREEMENTS.

    ROGER W. HALE. PowerGen and LG&E Energy have entered into a new employment agreement with Roger W. Hale, to serve as Chairman and Chief Executive Officer of LG&E Energy, which will take effect upon the closing of the merger. Mr. Hale will, in consideration for the cancellation of his current employment and change in control agreement with LG&E Energy, receive a payment of $4,708,040 (net of payments to reimburse for the payment of excise taxes) equal to all cash severance amounts to which Mr. Hale would have been entitled under his current change in control agreement had he instead terminated his employment with LG&E Energy after the closing of the merger. In addition, each share of restricted stock granted to Mr. Hale under the Long-Term Plan will be converted, like every other outstanding share of LG&E Energy common stock, into the right to receive $24.85 in cash, without interest, upon the effectiveness of the merger.

    The new employment agreement provides that, for a period of three years following the closing of the merger, if the surviving corporation terminates
Mr. Hale's employment without "cause," or Mr. Hale terminates his employment for "good reason," Mr. Hale will receive severance benefits, including:

    - a cash payment equal to the sum of his annual base salary as of the date of termination plus his annual target bonus in respect of the greater of the number of months remaining in the term of the agreement and twenty-four months;

    - continued welfare benefit coverage and specified perquisites and benefits, for the greater of the number of months remaining in the term of the agreement and twenty-four months;

    - a cash payment equal to the sum of his target long-term incentive award prorated through the date of his termination PLUS his target long-term incentive award in respect of a period that is equal to the greater of the number of months remaining in the term of the agreement and twenty-four months; and

    - a cash payment equal to his annual target bonus for the year in which his termination occurs, prorated through his date of termination, plus a payment in respect of the loss of benefits Mr. Hale would have otherwise accrued under LG&E Energy's qualified defined benefit pension plan.

    In the event that, following the closing of the merger, Mr. Hale's employment terminates for any reason, including those set forth in the preceding paragraph, Mr. Hale will, in consideration for the termination of his previous employment agreement with LG&E Energy which provided him with a supplemental retirement benefit, receive a new supplemental retirement benefit, calculated as follows:

    - in the event that Mr. Hale's employment terminates prior to the first anniversary of the date of the closing of the merger, he will receive an annual benefit equal to 50% of the sum of his base salary and annual target bonus as in effect on the date of his termination;

    - in the event that Mr. Hale's employment terminates after the first anniversary but prior to the second anniversary of the date of the closing of the merger, he will receive an annual benefit equal to 55% of the sum of his base salary and his annual target bonus as in effect on the date of his termination; and

    - in the event that Mr. Hale's employment terminates after the second anniversary but prior to the third anniversary of the date of the closing of the merger, he will receive an annual benefit equal to 60% of the sum of his base salary and his annual target bonus as in effect on the date of his termination.

    Upon Mr. Hale's death at any time during the term, his spouse will be entitled to 50% of the retirement benefit Mr. Hale would have been entitled to receive assuming he had terminated his employment at that time.

    Finally, the new employment agreement provides that all payments made to Mr. Hale which would be subject to an excise tax imposed by Section 4999 of the Code, will be "grossed up" in order to reimburse Mr. Hale for any excise taxes that may be due.

    A copy of Mr. Hale's employment agreement is an exhibit to the merger agreement which is attached as APPENDIX A to this proxy statement.

    FOUR SENIOR EXECUTIVES. PowerGen and LG&E Energy have entered into employment and severance agreements with Victor A. Staffieri, R. Foster Duncan, John R. McCall and Frederick J. Newton, III, which take effect upon the closing of the merger. In consideration for the cancellation of his current change in control agreement with LG&E Energy, each executive shall receive a payment equal to 60% of all cash severance amounts to which he would have been entitled to receive under such agreement. Upon the earliest to occur of (1) the date that is 18 months after the closing of the merger, so long as the executive is employed on that date, (2) a change of control of PowerGen, and (3) a termination of the executive's employment for any reason other than without "good reason" by the executive, the executive will receive the remaining 40% of all cash severance amounts to which he would have been entitled to receive under his change in control agreement. The aggregate amounts to be paid to Messrs. Staffieri, Duncan, McCall and Newton pursuant to these provisions at the effective time of the merger are approximately $1,463,000, $1,042,000, $990,000, and $829,000 (net
of payments to reimburse for the payment of excise taxes), respectively.

    In addition, upon the earliest to occur of (1) the date that is 18 months after the closing of the merger, so long as the executive is employed on that date, (2) a change of control of the surviving corporation, and (3) a termination without "cause" by the surviving corporation, for "good reason" by the executive, or as a result of the executive's death or disability, the executive will receive the following:

    - a lump sum cash payment equal to 10% of the cash severance amount payable under the executive's previous change in control agreement; and

    - an amount, payable in American Depositary Shares of PowerGen ("ADS's"), equal to 10% of the cash severance amount payable under the executive's previous change in control agreement.

    The new employment agreements also provide the executives the opportunity to convert their outstanding options to purchase shares of common stock of LG&E Energy into options to purchase ADS's, and further provide that, if the executives so elect, upon the later to occur of (1) two years after the closing of the merger and (2) the date on which an executive exercises his options, the executive will receive one additional ADS for every four ADS's underlying the executive's converted options. The executives will also receive this benefit immediately prior to a change of control of the surviving corporation or upon a termination by the executive for "good reason" or upon termination by the surviving corporation without cause, or as a result of the executive's death or disability, within two years following the closing of the merger.

    In addition, for so long as the executive's new employment agreement is in effect, if the surviving corporation terminates the executive without "cause," or the executive terminates his employment for "good reason," the executive will receive severance benefits including:

    - a lump sum cash payment equal to the sum of (x) the greater of (1) his annual base salary as of the date of termination or (2) as in effect at any time during the 90 day period prior to the closing of the merger or a change of control of PowerGen, as applicable plus (y) the greater of
      (1) his most recent paid or payable annual bonus, (2) the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year in which the closing of the merger occurred (or a

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
      change of control of the surviving corporation, as applicable), and
      (3) the annual target bonus for the full fiscal year ended prior to the closing of the merger (or a change of control of the surviving corporation, as applicable), multiplied by a fraction, the denominator of which is 12 and the numerator of which is the greater of (x) the number of months remaining in the term of the agreement and (y) twelve months (which payment shall be increased to 2.99 times the sum of (x) and (y), in the event that the termination occurs after a change of control of PowerGen);

    - welfare benefits continuation for a period equal to twenty-four months (which coverage shall be continued for a period of thirty-six months in the event that the termination occurs after a change of control of the surviving corporation);

    - a payment equal to 20% of the executive's then current annual base salary, to be used for outplacement services; and

    - a "gross up" payment to reimburse the executive for any excise tax imposed under Section 4999 of the Code.

    Each executive is prohibited for a period of one year (unless the executive's employment is terminated within eighteen months after the closing of the merger for any reason other than for "cause" by the surviving corporation, in which case the period shall be reduced to six months), from soliciting any client, customer or employee of PowerGen or the surviving corporation to compete with the businesses of PowerGen or the surviving corporation.

    TREATMENT OF STOCK OPTIONS OF DIRECTORS AND EMPLOYEES.

    As additional compensation for their services, certain of the directors and officers of LG&E Energy and its subsidiaries have been granted options to purchase shares of LG&E Energy common stock at specified prices. After the merger becomes effective, each option held will be considered to be an option to acquire on the same terms and conditions a certain number of ADS's of PowerGen, each of which represents four ordinary shares of PowerGen. Alternatively, holders of outstanding options can choose to receive from PowerGen, for each option, an amount in cash equal to the product of (1) the number of shares of LG&E Energy common stock subject to such option and (2) the excess of $24.85 over the per share exercise price of the option.

    POWERGEN BOARD OF DIRECTORS.

    At the time the merger becomes effective, the PowerGen board of directors will increase the number of PowerGen directors by one and will appoint Mr. Hale to serve as a director of PowerGen.

    ADVISORY BOARD.

    Those individuals serving on the board of directors of LG&E Energy at the time the merger becomes effective will be invited to serve as members of a U.S. advisory board to provide advice to PowerGen with respect to the operations of LG&E Energy.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion is a summary of the material United States federal income tax consequences of the merger applicable to LG&E Energy shareholders. This discussion is based upon the provisions of the Code, current and proposed United States Treasury Regulations, judicial authority, and administrative rulings. Legislative, judicial and administrative rules and interpretations are subject to change at any time, possibly on a retroactive basis, and the following statements and conclusions are therefore subject to change. This discussion only addresses United States federal income tax consequences to a United States person (i.e., a citizen or resident of the United States, a

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
domestic corporation or domestic trust) who holds shares of LG&E Energy common stock as capital assets. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular LG&E Energy shareholder in light of that shareholder's individual circumstances, and does not apply to LG&E Energy shareholders:

    - who are subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations, foreign trusts and nonresident alien individuals);

    - who hold LG&E Energy shares as part of a hedging, "straddle," conversion, constructive sale or other integrated transaction;

    - who acquired their LG&E Energy shares through the exercise of employee stock options or other compensation arrangements; or

    - who exercise dissenters' rights.

    In addition, the discussion does not address the consequences of any foreign, state or local tax laws or the consequences of any federal laws other than those pertaining to the federal income tax.

    The receipt of the consideration to be paid in the merger will be a taxable transaction. In general, a holder of shares of LG&E Energy common stock will recognize gain or loss equal to the difference between

    - the amount of cash received; and

    - the holder's adjusted tax basis in LG&E Energy shares converted in the merger.

    Gain or loss will be calculated separately for each block of shares converted into cash in the merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be short-term capital gain or loss if, at the completion of the merger, the LG&E Energy shares so converted were held for one year or less. If the shares were held for more than one year, the capital gain or loss will be long-term capital gain or loss, subject (in the case of holders who are individuals or certain domestic trusts) to tax at a maximum statutory United States federal income tax rate of 20%. Limitations may apply to the deductibility of any capital losses recognized on the disposition of LG&E Energy shares.

    Under the United States federal income tax backup withholding rules, unless an exemption applies, PowerGen is required to and will withhold 31% of all payments to which a LG&E Energy shareholder or other payee is entitled in the merger or otherwise, unless the payee provides a taxpayer identification number (a social security number, in the case of an individual, or an employer identification number, in the case of other shareholders), and certifies under penalties of perjury that the number is correct. Each LG&E Energy shareholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal sent separately to the shareholder and return it to the paying agent to provide the certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent. The exemptions provide that certain LG&E Energy shareholders (including, among others, all corporations) are not subject to backup withholding. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for the year, provided that the required information is furnished to the Internal Revenue Service.

    SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

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
                       RIGHTS OF DISSENTING SHAREHOLDERS

    The following discussion of dissenters' rights under the Kentucky Business Corporation Act does not purport to be complete and is qualified in its entirety by reference to the provisions of Chapter 271B, Subtitle 13 of the Kentucky Business Corporation Act attached as APPENDIX C to this proxy statement. LG&E Energy will supply to you a complete copy of Chapter 271B, Subtitle 13 upon written request to: LG&E Energy Corp., P.O. Box 32030, Louisville, Kentucky 40232, Attention: Secretary.

    Any record shareholder or beneficial shareholder of LG&E Energy common stock who is entitled to vote on the proposed merger at the annual meeting is entitled to object to the proposed merger and to obtain payment of the fair market value of his or her shares instead of receiving the cash consideration to be paid in the merger. If you elect to assert your dissenters' rights, you must, before the vote is taken at the annual meeting regarding approval of the merger agreement, deliver to LG&E Energy written notice of your intent to demand payment for your shares and you must not vote your shares in favor of approval of the merger. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in such shareholder's name only if such record shareholder dissents with respect to all shares beneficially owned by any one person and notifies LG&E Energy in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. Similarly, a beneficial shareholder of LG&E Energy common stock may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder submits to LG&E Energy the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and the beneficial shareholder does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote. All notices to LG&E Energy should be sent or delivered to the address provided at the end of the first paragraph of this section.

    Within ten days after approval of the merger agreement by shareholders, LG&E Energy must send to each person who has satisfied the foregoing requirements for asserting dissenters' rights a notice which will, among other things:

    (1) state where the payment demand (described below) must be sent;

    (2) state where and when certificates for certified shares must be deposited;

    (3) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (4) supply a form for demanding payment that includes the date of the first public announcement to news media or to shareholders of the proposed merger (which date was February 28, 2000) and requires that the shareholder asserting dissenters' rights certify whether or not the shareholder acquired beneficial ownership of its shares before that date;

    (5) set a date (which must be at least 30 but not more than 60 days after the date the notice is delivered) by which LG&E Energy must receive the payment demand; and

    (6) be accompanied by a copy of Chapter 271B, Subtitle 13 (the dissenters' rights provision) of the Kentucky Business Corporation Act.

    If you receive a dissenters' notice and wish to exercise your dissenters' rights, you must submit a demand for payment, must certify whether beneficial ownership of the shares was acquired prior to February 28, 2000, and must deposit your share certificates in accordance with the terms of the dissenters' notice. As soon as the merger is consummated or upon receipt of the payment demand and the share certificates from a dissenting shareholder who has certified that beneficial ownership was acquired before February 28, 2000, LG&E Energy will pay the dissenting shareholder LG&E Energy's

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
estimate of the fair value of the dissenting shareholder's shares plus accrued interest, if any, from the date that the merger is consummated. Upon receipt of such payment demand and the share certificates from a dissenting shareholder who did not certify that beneficial ownership was acquired prior to February 28, 2000, LG&E Energy may elect to withhold payment to a dissenting shareholder unless he or she was the beneficial owner of the shares before February 28, 2000. To the extent that LG&E Energy elects to withhold such payments, after the proposed merger is consummated, it shall estimate the fair value of the dissenting shareholder's shares plus accrued interest, if any, and pay such amount to each dissenting shareholder who agrees to accept it in full satisfaction of his or her demand.

    Within 30 days after receipt of this payment or offer, the dissenting shareholder may notify LG&E Energy, in writing, of his or her own estimate of the fair value of the shares (and accrued interest) and demand payment of his or her estimate (less any payment previously received).

    In the event LG&E Energy fails to make payment to a person within 60 days after the date set for demanding payment or LG&E Energy, having failed to consummate the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment, that person may notify LG&E Energy in writing of his or her own estimate of the fair value of his or her shares (and accrued interest) and demand payment of such estimate.

    If a dissenting shareholder's demand for payment remains unsettled, LG&E Energy may, within 60 days after receiving the payment demand, commence a proceeding, in the Circuit Court of Jefferson County, Kentucky, to determine the fair value of such shares. If LG&E Energy fails to commence a valuation proceeding within this 60-day time period, LG&E Energy must pay to each dissenting shareholder whose demand remains unsettled the amount each such dissenting shareholder demands as fair value.

    SHAREHOLDERS CONTEMPLATING EXERCISING DISSENTERS' RIGHTS UNDER KENTUCKY LAW ARE URGED TO CAREFULLY READ THE PROVISIONS OF CHAPTER 271B, SUBTITLE 13 OF THE KENTUCKY BUSINESS CORPORATION ACT ATTACHED AS APPENDIX C HERETO.

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
                              THE MERGER AGREEMENT

    THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT. IT IS QUALIFIED, IN ITS ENTIRETY, BY THE ACTUAL MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. WE URGE YOU TO READ THE ACTUAL MERGER AGREEMENT CAREFULLY.

GENERAL

    The merger agreement provides that Merger Sub, a Kentucky corporation to be formed as an indirect wholly owned subsidiary of PowerGen, will merge with and into LG&E Energy. LG&E Energy will survive the merger as an indirect wholly owned subsidiary of PowerGen.

    The closing of the merger will occur on the fifth business day after the last of the conditions to the merger have been satisfied or waived, or at such other time as LG&E Energy and PowerGen agree. As soon as practicable after the closing, LG&E Energy and PowerGen will deliver articles of merger to the Secretary of State of the Commonwealth of Kentucky for filing. The merger will become effective upon the filing of these articles. Although no assurances can be given, we currently expect that the closing of the merger will take place approximately nine to twelve months after the date of the merger agreement.

CORPORATE GOVERNANCE MATTERS

    DIRECTORS. For three years after the merger is completed, the board of directors of LG&E Energy will consist of three directors, one of which will be an individual who was an officer or director of LG&E Energy at the effective time and two of which will initially be directors of Merger Sub prior to completion. These directors will hold office until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with LG&E Energy's articles of incorporation and bylaws. In addition, the PowerGen board of directors will increase the number of PowerGen directors by one and will appoint Mr. Hale to serve as a director of PowerGen. Also, those individuals serving on the LG&E Energy board of directors at the time the merger becomes effective will, after the effective time, serve on a U.S. advisory board to provide advice regarding the operations of LG&E Energy and other matters.

    OFFICERS. Following the merger, Mr. Hale (if he is willing and able) will remain the Chairman and Chief Executive Officer of LG&E Energy in accordance with the terms and conditions of Mr. Hale's new employment agreement. The other officers of the surviving corporation will be the same individuals who hold the officer positions in LG&E Energy at the time the merger becomes effective. All officers will hold their positions until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with LG&E Energy's articles of incorporation and bylaws.

CONVERSION OF LG&E ENERGY SHARES

    MERGER CONSIDERATION. At the effective time of the merger, each issued and outstanding LG&E Energy share (other than those shares that are held by LG&E Energy shareholders who have properly asserted dissenters' rights and those shares that are owned by LG&E Energy, PowerGen or any of their respective subsidiaries) will be converted into the right to receive $24.85 per share in cash, without interest.

    DISSENTERS' SHARES. LG&E Energy shareholders who pursue their rights to dissent under Kentucky law will not receive the merger consideration, which is $24.85 per share in cash, without interest. These shareholders will have only those rights that are granted by applicable Kentucky law as described on pages 33-34 . If, however, a holder fails to perfect or withdraws or loses his right to

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dissent, his or her LG&E Energy shares will be converted into the right to receive the merger consideration.

    EXCHANGE AND PAYMENT PROCEDURES. At or prior to the completion of the merger, PowerGen will cause US Subholdco 2, a corporation to be formed as a Delaware corporation and an indirect wholly owned subsidiary of PowerGen, to deposit the aggregate consideration to be paid in the merger to the "paying agent," which will be a bank or trust company having a branch in New York City. The paying agent will be selected by PowerGen with our prior approval. Promptly after the completion of the merger, the paying agent will mail to each shareholder of LG&E Energy as of the record date the following:

    - a letter of transmittal for use in submitting stock certificates to the paying agent; and

    - instructions explaining what the shareholders must do to effect the surrender of the LG&E Energy stock certificates and receive the merger consideration.

    After a shareholder submits his or her stock certificates, a letter of transmittal and other documents that may be required, the shareholder will have the right to receive the merger consideration. The merger consideration may be delivered to someone who is not listed in LG&E Energy's transfer records if he or she presents a LG&E Energy share certificate to the paying agent along with all documents required to evidence that a transfer of the certificate has been made to him or her and any applicable stock transfer taxes have been paid. After completion of the merger, until surrender, each certificate (other than those that are held by LG&E Energy shareholders who have properly asserted dissenters' rights) will be deemed to represent only the right to receive the merger consideration upon surrender.

    SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED A LETTER OF TRANSMITTAL. SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY.

    TREATMENT OF STOCK OPTIONS. Upon completion of the merger, holders of outstanding options to purchase shares of LG&E Energy will have the option to either (1) if the holder delivers his written election to LG&E Energy at least three business days prior to the effective time, cash out the options and receive from PowerGen an amount per share in cash equal to the difference between $24.85 and the exercise price of the option (less any required withholding) or (2) roll over the options into options to acquire, on the same terms and conditions as were applicable to the options to acquire shares of LG&E Energy, the number of ADS's of PowerGen equal to the result (rounded down to the nearest whole ADS) of multiplying the number of shares of LG&E Energy common stock subject to the option immediately prior to completion by the "conversion ratio," at an exercise price per ADS equal to the result (rounded up to the nearest whole cent) of dividing the per share exercise price of such option to acquire shares of LG&E Energy common stock by the conversion ratio. The term "conversion ratio" means a fraction, the numerator of which is the average of the high and low sales price of one share of LG&E Energy common stock on the New York Stock Exchange on the trading day immediately prior to the completion of the merger and the denominator of which is the average of the high and low sales price of an ADS on the New York Stock Exchange on that date.

    TREATMENT OF RESTRICTED SHARES. At the effective time of the merger, each outstanding share of common stock awarded as a restricted share of common stock of LG&E Energy will be canceled and converted into the right to receive $24.85 per share in cash, without interest.

    WITHHOLDING RIGHTS. Each of the surviving corporation, LG&E Energy and PowerGen is entitled to deduct and withhold from the merger consideration those amounts it is required to deduct and withhold under the Internal Revenue Code or any provision of state, local or foreign tax law.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, LG&E Energy and PowerGen make representations and warranties about themselves, their subsidiaries and their businesses, including the following:

    - by LG&E Energy as to, among others:

       - proper organization, good standing and qualification to do business in various states;

       - capital structure;

       - authority to enter into and the enforceability of the merger agreement;

       - the approval of the merger by its board of directors and the receipt by its board of directors of the fairness opinion of The Blackstone Group L.P.;

       - the accuracy of its company reports and financial statements;

       - the filing with regulatory agencies of all required reports, notices or other filings;

       - the absence of any conflicts or violations of LG&E Energy's corporate documents or agreements as a result of the merger or the merger agreement;

       - the absence of certain adverse changes or events;

       - litigation and other liabilities;

       - employee matters and matters relating to the Employee Retirement Income Security Act of 1974;

       - compliance with certain laws;

       - the absence of government investigations;

       - possession of necessary permits;

       - environmental compliance and liability;

       - tax matters;

       - insurance;

       - the inapplicability of LG&E Energy's rights agreement;

       - the absence of any brokers or finders fees;

       - regulatory proceedings;

       - regulation as a utility;

       - compliance with agreements;

       - joint ventures;

       - derivative products; and

       - the provision of information to PowerGen with respect to Oglethorpe Power Corporation and the electric rate cases currently pending with the Kentucky Commission;

    - and by PowerGen as to, among others:

       - the proper organization, good standing and qualification to do business in various jurisdictions of PowerGen and its subsidiaries;

       - authority to enter into and the enforceability of the merger agreement;

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
       - the filing with regulatory agencies of all required reports, notices or other filings;

       - the accuracy of PowerGen reports;

       - the availability of funds to complete the merger;

       - litigation; and

       - its receipt of information with respect to Oglethorpe Power Corporation and the electric rate cases currently pending with the Kentucky Commission.

    The representations and warranties made by the parties to the merger agreement will not survive the merger, but their accuracy forms the basis of one of the conditions to the obligations of PowerGen and LG&E Energy to complete the merger.

COVENANTS

    INTERIM OPERATIONS. LG&E Energy has agreed that, until the effective time of the merger or the termination of the merger agreement, and unless PowerGen approves otherwise, LG&E Energy and its subsidiaries will, among other things:

    - carry on their businesses in the ordinary and usual course;

    - use their reasonable best efforts to, subject to prudent management of workforce needs and ongoing programs currently in force, preserve their business organization and relationships with customers, suppliers, employees and other business associates, maintain their material properties and assets in good repair and condition, and maintain all existing governmental permits required for the continued operation of their businesses in all material respects;

    - not amend their articles of incorporation or bylaws; and

    - abide by certain customary restrictions on and requirements with respect to, among others: (1) dividends, (2) stock splits and issuances of shares,
      (3) redemptions or repurchases of shares, (4) substantial equity and asset acquisitions and dispositions, (5) capital expenditures and operation and maintenance expenditures, (6) indebtedness, (7) employee benefit plans and other employment arrangements, (8) tax and accounting matters,
      (9) discharge of liabilities or settlement of claims, (10) modification of material contracts, (11) liquidation, dissolution, merger or other reorganization, (12) additional gas storage, generation and transmission,
      (13) rates and rate filings, (14) affiliate arrangements, and
      (15) insurance.

    LG&E Energy has further agreed that, unless PowerGen otherwise consents, its budget for fiscal year 2001 will not make or authorize the making of capital expenditures or operation and maintenance expenditures in excess of the comparable amounts for such items in LG&E Energy's budget for fiscal year 2000, REDUCED BY:

    - budgeted expenditures in LG&E Energy's budget for fiscal year 2000 for the 550MW merchant facilities located in Gregory, Texas; and

    - the incremental benefits of the "one utility" cost initiative and INCREASED BY:

    - any additional amount required in order to satisfy our obligations under the Clean Air Act, as amended; and

    - a 2% inflation adjustment for operation and maintenance expenditures.

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
    In addition we have agreed that, unless PowerGen otherwise consents, our budget for fiscal year 2001 will not make or authorize any acquisition of, or investment in, assets or stock of, or other interest in, any other person or entity, except:

    - for the required earnout payment provided for in the merger agreement related to Capital Corp.'s prior acquisition of CRC Holdings Corp. in July 1999; and

    - funding of up to $1 million related to our investment in ServiConfort Argentina, S.A., a gas service company in Argentina.

    NO SOLICITATION OF ALTERNATIVE PROPOSALS. LG&E Energy also agreed to certain restrictions concerning any "acquisition proposal," which is defined in the merger agreement as any proposal or offer relating to a merger, reorganization, share exchange, consolidation or similar transaction between a third party and LG&E Energy, LG&E, KU or Capital Corp., or any purchase of a substantial equity interest in all or a substantial portion of the assets of LG&E Energy, LG&E, KU and Capital Corp. Specifically, LG&E Energy agreed, among other things, that:

    - neither it nor its subsidiaries nor any of their respective directors or officers will, and LG&E Energy will direct and use its best efforts to cause its "representatives" (i.e., employees, agents, investment bankers, attorneys and accountants) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an acquisition proposal; and

    - neither it nor its subsidiaries nor any of their respective directors or officers will, and LG&E Energy will direct and use its best efforts to cause its "representatives" (i.e., employees, agents, investment bankers, attorneys and accountants) not to, engage in any negotiations or discussions concerning, or provide any confidential information or data to any person or entity relating to, an acquisition proposal or otherwise facilitate any effort or attempt to make or implement an acquisition proposal.

    However, nothing contained in the merger agreement prohibits LG&E Energy or its board of directors from:

    (1) Complying with Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, as amended;

    (2) providing access to its properties, books and records and providing information in response to a request therefor by a person or entity who has made an unsolicited bona fide written acquisition proposal so long as the LG&E Energy board of directors receives from that person or entity an executed confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement between PowerGen and LG&E Energy;

    (3) engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written acquisition proposal; or

    (4) recommending an acquisition proposal to the LG&E Energy shareholders or withdrawing or modifying in any adverse manner its adoption or recommendation of the merger agreement.

    In order to engage in any of the activities described in (2), (3) or
(4) above, however, such activities must not occur for more than 20 business days with respect to an acquisition proposal or amendment thereto and prior to any approval of the merger agreement by the LG&E Energy shareholders, and the LG&E Energy board of directors must conclude that such action is necessary in order for it to comply with its fiduciary obligations. Further, in order to engage in activities described in (2) and (3), the LG&E Energy board of directors must conclude that such activities could reasonably be expected to lead to a "superior proposal" and, in order to engage in the actions in (4), it must be in connection with a "superior proposal." The term "superior proposal" means an acquisition proposal that, if accepted, is reasonably capable of being completed--taking into account legal, financial, regulatory, timing and similar aspects of the acquisition proposal and the person or entity making the proposal--and, if completed, would be more favorable to LG&E Energy shareholders from a financial point of view than the merger.

ADDITIONAL AGREEMENTS

    In addition to the covenants above, the parties have also agreed on the following matters, among others:

    ACCESS TO INFORMATION. Upon reasonable notice and except as may otherwise be required by law, LG&E Energy will provide PowerGen and its representatives with reasonable access to its properties, books, contracts and records, subject to limited exceptions. Further, LG&E Energy will provide PowerGen and its representatives access to all information concerning LG&E Energy's business, properties and personnel as PowerGen may reasonably request, subject to limited exceptions. PowerGen will, at the request of LG&E Energy, provide information concerning its financial condition and its source or sources of financing for the merger consideration as may be reasonably requested.

    OTHER ACTIONS. The merger agreement provides that both PowerGen and LG&E Energy will use their respective best reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to complete the merger and the other transactions contemplated by the merger agreement as soon as practicable. This includes preparing and filing all required documentation and obtaining all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/ or governmental entity in order to complete the merger or any of the other transactions contemplated by the merger agreement. Also, both we and PowerGen have agreed not to take or fail to take any action that is reasonably likely to result in any failure of the conditions to the completion of the merger or to make any of LG&E Energy's or PowerGen's respective representations and warranties inaccurate in any material respect or reasonably likely to, individually or in the aggregate, have a material adverse effect. In addition, LG&E Energy and PowerGen have agreed to cooperate and use their best reasonable efforts to defend against and respond to any claim, investigation or other proceeding brought by a governmental entity or third party questioning the validity or legality of the merger agreement, the merger or the other transactions contemplated by the merger agreement or seeking damages in connection with those matters.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. In the merger agreement, PowerGen has agreed to provisions relating to indemnification of the present and former directors and officers of LG&E Energy and its subsidiaries, and the provision and maintenance of liability insurance for such persons, as described above under "THE MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER."

    EMPLOYEE BENEFIT PLANS. Employees of LG&E Energy or any of its subsidiaries immediately before the effective time of the merger who remain employed after the effective time of the merger will, for a period of at least two years from the date that the merger becomes effective, continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of shares of common stock) that are no less favorable when viewed as a whole than those being provided to employees by LG&E Energy or its subsidiaries on the date of the merger agreement.

    If neither PowerGen nor the surviving corporation maintains equity-based employee benefit plans for the benefit of employees of LG&E Energy and its subsidiaries, PowerGen is obligated to provide or to cause the surviving corporation to provide, for a period of at least two years following completion of the merger, a long-term incentive plan for the benefit of those employees providing payments, upon the achievement of reasonable performance criteria, no less favorable than the value of the equity-based compensation otherwise provided under long-term incentive plans existing for the benefit of current or former employees or directors of LG&E Energy and its subsidiaries immediately prior to the date of the merger agreement. In addition, PowerGen is generally obligated to honor and perform agreements and commitments of LG&E Energy made prior to the date of the merger agreement that apply to any current or former employees or directors of LG&E Energy and its subsidiaries; however, PowerGen generally is permitted to amend or terminate those agreements and commitments in accordance with their terms.

    EXPENSES. Except for expenses incurred in connection with the printing and mailing of this proxy statement and the circular to be mailed to shareholders of PowerGen (which will be shared equally by LG&E Energy and PowerGen) and except as described under "--TERMINATION, AMENDMENT AND WAIVER--TERMINATION," on pages 44-45, both parties will generally pay their own costs and expenses incurred in connection with the merger.

    FINANCING. PowerGen has agreed to use commercially reasonable efforts to obtain the financing necessary to pay the consideration for the common stock of LG&E Energy in connection with the merger. PowerGen has established a $4 billion credit facility to fund the payment of the consideration to be paid in the merger, to provide working capital for LG&E Energy and to provide a fund to cover LG&E Energy debt maturing during the two to three years following the merger.

    DERIVATIVE PRODUCTS. LG&E Energy has agreed that, until the completion of the merger, it shall enter into transactions in "derivative products" only in a manner consistent with the operating practices of LG&E Energy during the 18 months before the date of the merger agreement. In addition, all transactions in derivative products (related to continuing operations) entered into, and all open positions in and portfolios of derivative products maintained, by LG&E Energy or any of its subsidiaries will be in compliance with our written trading policies in all material respects. In connection with such trading activities, LG&E Energy has agreed that it will not, without the approval of PowerGen:

    (1) maintain an overall short position;

    (2) maintain an overall long position over the budgeted amount of forecasted excess generation capacity;

    (3) write call options exceeding adequate excess generation capacity; and

    (4) write put options unless load is forecasted to exceed economic generation.

    LG&E Energy has further agreed that all transactions in derivative products (related to discontinued operations) entered into, and all open positions in and portfolios of derivative products maintained, by LG&E Energy or any of its subsidiaries will at all times be used only in mitigation of existing risk in the discontinued merchant portfolios.

    The merger agreement defines the term "derivative products" as:

    (1) any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including but not limited to electricity, natural gas, crude oil and other commodities, currencies, interest rates and indices; and

    (2) forward contracts for physical delivery, physical output of assets, and physical load obligations.

    THIRD PARTY STANDSTILL AGREEMENTS. Except as required to comply with its fiduciary duties prior to the approval of the merger agreement by the LG&E Energy shareholders, until the completion of the merger, neither LG&E Energy nor any of its subsidiaries will terminate, amend, modify or waive any confidentiality or standstill agreement to which it is a party.

    CERTAIN MERGERS. Each of LG&E Energy and PowerGen has agreed, among other things, that it and its subsidiaries will not merge, consolidate with, or purchase a substantial portion of the assets of or equity in another entity or division thereof if such transaction could reasonably be expected to adversely affect the timing or likelihood of consummation of the merger.

    FURTHER ASSURANCES. Each of LG&E Energy and PowerGen has also agreed that if the only barrier to completing the merger is the inability to obtain governmental, regulatory or other consents and these consents can be obtained by adopting an alternative structure that does not result in a substantial diminution for PowerGen or LG&E Energy of the economic benefits expected to be realized from the merger or from PowerGen's utilization of intermediate holding companies to complete the merger, then the parties will use their reasonable best efforts to effect the combination by means of an alternative structure that does not result in such diminution.

    POST-MERGER OPERATIONS. After the effective time of the merger, the corporate headquarters of the surviving corporation will continue to be located in Louisville, Kentucky. LG&E and KU will maintain their separate corporate existences operating under the names of "Louisville Gas and Electric Company" and "Kentucky Utilities Company," respectively. The current corporate headquarters of LG&E and KU will remain the corporate headquarters for each of the companies. The officers of LG&E and KU shall be entitled to remain officers of the respective companies unless the boards of directors of the respective companies decide otherwise.

    After completion of the merger, PowerGen or the surviving corporation will continue to make charitable and community contributions to the communities served by the surviving corporation and maintain a substantial level of involvement in community activities in the State of Kentucky that is comparable to or greater than the normal annual aggregate level of charitable contributions, community development and related activities carried on by LG&E Energy prior to the date of the merger agreement. PowerGen has acknowledged that LG&E Energy Foundation Inc. has been created to support charitable causes in the service territories of LG&E and KU and PowerGen will ensure that the surviving corporation causes LG&E Energy Foundation Inc. to continue to support charitable causes in those service territories. The name of the surviving corporation shall be "LG&E Energy Corp."

    In addition, LG&E Energy and PowerGen have agreed to establish a transition committee to facilitate a full exchange of information concerning the business, operations, capital spending, budgets and financial results of LG&E Energy, identify ways in which the operations of PowerGen and LG&E Energy can be coordinated and develop plans for the operation and growth of LG&E Energy. The transition committee will consist of the Chief Executive Officers of PowerGen and LG&E Energy, who will be Co-Chairmen of the committee and who will meet at least monthly, and such other persons as the Chief Executive Officers designate.

CONDITIONS

    MUTUAL CONDITIONS. The respective obligation of each party to complete the merger is subject to the satisfaction or waiver of the following conditions:

    - LG&E Energy shareholders and PowerGen shareholders have approved the merger agreement and PowerGen shareholders have approved an increase in PowerGen's borrowing powers under its articles of association;

    - LG&E Energy and PowerGen have obtained the requisite governmental approvals and all applicable waiting periods must have expired, except for those the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect; and

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
    - the absence of any legal restriction that restrains, enjoins or otherwise prohibits the completion of the merger.

    CONDITIONS TO OBLIGATIONS OF POWERGEN. The obligations of PowerGen to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - the representations and warranties of LG&E Energy must be true and correct on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for inaccuracies that would not, individually or in the aggregate, have a material adverse effect on LG&E Energy and its subsidiaries taken as a whole. Some representations and warranties, including those related to capitalization, corporate authority, absence of certain changes relating to LG&E Energy, the inapplicability of takeover laws and LG&E Energy's rights agreement, brokers or finders, regulation as a utility, information related to joint ventures and information related to Oglethorpe Power Corporation and LG&E Energy's electric rate cases currently before the Kentucky Commission, must be true and correct in all material respects on the date of the merger agreement and on the closing date;

    - LG&E Energy having performed in all material respects all obligations required to be performed under the merger agreement;

    - LG&E Energy having obtained all requisite third-party consents, unless the failure to obtain any consent would not, individually or in the aggregate, have a material adverse effect on LG&E Energy and its subsidiaries taken as a whole;

    - there shall not have occurred a material adverse effect on LG&E Energy and its subsidiaries, taken as a whole, and there shall not exist any facts or circumstances that, individually or in the aggregate, are reasonably likely to have such a material adverse effect;

    - the SEC shall have issued an order or orders under the 1935 Act that satisfies the terms described under "Regulatory Matters" on pages 24-27;

    - it shall have been established that (1) it is not the intention of the United Kingdom's Secretary of State for Trade and Industry, referred to as the "SoS," to refer the merger, or any matter arising therefrom, to the Competition Commission pursuant to the FTA or (2) having been referred to the Competition Commission, the SoS shall have indicated that it is his intention to permit the merger and any matter arising therefrom to take place, provided that such indication is not subject to any undertakings, assurances or other terms or conditions, which would have a material adverse effect on PowerGen;

    - it shall have been established that it is not the intention of the Director General of Electricity Supply and the office of Gas and Electricity Markets in the United Kingdom pursuant to the Electricity Act of 1989 to seek any modifications to (or any undertaking or assurance in respect of) any license or appointment held by PowerGen or any of its subsidiaries which, in any such case, would have a material adverse effect on PowerGen; and

    - if the merger constitutes a concentration with a European Community dimension within the scope of Council Regulation (EEC) No. 4064/89, then the European Commission must issue a decision that does not require any undertakings, assurances or conditions that would have a material adverse effect on PowerGen.

    As used in the merger agreement, the term "material adverse effect," when used in relation to LG&E Energy, means a material adverse effect on the condition (financial or otherwise), properties, business, operations or results of operations of LG&E Energy and its subsidiaries taken as a whole, or any effect which prevents, materially delays or materially impairs the ability of LG&E Energy to consummate the transactions contemplated by the merger agreement, other than:

    (1) losses resulting from any increase in LG&E Energy's reserves or other losses arising out of the contracts that were the subject of the arbitration proceeding between Oglethorpe Power Corporation and LG&E Energy for which an order was issued in December 1999; or

    (2) any effect from the electric rate cases currently pending with the Kentucky Commission, including, without limitation, the order issued by the Kentucky Commission on January 7, 2000 (and any appeal thereof) with respect thereto.

    The term "material adverse effect" when used in relation to PowerGen has a correlative meaning, except that it does not exclude effects related to Oglethorpe Power Corporation or LG&E Energy's electric rate cases.

    CONDITIONS TO OBLIGATIONS OF LG&E ENERGY. The obligations of LG&E Energy to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - The representations and warranties of PowerGen must be true and correct on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for inaccuracies that would not, individually or in the aggregate, have a material adverse effect on PowerGen and its subsidiaries, taken as a whole. Some representations and warranties, including those related to capitalization, corporate authority, the applicability of takeover laws and regulation as a utility, must be true and correct in all material respects on the date of the merger agreement and on the closing date without regard to whether their inaccuracy would result in a material adverse effect;

    - PowerGen having performed in all material respects the agreements and covenants contained in the merger agreement;

    - PowerGen or Merger Sub having executed and delivered an employment agreement with Mr. Hale; and

    - PowerGen having obtained all requisite third-party consents, unless the failure to obtain any consent would not, individually or in the aggregate, have a material adverse effect on PowerGen and its subsidiaries, taken as a whole.

TERMINATION, AMENDMENT AND WAIVER

    TERMINATION. The merger agreement may be terminated at any time before the completion of the merger, even after the LG&E Energy or PowerGen shareholders have already approved it unless otherwise noted below:

    - by mutual written consent of LG&E Energy and PowerGen;

    - by either LG&E Energy or PowerGen if the merger is not completed by August 31, 2001 although the parties have agreed to extend this date until February 28, 2002 in order to obtain the necessary regulatory approvals, although it may not be terminated by a party who has breached the merger agreement and whose breach has resulted in the failure of the merger to be completed;

    - by either LG&E Energy or PowerGen if the shareholders of LG&E Energy or PowerGen fail to approve the merger (or, in the case of PowerGen's shareholders, any necessary increase in PowerGen's borrowing powers, as described above) at the meeting at which such vote is taken;

    - by either LG&E Energy or PowerGen if any state or federal law prohibits the merger or if any state or federal court of competent jurisdiction issues a final and non-appealable decision that permanently enjoins the merger;

    - by LG&E Energy if PowerGen fails to deliver the cash necessary to pay for the LG&E Energy shares in the merger prior to or at the closing;

    - by LG&E Energy if the PowerGen board of directors withdraws or adversely modifies its approval or recommendation of the merger agreement;

    - by LG&E Energy, before its shareholders approve the merger agreement, if an unsolicited third party has made an acquisition proposal that the LG&E Energy board of directors determines in good faith is a superior proposal, and LG&E Energy concurrently with such termination enters into a definitive agreement containing the terms of the superior proposal, gives PowerGen not less than five business days' notice of the terms of the superior proposal and pays PowerGen the termination fee and expense reimbursement described below;

    - by LG&E Energy if PowerGen has materially breached the merger agreement in a manner that is not curable and that would permit LG&E Energy under the merger agreement not to complete the merger;

    - by PowerGen if LG&E Energy has materially breached the merger agreement in a manner that is not curable and that would permit PowerGen under the merger agreement not to complete the merger; or

    - by PowerGen if the LG&E Energy board of directors withdraws or adversely modifies its adoption or recommendation of the merger agreement or approves or recommends a superior proposal; or if securities or assets of LG&E Energy are issued or delivered pursuant to LG&E Energy's rights agreement.

    EFFECT OF TERMINATION. LG&E Energy and PowerGen have agreed that, if either of them terminates the merger agreement, the merger agreement--except for the provisions concerning expenses, termination fees, confidentiality of information, waiver of a jury trial and certain damages, enforcement of the agreement and other provisions set forth in Article IX of the merger agreement--will become void and have no effect, without any liability on the part of any party, their officers, directors, employees, agents, legal and financial advisors or other representatives; however, termination of the merger agreement does not relieve LG&E Energy or PowerGen from liability for a willful and material breach of the merger agreement. The parties have agreed in the merger agreement that PowerGen's failure to deliver the cash consideration for the shares of LG&E Energy common stock at the completion of the merger will not be deemed to be a material and willful breach of the merger agreement if PowerGen has complied with its covenant to use its commercially reasonable efforts to obtain financing. In addition, the parties have agreed that if LG&E Energy or PowerGen is or becomes obligated to pay a termination fee as described below, the other party's right to receive the termination fee will be its only remedy for damages with respect to the facts and circumstances giving rise to the termination fee obligation except for any willful and material breach of the merger agreement as discussed above. No party is permitted to bring a claim for damages for any inaccuracy of a representation or warranty contained in the merger agreement except in connection with the termination of the merger agreement.

    In the merger agreement, LG&E Energy and PowerGen have agreed to the payment of a termination fee and the reimbursement of expenses in connection with the termination of the merger agreement as described above, as follows:

    (1) LG&E Energy will pay PowerGen a termination fee of $90 million and reimburse PowerGen's costs and expenses up to $10 million if LG&E Energy's board of directors terminates the merger agreement to enter into a superior proposal, withdraws or adversely modifies its adoption or recommendation of the merger agreement, adopts or recommends a superior proposal or enters into such proposal, or if securities or assets are issued or delivered pursuant to the terms of the LG&E Energy rights agreement;

    (2) PowerGen will pay LG&E Energy a termination fee of $90 million and reimburse LG&E Energy's costs and expenses up to $10 million if PowerGen's board of directors withdraws or adversely modifies its adoption or recommendation of the merger, or if PowerGen fails to deliver the cash necessary to pay for the LG&E Energy shares in the merger as described above; and

    (3) If the merger agreement is terminated by LG&E Energy or PowerGen as a result of a material breach of the merger agreement by the other or because the other's shareholders have failed to approve the merger agreement, the party that breached the agreement or whose shareholders failed to approve the agreement will promptly reimburse the other's costs and expenses up to $10 million, although expenses will only be reimbursed in the case of one party's shareholders failing to approve the merger agreement, if the other party's shareholders do approve the merger agreement. In addition, if the party that reimbursed the other's expenses thereafter enters into an acquisition agreement or completes a transaction related to an acquisition agreement within 18 months from the date of termination, it will pay the other a fee of $90 million. This
       $90 million fee will only be payable, however, if prior to the time a party's shareholders failed to approve the merger agreement, an acquisition proposal with respect to such party had been made public or at or prior to the time the merger agreement was terminated as a result of a material breach, an acquisition proposal had either been made to such breaching party or been made public.

    AMENDMENT. Subject to the provisions of applicable law, the parties may amend the merger agreement at any time before the effective time of the merger, whether or not the LG&E Energy shareholders or PowerGen shareholders have approved the agreement.

    WAIVER. At any time before the effective time of the merger the parties may extend the time for the performance of any of the obligations of the merger agreement or waive any inaccuracies in any of the representations and warranties made in the merger agreement. Compliance with any of the conditions contained in the merger agreement for the sole benefit of one party may be waived by such party in whole or in part to the extent permitted by applicable law. Any agreement on the part of a party to any such extension or waiver must be set forth in a written instrument signed on behalf of such party.

                                 THE COMPANIES

LG&E ENERGY CORP.
220 West Main Street
Louisville, Kentucky 40202
(502) 627-2000

    LG&E Energy is a holding company engaged, through its subsidiaries, in retail utility services, energy marketing, power generation and project development. LG&E Energy owns LG&E, which is an operating public utility that supplies natural gas to approximately 289,000 customers and electricity to approximately 360,000 customers in Louisville and adjacent areas in Kentucky. LG&E's service area covers approximately 700 square miles in 17 counties and has an estimated population of one million. Included in this area is the Fort Knox Military Reservation, to which LG&E transports gas and provides electric service, but which maintains its own distribution systems. LG&E also provides gas service in limited additional areas. LG&E's coal-fired electric generating plants, which are all equipped with systems to remove sulfur dioxide, produce most of the electricity; the remainder is generated by a hydroelectric power plant and combustion turbines. LG&E Energy also owns KU, a public utility that provides electricity to approximately 450,000 customers in over 600 communities and adjacent suburban and rural areas in 77 counties in central, southeastern and western Kentucky, and to about 29,800 customers in five counties in southwestern Virginia. In Virginia, KU operates under the name Old Dominion Power Company. The territory served by KU has an aggregate population of approximately 1,000,000, which includes Lexington, Kentucky. The territory served includes most of the Bluegrass Region of central Kentucky and parts of the coal mining areas in southeastern and western Kentucky and southwestern Virginia. Through its non-utility subsidiaries, LG&E Energy has interests in and operates power plants in several states and Spain, and three gas distribution companies in Argentina. Through a non-utility subsidiary, LG&E Energy also leases and operates three coal fired electric generating facilities of Big Rivers Electric Corporation. In addition, LG&E Energy through a non-utility subsidiary operates and maintains the Station Two generating facility of the City of Henderson, Kentucky. The combined generating capacity of these facilities amounts to approximately 1,700 MW, net of Henderson's capacity and energy needs. Additional information concerning LG&E Energy and its subsidiaries is included in the LG&E Energy documents filed with the SEC, which are incorporated by reference herein.

POWERGEN PLC

    PowerGen is one of United Kingdom's leading integrated electricity and gas companies. PowerGen has 2.6 million electricity and gas customers in England and Wales. PowerGen produces enough electricity to power the homes of around
11 million people in England and Wales. PowerGen is the leading supplier of electricity to British industry and commerce. PowerGen is the United Kingdom's largest user of gas and a leading gas trader. PowerGen is also a leading developer and operator of combined heat and power plants.

    In 1998, East Midlands Electricity, which at that time was the third largest electricity distribution company in England and Wales, was acquired by PowerGen. Its franchise area covers around 16,000 square kilometers and 67,000 km of lines.

    PowerGen has also built an international power generation business and to date, has been involved in 11 power projects (totaling more than 8,000 MW) in Germany, Portugal, Hungary, India, Indonesia, Thailand, South Korea and Australia.

    As a low cost, innovative and environmentally responsible operator, PowerGen delivers value and quality to its customers, shareholders, employees, partners and the communities in which it operates throughout the world.

PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

    The number of members of the board of directors of LG&E Energy is currently fixed at thirteen, pursuant to LG&E Energy's bylaws and resolutions adopted by the board of directors. The directors are classified into three classes, as nearly equal in number as possible, with respect to the time for which they are to hold office. Generally, one class of directors is elected at each year's annual meeting to serve for three-year terms and to continue in office until their successors are elected and qualified.

    At the annual meeting, the following four persons are proposed for election to the board of directors for three-year terms expiring at the 2003 annual meeting:

           William C. Ballard, Jr.
           T. Ballard Morton, Jr.
           William L. Rouse, Jr.
           Charles L. Shearer

    All of the nominees are presently directors of LG&E Energy, LG&E and KU.

    The board of directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee becomes unavailable for election, the board of directors may designate a substitute nominee, in which event the shares represented on the proxy cards returned to LG&E Energy will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

    Each shareholder has cumulative voting rights with respect to the election of directors. Accordingly, in electing directors, each shareholder is entitled to as many votes as the number of shares of stock owned multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among two or more nominees. The persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion. Shareholders may not vote for a number of nominees greater than the number of nominees named in this proxy statement. Procedures for reviewing and nominating candidates to the LG&E Energy Board of Directors are discussed in more detail in "INFORMATION CONCERNING THE BOARD OF DIRECTORS--NOMINATING AND GOVERNANCE COMMITTEE."

    As described in "THE MERGER--DIRECTORS AND OFFICERS" on page 24, the board of directors of LG&E Energy after the merger is completed will consist of two directors of Merger Sub and one current director or officer from LG&E Energy. Accordingly, the remaining directors of LG&E Energy will cease to serve as directors of LG&E Energy in the event the merger is completed.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOUR NOMINEES AS DIRECTORS OF LG&E ENERGY.

                    INFORMATION ABOUT DIRECTORS AND NOMINEES

    The following contains certain information as of February 25, 2000, concerning the nominees for director, as well as the directors whose terms of office continue after the annual meeting.

NOMINEES FOR DIRECTORS WITH TERMS EXPIRING AT 2003 ANNUAL MEETING OF
SHAREHOLDERS

                          WILLIAM C. BALLARD, JR. (AGE 58)

                          Mr. Ballard has been of counsel to the law firm of
[PHOTO]                   Greenebaum Doll & McDonald PLLC since May 1992. He served
                          as Executive Vice President and Chief Financial Officer of
                          Humana, Inc., a healthcare services company, from 1978 until
                          May 1992. Mr. Ballard is a graduate of the University of
                          Notre Dame, and received his law degree, with honors, from the University of Louisville School of Law. He also received a Master of Law degree in taxation from Georgetown
                          University. Mr. Ballard has been a director of LG&E Energy since August 1990, of LG&E since May 1989 and of KU since
                          May 1998. Mr. Ballard is also a member of the Board of
                          Directors of United Healthcare Corp., Health Care
                          REIT, Inc., Healthcare Recoveries, Inc. and Mid-America
                          Bancorp.

                          T. BALLARD MORTON, JR. (AGE 68)

                          Mr. Morton has been Executive in Residence at the College of
[PHOTO]                   Business and Public Administration of the University of
                          Louisville since 1983. Mr. Morton is a graduate of Yale
                          University. Mr. Morton has been a director of LG&E Energy
                          since August 1990, of LG&E since May 1967 and of KU since
                          May 1998. Mr. Morton is also a member of the Board of
                          Directors of the Kroger Company.

                          WILLIAM L. ROUSE, JR. (AGE 67)

                          Mr. Rouse was Chairman of the Board and Chief Executive
[PHOTO]                   Officer and director of First Security Corporation of
                          Kentucky, an Owensboro, Kentucky multi-bank holding company, prior to his retirement in 1992. Mr. Rouse is a graduate of the University of Kentucky. Mr. Rouse has been a director of
                          LG&E Energy and LG&E since May 1998 and of KU since 1989.
                          Mr. Rouse is also a member of the Board of Directors of
                          Ashland, Incorporated and Kentucky-American Water Company, a
                          subsidiary of American Water Works Company, Inc.

                          CHARLES L. SHEARER, PH.D. (AGE 57)

                          Dr. Shearer has been President of Transylvania University
[PHOTO]                   since July 1983. Dr. Shearer is a graduate of the University of Kentucky and received a master's degree in diplomacy and international commerce from that institution. He also
                          received a master's degree and a doctorate in economics from
                          Michigan State University. Dr. Shearer has been a director of LG&E Energy and LG&E since May 1998 and of KU since 1987.

DIRECTORS WHOSE TERMS EXPIRE AT 2001 ANNUAL MEETING OF SHAREHOLDERS

                          OWSLEY BROWN II (AGE 57)

                          Mr. Brown has been the Chairman and Chief Executive Officer
[PHOTO]                   of Brown-Forman Corporation, a consumer products company,
                          since July 1995, and was President of Brown-Forman
                          Corporation from 1987 to 1995. Mr. Brown was first named
                          Chief Executive Officer of Brown-Forman Corporation in
                          July 1994. Mr. Brown is a graduate of Yale University, and received his master's degree in business administration from
                          Stanford University. He has been a director of LG&E Energy since August 1990, of LG&E since May 1989 and of KU since
                          May 1998. Mr. Brown is also a member of the Board of
                          Directors of Brown-Forman Corporation and North American
                          Coal Corporation, a subsidiary of NACCO Industries, Inc.

                          CAROL M. GATTON (AGE 67)

                          Mr. Gatton has been Chairman and Director of Area Bancshares
[PHOTO]                   Corporation, an Owensboro, Kentucky bank holding company,
                          since April 1976. Mr. Gatton is also owner of Bill Gatton
                          Chevrolet-Cadillac-Isuzu in Bristol, Tennessee. Mr. Gatton
                          is a graduate of the University of Kentucky, and received a master's degree in business administration from the
                          University of Pennsylvania, Wharton School of Business.
                          Mr. Gatton has been a director of LG&E Energy and LG&E since
                          May 1998 and of KU since 1996.

                          J. DAVID GRISSOM (AGE 61)

                          Mr. Grissom has been Chairman of Mayfair Capital, Inc., a
[PHOTO]                   private investment firm, since April 1989. He served as
                          Chairman and Chief Executive Officer of Citizens Fidelity
                          Corporation from April 1977 until March 31, 1989. Upon the acquisition of Citizens Fidelity Corporation by PNC
                          Financial Corp. in February 1987, Mr. Grissom served as Vice
                          Chairman and as a Director of PNC Financial Corp. until
                          March 1989. Mr. Grissom is a graduate of Centre College and the University of Louisville School of Law. Mr. Grissom has
                          been a director of LG&E Energy since August 1990, of LG&E
                          since January 1982 and of KU since May 1998. He is also a
                          member of the Board of Directors of Providian Financial
                          Corporation and Churchill Downs, Inc.

                          LEE T. TODD, JR., PH.D. (AGE 53)

                          Dr. Todd has been President and Chief Executive Officer and
[PHOTO]                   director of DataBeam Corporation, a Lexington, Kentucky
                          high-technology firm, since April 1976. Dr. Todd is a
                          graduate of the University of Kentucky. He also received a master's degree and doctorate in electrical engineering from the Massachusetts Institute of Technology. Dr. Todd has been a director of LG&E Energy and LG&E since May 1998 and of KU since 1995.

DIRECTORS WHOSE TERMS EXPIRE AT 2002 ANNUAL MEETING OF SHAREHOLDERS

                          MIRA S. BALL (AGE 65)

                          Mrs. Ball has been Secretary-Treasurer and Chief Financial
[PHOTO]                   Officer of Ball Homes, Inc., a residential developer and
                          property management company in Lexington, Kentucky, since
                          August 1959. Mrs. Ball is a graduate of the University of
                          Kentucky. Mrs. Ball has been a director of LG&E Energy and
                          LG&E since May 1998 and of KU since 1992.

                          ROGER W. HALE (AGE 56)

[PHOTO]                   Mr. Hale has been a Director and Chairman of the Board and
                          Chief Executive Officer of LG&E Energy since August 1990.
                          Mr. Hale served as President of LG&E Energy from
                          August 1990 to May 1998. Mr. Hale has also been Chief
                          Executive Officer and a Director of LG&E since June 1989,
                          Chairman of the Board of LG&E since February 1, 1990, and
                          served as President of LG&E from June 1989 until January 1,
                          1992. Mr. Hale has been a Director and Chairman of the Board and Chief Executive Officer of KU since May 1998. Prior to his coming to LG&E, Mr. Hale served as Executive Vice
                          President of Bell South Enterprises, Inc. Mr. Hale is a
                          graduate of the University of Maryland, and received a
                          master's degree in management from the Massachusetts
                          Institute of Technology, Sloan School of Management.
                          Mr. Hale is also a member of the Board of Directors of
                          Global TeleSystems Group, Inc. and H&R Block, Inc.

                          DAVID B. LEWIS (AGE 55)

                          Mr. Lewis is a founding partner of the law firm of Lewis &
[PHOTO]                   Munday, a Professional Corporation, in Detroit, Michigan.
                          Since 1972, Mr. Lewis has served as Chairman of the Board
                          and a Director of the firm. Mr. Lewis is a graduate of
                          Oakland University and received his law degree from the
                          University of Michigan Law School. He also received a
                          master's degree in business administration from the
                          University of Chicago Graduate School of Business.
                          Mr. Lewis has been a director of LG&E Energy and LG&E since
                          November 1992 and of KU since May 1998. Mr. Lewis is also a member of the Board of Directors of TRW, Inc., M.A. Hanna
                          Company and Comerica Bank, a subsidiary of Comerica
                          Incorporated.

                          ANNE H. MCNAMARA (AGE 52)

                          Mrs. McNamara has been Senior Vice President and General
[PHOTO]                   Counsel of AMR Corporation and its subsidiary, American
                          Airlines, Inc., since June 1988. Mrs. McNamara is a
                          graduate of Vassar College, and received her law degree from
                          Cornell University. She has been a director of LG&E Energy and LG&E since November 1991 and of KU since May 1998.
                          Mrs. McNamara is also a member of the Board of Directors of
                          The SABRE Group Holdings, Inc.

                          FRANK V. RAMSEY, JR. (AGE 68)

                          Mr. Ramsey has been President and a Director of Dixon Bank,
[PHOTO]                   Dixon, Kentucky, since October 1972. Mr. Ramsey is a
                          graduate of the University of Kentucky. Mr. Ramsey has been a director of LG&E Energy and LG&E since May 1998 and of KU since 1986.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Each member of the board of directors of LG&E Energy is also a director of LG&E and KU. The committees of the board of directors of LG&E Energy include an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Pursuant to board and committee resolutions, the Long-Range Planning Committee was discontinued in December 1999. The directors who are members of the various committees of LG&E Energy serve in the same capacity for purposes of the LG&E and KU boards of directors.

    During 1999, there were a total of 11 meetings of the LG&E Energy board. All directors attended 75% or more of the total number of meetings of the board of directors and committees of the board on which they served.

COMPENSATION OF DIRECTORS

    Directors who are also officers of LG&E Energy or its subsidiaries receive no compensation in their capacities as directors. During 1999, non-employee directors received a retainer of approximately $2,333 per month, or $28,000 annually ($30,000 annually for committee chairmen), a fee for board meetings of $1,100 per meeting, a fee for each committee meeting of $1,000 and, where appropriate, reimbursement for expenses incurred in traveling to meetings. Non-employee directors residing out of Kentucky received an additional $1,000 compensation for each board or committee meeting they attended. The foregoing amounts represent the aggregate fees paid to directors in their capacities as directors of LG&E Energy, LG&E and KU during 1999.

    Non-employee directors of LG&E Energy and its subsidiaries may elect to defer all or a part of their fees (including retainers, fees for attendance at regular and annual meetings, committee meetings and travel compensation) pursuant to the LG&E Energy Corp. Deferred Stock Compensation Plan (the "Deferred Stock Plan"). Each deferred amount is credited by LG&E Energy to a bookkeeping account and then is converted into a stock equivalent on the date the amount is credited. The number of stock equivalents credited to the director is based upon the average of the high and the low sale price of LG&E Energy common stock on the New York Stock Exchange for the five trading days prior to the conversion. Additional stock equivalents will be added to stock accounts at the time that dividends are declared on LG&E Energy common stock, in an amount equal to the amount of LG&E Energy common stock that could be purchased with dividends that would be paid on the stock equivalents if converted to LG&E Energy common stock. In the event that LG&E Energy is a party to any consolidation, recapitalization, merger, share exchange or other business combination such as the proposed merger with PowerGen in which all or a part of the outstanding LG&E Energy common stock is changed into or exchanged for stock or other securities of the other entity or LG&E Energy, or for cash or other property, the stock account of a participating director shall be converted to such new securities or consideration equal to the amount each share of LG&E Energy common stock received, multiplied by the number of share equivalents in the stock account. Accordingly, if the merger with PowerGen described in Proposal No. 1 is completed, each share equivalent will be converted into the right to receive $24.85 in cash, without interest.

    A director will be eligible to receive a distribution from his or her account only upon termination of service by death, retirement or otherwise. Following departure from the Board, the distribution will occur, at the director's election, either in one lump sum or in no more than five annual installments. The distribution will be made, at the director's election, either in LG&E Energy common stock or in cash equal to the then-market price of the LG&E Energy common stock allocated to the director's stock account. At
February 25, 2000, 7 directors of LG&E Energy were participating in the Deferred Stock Plan.

    Non-employee directors also receive stock options pursuant to the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors (the "Directors' Option Plan"), which was approved by the shareholders at the 1994 annual meeting. Under the terms of the Directors' Option Plan, upon initial election or appointment to the Board, each new director, who has not been an employee or officer of LG&E Energy within the preceding three years, receives an option grant for 4,000 shares of LG&E Energy common stock. Following the initial grant, eligible directors receive an annual option grant of 4,000 shares on the first Wednesday of each February. Option grants for 1994-1996 were for 2,000 shares, all of which were adjusted in April 1996 to reflect a two-for-one stock split. The option exercise price per share for each share of LG&E Energy common stock is the fair market value at the time of grant. Options granted are not exercisable during the first twelve months from the date of grant and will terminate 10 years from the date of grant. In the event of a tender offer or an exchange offer for shares of LG&E Energy common stock, all then exercisable, but unexercised options granted under the Directors' Option Plan will continue to be exercisable for thirty days following the first purchase of shares pursuant to such tender or exchange offer.

    The Directors' Option Plan authorizes the issuance of up to 500,000 shares of LG&E Energy common stock, of which 295,000 shares are subject to existing options at a weighted average per share price of $21.93. Information on the number of exercisable options held by each non-employee director is shown in footnote 3 under "OWNERSHIP OF LG&E ENERGY COMMON STOCK" on page 55 of this proxy statement. The number of shares subject to the Directors' Option Plan and subject to awards outstanding under the plan will adjust with any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or any similar corporate change. As described in Proposal No. 1 under "INTERESTS OF CERTAIN PERSONS IN THE MERGER--TREATMENT OF STOCK OPTIONS OF DIRECTORS AND EMPLOYEES," on page 31, options held by a director under the Directors' Option Plan will be converted upon completion of the merger at the director's election into either options to acquire ADS's of PowerGen or cash.

AUDIT COMMITTEE

    The Audit Committee of the Board is composed of Messrs. Ballard, Brown, Gatton, Grissom, Lewis and Ramsey, Mrs. Ball and Drs. Shearer and Todd. During 1999, the Audit Committee maintained direct contact with the independent auditors and LG&E Energy's Internal Auditor to review the following matters: the adequacy of LG&E Energy's and its subsidiaries' accounting and financial reporting procedures; the adequacy and effectiveness of LG&E Energy's and its subsidiaries' system of internal accounting controls; the scope and results of the annual audit and any other matters relative to the audit of LG&E Energy's and its subsidiaries' accounts and financial affairs that the Committee, the Internal Auditor, or the independent auditors deemed necessary. The Audit Committee met four times during 1999.

COMPENSATION COMMITTEE

    The Compensation Committee, composed of non-employee directors, approves the compensation of the Chief Executive Officer and the executive officers of LG&E Energy and its subsidiaries. The Committee makes recommendations to the full Board regarding benefits provided to executive officers and the establishment of various employee benefit plans. The members of the Compensation Committee are Messrs. Gatton, Grissom, Morton, Ramsey and Rouse and Mrs. McNamara. The Compensation Committee met five times during 1999.

NOMINATING AND GOVERNANCE COMMITTEE

    The Nominating and Governance Committee is composed of the Chairman of the Board and certain other directors. The Committee reviews and recommends to the Board of Directors nominees to serve on the Board and their compensation. The Committee considers nominees suggested by other members of the Board, by members of management and by shareholders. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at an annual meeting, shareholder recommendations must be submitted in writing to the Secretary of LG&E Energy not later than 120 days prior to the annual meeting. In addition, the Articles of Incorporation and bylaws of LG&E Energy contain procedures governing shareholder nominations for election of directors at a shareholders' meeting. The Chairman of the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures. The members of the Nominating and Governance Committee are Messrs. Ballard, Brown, Hale (ex officio), Lewis, Ramsey and Rouse, Mrs. Ball and Mrs. McNamara and Dr. Shearer. The Nominating and Governance Committee met three times during 1999.

                     OWNERSHIP OF LG&E ENERGY COMMON STOCK

    LG&E Energy does not know of any shareholder who, as of March 31, 2000, beneficially owned more than five percent of LG&E Energy's outstanding common stock.

    The table below shows information as of March 31, 2000, concerning beneficial ownership by each director, each nominee for director, each executive officer named in the Summary Compensation Table beginning on page 63 of this proxy statement (the "Summary Compensation Table"), and all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with a member of his or her family) with respect to the shares set forth on the following table.

                                                         SHARES
                                                      BENEFICIALLY
                                                         OWNED       PERCENT OF
NAME OF BENEFICIAL OWNER                               (1)(2)(3)       SHARES
------------------------                              ------------   ----------
Mira S. Ball                                               24,544          *
William C. Ballard, Jr.                                    43,104          *
Owsley Brown II                                            29,830          *
R. Foster Duncan                                          116,204          *
Carol M. Gatton                                            78,596          *
J. David Grissom                                           31,046          *
Roger W. Hale                                             567,179          *
David B. Lewis                                             25,400          *
John R. McCall                                            107,732          *
Anne H. McNamara                                           35,525          *
T. Ballard Morton, Jr.                                     45,891          *
Frank V. Ramsey, Jr.                                       28,724          *
William R. Rouse, Jr.                                      28,215          *
Charles L. Shearer                                         15,251          *
Victor A. Staffieri                                       219,196          *
Lee T. Todd, Jr.                                           11,070          *
Stephen R. Wood                                           133,638          *
All Directors and Executive Officers as a group
  (27 persons)(4)                                       1,625,497       1.25%

------------------------

*   Less than 1%.

(1) Includes the following share equivalents of LG&E Energy common stock credited to the participating directors' accounts under the Deferred Stock Plan as of March 31, 2000, as follows: Mrs. Ball, 6,062 Mr. Brown, 3,830; Mr. Gatton, 3,926; Mrs. McNamara, 10,926; Mr. Morton, 16,891; Mr. Ramsey, 18,386; Mr. Rouse, 18,545; Dr. Shearer, 4,472; and Dr. Todd, 2,235.
    Participants are eligible to receive distributions from their accounts upon departure from the board of directors.

(2) Includes shares subject to stock options granted under LG&E Energy's Omnibus Long-Term Incentive Plan, exercisable within 60 days following March 31, 2000, as follows: Mr. Hale, 371,752 shares; Mr. Duncan, 115,704 shares;
    Mr. McCall, 104,214 shares; Mr. Staffieri, 209,388 shares and Mr. Wood, 122,665 shares.

(3) Includes the following shares subject to stock options granted under the Directors' Option Plan, exercisable within 60 days following March 31, 2000:
    24,000 shares for each of Messrs. Ballard, Brown, Grissom, Lewis and Morton; 23,000 shares for Mrs. McNamara; and 8,000 shares for each of Messrs. Gatton, Ramsey and Rouse, Mrs. Ball, and Drs. Shearer and Todd.

(4) In the case of executive officers, the share total shown includes 1,330,224 stock options granted under LG&E Energy's Omnibus Long-Term Incentive Plan, exercisable within 60 days of March 31, 2000.

PROPOSAL NO. 3

                   APPROVAL OF INDEPENDENT AUDITORS FOR 2000

    Based upon the recommendation of the Audit Committee, the board of directors, subject to ratification by shareholders, has selected Arthur Andersen LLP as independent auditors to audit the accounts of LG&E Energy and LG&E for the fiscal year ending December 31, 2000. Arthur Andersen has audited the accounts of LG&E Energy since its organization in 1990, and has audited the accounts of LG&E (as well as those of KU) for many years. The shareholders previously approved the employment of the firm at the annual meeting on April 21, 1999.

    Representatives of Arthur Andersen LLP will be present at the annual meeting. Such representatives will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The affirmative vote of a majority of shares of LG&E Energy common stock represented at the annual meeting is required for the approval of the independent auditor. Abstentions from voting on any such matter are treated as votes against, while broker non-votes are treated as shares not voted.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors ("Committee") is comprised wholly of non-employee directors and makes all decisions regarding the compensation of LG&E Energy's executive officers, including the setting of base pay and the administration of LG&E Energy Amended and Restated Omnibus Long-Term Incentive Plan (the "Long-Term Plan") and Short-Term Incentive Plan (the "Short-Term Plan"), each as defined herein.

    LG&E Energy's executive compensation program and the target awards and opportunities for executives are designed to be competitive with the compensation and pay programs of comparable companies, including utilities, utility holding companies and companies in general industry nationwide. The executive compensation program has been developed and implemented over time through consultation with, and upon the recommendations of, nationally-recognized executive compensation consultants. The Committee and the Board of Directors have continued access to such consultants as desired, and are provided with independent compensation data for their review.

    Set forth below is a report submitted by the members of the Committee addressing LG&E Energy's compensation policies during 1999 for officers of LG&E Energy, including the executive officers named in the following tables.

COMPENSATION PHILOSOPHY

    There are three major components of LG&E Energy's executive compensation program: (1) base salary; (2) short-term or annual incentives; and
(3) long-term incentives. LG&E Energy developed its executive compensation program to focus on both short-term and long-term business objectives that are designed to enhance overall shareholder value. The short-term and long-term incentives are premised on the belief that the interests of executives should be closely aligned with those of LG&E Energy's shareholders. Based on this philosophy, these two portions of each executive's total compensation package are placed at risk and are linked to the accomplishment of specific results that are designed to benefit LG&E Energy's shareholders in both the short-term and long-term. Under this pay-for-performance approach, a highly competitive level of compensation can be earned in years of strong performance. Conversely, in years of below-average performance, compensation may decline below competitive benchmarks.

    The executive compensation program also recognizes that LG&E Energy's compensation practices must be competitive not only with utilities and utility holding companies, but also with companies in general industry to ensure that a stable and successful management team can be recruited and retained. The Committee believes that LG&E Energy's most direct competitors for executive talent are not limited to the companies that would be included in the utility industry index against which shareholder returns may be compared. For this reason, the various compensation peer groups as established below, are not the same as the utility industry index in the Comparison of Five-Year Total Return graph included on page 62 of this proxy statement.

    Pursuant to this competitive market positioning philosophy, in establishing compensation levels for all executive positions for 1999, the Committee reviewed competitive compensation information for general industry companies with revenue between $2- $3 billion (the "Survey Group") and established targeted total direct compensation (base salary plus short-term incentives and long-term incentives) for each executive for 1999 to approach the 50th percentile of the competitive range from the Survey Group. Salaries, short-term incentives and long-term incentives for 1999 are described below.

    The 1999 compensation information set forth in other sections of this proxy statement, particularly with respect to the tabular information presented, reflects the considerations set forth in this report. The Base Salary, Short-Term Incentives, and Long-Term Incentives sections that follow address the compensation philosophy for 1999 for all executive officers except for Mr. Roger W. Hale. Mr. Hale's compensation is determined in accordance with the terms of his employment agreement (See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION--CHIEF EXECUTIVE OFFICER COMPENSATION" on pages 59-60 of this proxy statement for a description of his 1999 compensation).

BASE SALARY

    The base salaries for LG&E Energy executive officers for 1999 were designed to be competitive with the Survey Group at approximately the 50th percentile of the base salary range for executives in similar positions with companies in the Survey Group. Actual base salaries were determined based on individual performance and experience.

SHORT-TERM INCENTIVES

    The Short-Term Plan provides for Company Performance Awards and Individual Performance Awards, each of which is expressed as a percentage of base salary and each of which is determined independent of the other. The committee established the performance goals for LG&E Energy Performance Awards and Individual Performance Awards at the beginning of the 1999 performance year. Payment of Company Performance Awards for executive officers was based 100% on net income available for common stock ("NIAC"), including certain adjustments deemed appropriate by the Committee. Payment of Individual Performance Awards was based 100% on Management Effectiveness, which includes a customer satisfaction element for certain participants. The awards varied within the executive officer group based upon the nature of each individual's functional responsibilities, with more senior officers having a greater short-term award opportunity.

    For 1999, Company Performance Award targets for executive officers ranged from 21% to 36% of base salary, and the Individual Performance Award targets ranged from 14% to 24% of base salary. Both awards were established to be competitive with the 50th percentile of such awards granted to comparable executives employed by companies in the Survey Group. The individual officers were eligible to receive from 0% to 175% of their targeted amounts, dependent upon Company and individual performance during 1999 as measured by NIAC with regard to Company Performance Awards, and as measured by management effectiveness with regard to Individual Performance Awards.

    Based upon applicable performance relative to the established targets, payouts of Company Performance Awards for 1999 to the executive officers ranged from 20% to 41% of base salary, and payouts for the Individual Performance Awards to the executive officers ranged from 13% to 40% of base salary.

LONG-TERM INCENTIVES

    The Long-Term Plan is administered by a committee of not less than three non-employee directors of LG&E Energy who are appointed by the Board of Directors. At this time, the Committee administers the Long-Term Plan. The Long-Term Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock, performance units and performance shares. In 1999, the Committee chose to award stock options and performance units to executive officers.

    The Committee determined the competitive long-term grants to be awarded for each executive based on the long-term awards for the 50th percentile of the Survey Group. The aggregate expected value of the stock options and performance units (delivered 50% in the form of performance units and

50% in the form of nonqualified stock options in 1999) was intended to approach the expected value of long-term incentives payable to executives in similar positions with companies in the 50th percentile of the Survey Group, depending upon achievement of targeted Company performance.

    Stock options were granted to executive officers during the first quarter of 1999 at an exercise price equal to the fair market value at the time of grant and were subject to a one-year vesting requirement. During the year, newly hired or promoted officers were also eligible to receive pro-rated stock option grants under the Long-Term Plan. Since options were granted with an exercise price equal to the market value of the common stock at the time of grant, they provide no value unless LG&E Energy's stock price increases after the grants are awarded. Once the options vest, they are exercisable over a nine-year term. These awards are thus tied to stock price appreciation in excess of the stock's value at time of grant, rewarding executives as if they shared in the ownership of LG&E Energy. The number of shares subject to options was determined by taking the expected value to be provided in options, as determined above, and dividing that amount by the estimated current value of an option using a variation of the Black-Scholes Option Pricing methodology provided by the outside compensation consultant. Prior awards were not considered when making new grants. As described in Proposal No. 1, outstanding options will be converted upon the effectiveness of the merger at the election of the holder of the option into either options to acquire ADS's of PowerGen or cash. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER-TREATMENT OF STOCK OPTIONS OF DIRECTORS AND EMPLOYEES," on page 31.

    The number of performance units granted was determined by taking the amount of the executive's long-term award to be delivered in performance units (adjusted on a present value basis), as determined above, and dividing that amount by the fair market value of LG&E Energy common stock on the date of the grant. The value of the performance units is substantially dependent upon the changing value of LG&E Energy's common stock in the marketplace. Each executive officer is entitled to receive from 0% to 150% of the performance units contingently awarded to the executive based on LG&E Energy's total shareholder return over a three-year period (defined as share price increase plus dividends paid, divided by share price at beginning of the period) measured against the total shareholder return for such period ("TSR") by a peer group selected by the Committee. The peer group for measuring LG&E Energy's TSR performance (the "Long-Term Plan Peer Group") consists of approximately 80 utility holding companies and gas and electric utilities.(1) If the merger agreement is approved by LG&E Energy's shareholders, all outstanding performance units will be paid out in cash, based upon either the extent to which performance goals have been met at such date (as determined by LG&E Energy's Compensation Committee), or on the value of the award at the time of the grant, whichever amount is higher. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER-STOCK INCENTIVE PLANS," on page 28.

    Under the Long-Term Plan, based on Company performance during the 1997-1999 period, no payouts of long-term incentive awards were made for such period. During such period, LG&E Energy's performance was at the 4(th) percentile of its comparison group with respect to TSR.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Chief Executive Officer of LG&E Energy, Mr. Roger W. Hale, is governed by the terms of an employment agreement. Following commencement of his service with LG&E in

------------------------

(1) While similar, the utilities and holding companies that are in the Long-Term Plan Peer Group are not necessarily the same as those in the Standard & Poor's Utility Index used in LG&E Energy Performance Graph on page 62 of this proxy statement or the Survey Group. Nevertheless, in the judgment of the Committee, the companies in the Long-Term Plan Peer Group continue to represent the appropriate peer group for performance unit compensation purposes.

April 1989, Mr. Hale's employment agreement has been periodically updated by the board to recognize his fundamental role in establishing LG&E Energy as a national and international diversified energy services company. Mr. Hale's current employment agreement (the "1998 Agreement") became effective in 1998 and provides for a term ending on May 4, 2003. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION--EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL PROVISIONS" on pages 67-68 of this proxy statement.)

    The 1998 Agreement established the minimum levels of Mr. Hale's 1999 compensation, although the Committee retains discretion to increase such compensation. For 1999, the Committee compared Mr. Hale's compensation to that of chief executive officers of companies contained in the Survey Group as well as electric and gas utilities and utility holding companies with comparable revenues, market capitalization and asset size. In setting long-term awards, LG&E Energy also considered survey data from various compensation consulting firms. Mr. Hale also receives LG&E Energy contributions to the savings plan, similar to those of other officers and employees. Details of Mr. Hale's 1999 compensation are set forth below.

    BASE SALARY. Mr. Hale was paid a total base salary of $770,000 during 1999. This amount was based upon the minimum salary amount provided in the 1998 Agreement, plus prior increases awarded by the Committee. The Committee, in determining Mr. Hale's annual salary, including increases, focused on his individual performance (including his management effectiveness, as described below), the growth of LG&E Energy and the compensation provided to other LG&E Energy, LG&E and KU officers. The 1999 increase, granted in February 1999, was 10%.

    SHORT-TERM INCENTIVES. Mr. Hale's target short-term incentive award was 65% of his 1999 base salary. Like all other executive officers receiving short-term incentive awards, Mr. Hale was eligible to receive more or less than the targeted amount, based on Company performance and individual performance. His 1999 short-term incentive payouts were based 60% on Company Performance Goals and 40% on Individual Performance Goals.

    For 1999, the Company Performance Award payout for Mr. Hale was 46% of his 1999 base salary and the Individual Performance Award payout was 46% of his 1999 base salary. The Committee considered Mr. Hale's effectiveness in several areas in determining the final Individual Performance Award. These included the financial and operational performance of LG&E Energy, LG&E, KU and other subsidiaries, customer satisfaction ratings, Company growth and other measures.

    LONG-TERM INCENTIVE GRANT. In 1999, Mr. Hale received 102,122 nonqualified stock options and 39,346 performance units for the 1999-2001 performance period. These amounts were determined in accordance with the terms of his 1998 Agreement and provide expected value representing approximately 150% of his base salary. The terms of the options and performance units (including the manner in which performance units are earned and the treatment of any outstanding options or performance units as a result of the merger described in Proposal No. 1) for Mr. Hale are the same as for other executive officers, as described under the heading "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION--LONG-TERM INCENTIVES."

    LONG-TERM INCENTIVE PAYOUT. Under the Long-Term Plan, based on Company performance during the 1997-1999 period, no payout of long-term incentive awards were made to Mr. Hale. During such period, LG&E Energy's performance was at the 4(th) percentile of its comparison group with respect to TSR.

    RESTRICTED STOCK GRANTS. During 1999, the Committee awarded Mr. Hale 135,000 shares of restricted stock under the Long-Term Plan as an inducement for him to continue his employment with LG&E Energy. These awards are designed to ensure Mr. Hale's continued leadership during the upcoming period of strategic transition in the energy services industry and in recognition of increasing competition among industry participants for the services of innovative chief executive officers. These awards do not represent currently-realizable compensation to Mr. Hale. Rather, these restricted shares, including reinvested dividends, will vest only in the event of his continued employment with LG&E Energy through May 4, 2003, the term of his current employment agreement. Prior to their vesting, all restricted shares are subject to forfeiture upon termination of Mr. Hale's employment for any reason other than death, disability or termination following a change of control. Pursuant to Mr. Hale's new employment agreement, which will only become effective if the merger is completed, each share of restricted stock (including shares acquired with reinvested dividends) will be converted into the right to receive $24.85 in cash, without interest.

TAX MATTERS

    Section 162(m) of the Code was enacted in 1993 and generally prohibits LG&E Energy from deducting executive compensation in excess of $1,000,000. Qualifying "performance based compensation" is not subject to this deduction limitation if certain requirements are satisfied. It is the Committee's general intent to preserve the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives. In an effort to ensure that certain compensation payable under the Long-Term Plan and Short-Term Plan remain deductible, the Committee and the Board of Directors recommended, and the shareholders approved, modification of the Long-Term Plan and adoption of a new Short-Term Plan in 1996, although not all of the compensation paid to executive officers under these two plans constitutes performance based compensation. A portion of compensation received by Mr. Hale in 1999 was not deductible.

CONCLUSION

    The Committee believes that LG&E Energy's executive compensation system served the interests of LG&E Energy and its shareholders effectively during 1999. The Committee takes very seriously its responsibilities with respect to LG&E Energy's executive compensation system, and it will continue to monitor and revise the compensation policies as necessary to ensure that LG&E Energy's compensation system continues to meet the needs of LG&E Energy and its shareholders.

MEMBERS OF THE COMMITTEE

J. David Grissom, Chairman
Carol M. Gatton
Anne H. McNamara
T. Ballard Morton, Jr.
William L. Rouse, Jr.
Lee T. Todd, Jr.

                              COMPANY PERFORMANCE

    The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) to shareholders of LG&E Energy common stock from December 31, 1994, through December 31, 1999, with the Standard & Poor's 500 Composite Index and the Standard & Poor's Utility Index. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of LG&E Energy common stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      LG&E ENERGY  S&P UTILITIES    S&P
                                    500
1994          100            100      100
1995          121            141      137
1996          146            145      168
1997          155            179      224
1998          184            205      287
1999          122            187      347

                        [Graph omitted for EDGAR filing]

------------------------

(1) Total Shareholder Return assumes $100 invested on December 31, 1994, with quarterly reinvestment of dividends.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table shows the cash compensation paid or to be paid by LG&E Energy or any of its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the next four highest compensated executive officers of LG&E Energy who were serving as such at December 31, 1999, in all capacities in which they served during 1997, 1998 and 1999:

SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                                                         ---------------------------
                                             ANNUAL COMPENSATION                    AWARDS                PAYOUTS
                                       --------------------------------   ---------------------------   ------------
                                                                                          SECURITIES
                                                                OTHER      RESTRICTED     UNDERLYING                     ALL OTHER
                                                                ANNUAL       STOCK         OPTIONS/         LTIP          COMPEN-
         NAME AND                       SALARY       BONUS      COMP.        AWARDS          SARS         PAYOUTS          SATION
    PRINCIPAL POSITION        YEAR       ($)          ($)        ($)          ($)            (#)           ($)(1)           ($)
--------------------------  --------   --------     --------   --------   ------------   ------------   ------------     ----------
Roger W. Hale                  1999    770,000      703,800     47,599       2,919,489     102,122                 0       55,596(2)
  Chairman of the Board                                                   See note (3)                  See note (1)
  and Chief Executive          1998    700,000      649,800     32,301              --     133,588           821,581       36,191
  Officer                      1997    580,000      311,808     18,212              --      67,728           313,037       26,675

Victor A. Staffieri            1999    400,000      324,600     22,730              --      53,050                 0(1)    20,604(2)
  President and Chief          1998    300,000      150,461     10,269              --      45,802           166,611       15,590
  Operating Officer            1997    270,000      159,064      8,063              --      27,946            57,416       10,635

R. Foster Duncan               1999    325,000      215,788     52,440              --      34,483                 0(1)    15,623(2)
  Executive Vice President     1998    262,903(4)   210,000     69,687(4)           --      81,221                --        4,785
  and Chief Financial
  Officer

Stephen R. Wood                1999    285,000      166,127      6,854              --      26,459                 0(1)    18,593(2)
  Group Executive--Retail      1998    265,000      120,711      7,373              --      42,799            94,543       13,377
  Business                     1997    245,000      138,039      6,849              --      15,605            32,306        8,721

John R. McCall                 1999    300,000      204,930      7,171              --      31,830                 0(1)    17,252(2)
  Executive Vice               1998    260,000      140,399      7,870              --      34,733            96,635       15,582
  President, General           1997    245,000      114,764      6,922              --      15,605            32,306       11,414
  Counsel and Corporate
  Secretary

------------------------

(1) Due to Company stock performance compared to peer group, no Long-Term Plan payouts were made for 1997-1999 performance cycle.

(2) Includes employer contributions to 401(k) plan, nonqualified thrift plan and employer paid life insurance premiums in 1999 as follows: Mr. Hale $4,358, $18,288 and $32,950, respectively; Mr. Staffieri $4,860, $11,410 and $4,334, respectively; Mr. Duncan $4,775, $10,113 and $735, respectively; Mr. Wood $4,050, $8,121 and $6,422, respectively; and Mr. McCall $4,662, $8,250 and
    $4,340, respectively.

(3) Amount shown represents dollar value of restricted stock awards, determined by multiplying the number of shares in each award by the closing market price as of the receipt date of grant. These awards do not represent currently-realizable compensation to Mr. Hale. The restricted shares are forfeited in the event Mr. Hale's employment is terminated for any reason prior to May 4, 2003, the term of his current employment agreement, other than due to death, disability or termination following a change in control. Under Mr. Hale's new employment agreement, the restricted shares will be converted to a right to receive merger consideration of $24.85 per share in cash, without interest. Income tax is payable upon the awards at the time of their vesting. Dividends are paid in the form of additional grants of restricted shares representing reinvested dividends and are subject to the same vesting date and conditions as the initial grant. At December 31, 1999, the aggregate restricted stock holdings of Mr. Hale were 137,571 shares ($2,398,894) valued at such year-end closing market price.

(4) Reported compensation is only for a portion of the year. Mr. Duncan joined LG&E Energy on January 12, 1998. "Other Annual Compensation" for that year includes a relocation payment of $68,686.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN 1999 FISCAL YEAR

    The following table contains information at December 31, 1999, with respect to grants of stock options and stock appreciation rights (SARs) to the named executive officers:

                                          INDIVIDUAL GRANTS                                                 POTENTIAL
                                  ---------------------------------                                    REALIZABLE VALUE AT
                                     NUMBER OF        PERCENT OF                                          ASSUMED ANNUAL
                                    SECURITIES           TOTAL        EXERCISE                            RATES OF STOCK
                                    UNDERLYING       OPTIONS/SARS      OR BASE                          PRICE APPRECIATION
                                   OPTIONS/SARS       GRANTED TO        PRICE                            FOR OPTION TERM
                                      GRANTED        EMPLOYEES IN        ($/       EXPIRATION    --------------------------------
              NAME                    (#) (1)         FISCAL YEAR      SHARE)         DATE        0%($)      5% ($)      10%($)
--------------------------------  ---------------   ---------------   ---------   ------------   --------   ---------   ---------
Roger W. Hale                         102,122            16.8%          25.75      02/03/2009       0       1,653,767   3,819,887
Victor A. Staffieri                    53,050             8.7%          25.75      02/03/2009       0         859,094   1,984,342
R. Foster Duncan                       34,483             5.7%          25.75      02/03/2009       0         558,419   1,289,841
Stephen R. Wood                        26,459             4.3%          25.75      02/03/2009       0         428,478     989,702
John R. McCall                         31,830             5.2%          25.75      02/03/2009       0         515,456   1,190,605

------------------------

(1) Options are awarded at fair market value at time of grant; unless otherwise indicated, options vest in one year and are exercisable over a ten-year term.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
              AGGREGATED OPTION/SAR EXERCISES IN 1999 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    The following table sets forth information with respect to the named executive officers concerning the exercise of options and/or SARs during 1999 and the value of unexercised options and SARs held by them as of December 31, 1999:

                                                                                     NUMBER OF         VALUE OF
                                                                                    SECURITIES        UNEXERCISED
                                                                                    UNDERLYING       IN-THE-MONEY
                                                           SHARES                   UNEXERCISED      OPTIONS/SARS
                                                          ACQUIRED                 OPTIONS/SARS        AT FY-END
                                                             ON         VALUE      AT FY-END (#)        ($)(1)
                                                          EXERCISE    REALIZED     EXERCISABLE/      EXERCISABLE/
                         NAME                               (#)          ($)       UNEXERCISABLE     UNEXERCISABLE
-------------------------------------------------------  ----------   ---------   ---------------   ---------------
Roger W. Hale                                                0         N/A        269,630/102,122           0/0
Victor A. Staffieri                                          0         N/A         151,338/53,050           0/0
R. Foster Duncan                                             0         N/A          81,221/34,483           0/0
Stephen R. Wood                                              0         N/A          88,808/26,459      29,956/0
John R. McCall                                               0         N/A          72,384/31,830           0/0

------------------------

(1) Dollar amounts reflect market value of LG&E Energy common stock at year-end, minus the exercise price.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
              LONG-TERM INCENTIVE PLAN AWARDS IN 1999 FISCAL YEAR

    The following table provides information concerning awards made in 1999 to the named executive officers under the Long-Term Plan.

                                           NUMBER      PERFORMANCE
                                             OF             OR                ESTIMATED FUTURE PAYOUTS UNDER
                                           SHARES,     OTHER PERIOD            NON-STOCK PRICE BASED PLANS
                                          UNITS OR        UNTIL                   (NUMBER OF SHARES) (1)
                                            OTHER       MATURATION     --------------------------------------------
                  NAME                     RIGHTS       OR PAYOUT       THRESHOLD(#)    TARGET(#)      MAXIMUM(#)
----------------------------------------  ---------   --------------   --------------   ----------   --------------
Roger W. Hale                              39,346       12/31/2001         15,738         39,346         59,019
Victor A. Staffieri                        10,220       12/31/2001          4,088         10,220         15,380
R. Foster Duncan                            6,643       12/31/2001          2,657          6,643          9,965
Stephen R. Wood                             5,097       12/31/2001          2,039          5,097          7,646
John R. McCall                              6,132       12/31/2001          2,453          6,132          9,198

------------------------

(1) The table indicates the number of performance units that are paid 50% in stock and 50% in cash at maturation.

    Each performance unit awarded represents the right to receive an amount payable 50% in LG&E Energy common stock and 50% in cash on the date of payout, the latter portion being payable in cash in order to facilitate the payment of taxes by the recipient. The amount of the payout is determined by the then-fair market value of LG&E Energy common stock. For awards made in 1999, the Long-Term Plan rewards executives on a three-year rolling basis dependent upon the total shareholder return for shareholders. The target for award eligibility requires that LG&E Energy shareholders earn a total return at a preset level in comparison to that of the utility holding companies and gas and electric utilities in the Long-Term Plan Peer Group. The Committee sets a contingent award for each management level selected to participate in the Plan and such amount is the basis upon which incentive compensation is determined. Depending on the level of achievement, the participant can receive from zero to 150% of the contingent award amount. Payments made under the Long-Term Plan in 1999 are reported in the summary compensation table for the year of payout.

PENSION PLANS

    The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under LG&E Energy's qualified defined benefit pension plans, as well as non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations for qualified plan benefits, based on the remuneration that is covered under the plan and years of service with LG&E Energy and its subsidiaries:

                            1999 PENSION PLAN TABLE

                                        YEARS OF SERVICE
                        -------------------------------------------------
    REMUNERATION            15           20           25       30 OR MORE
---------------------   ----------   ----------   ----------   ----------
      $100,000             $47,524      $47,524      $47,524      $55,433
      $150,000             $79,524      $79,524      $79,524      $85,133
      $200,000            $111,524     $111,524     $111,524     $111,524
      $250,000            $143,524     $143,524     $143,524     $143,524
      $300,000            $175,524     $175,524     $175,524     $175,524
      $350,000            $207,524     $207,524     $207,524     $207,524
      $400,000            $239,524     $239,524     $239,524     $239,524
      $450,000            $271,524     $271,524     $271,524     $271,524
      $500,000            $303,524     $303,524     $303,524     $303,524
      $550,000            $335,524     $335,524     $335,524     $335,524
      $600,000            $367,524     $367,524     $367,524     $367,524
      $650,000            $399,524     $399,524     $399,524     $399,524
      $700,000            $431,524     $431,524     $431,524     $431,524
      $750,000            $463,524     $463,524     $463,524     $463,524
      $800,000            $495,524     $495,524     $495,524     $495,524
      $850,000            $527,524     $527,524     $527,524     $527,524
      $900,000            $559,524     $559,524     $559,524     $559,524
      $950,000            $591,524     $591,524     $591,524     $591,524
     $1,000,000           $623,524     $623,524     $623,524     $623,524
     $1,050,000           $655,524     $655,524     $655,524     $655,524
     $1,100,000           $687,524     $687,524     $687,524     $687,524
     $1,150,000           $719,524     $719,524     $719,524     $719,524
     $1,200,000           $751,524     $751,524     $751,524     $751,524
     $1,250,000           $783,524     $783,524     $783,524     $783,524
     $1,300,000           $815,524     $815,524     $815,524     $815,524
     $1,350,000           $847,524     $847,524     $847,524     $847,524
     $1,400,000           $879,524     $879,524     $879,524     $879,524
     $1,450,000           $911,524     $911,524     $911,524     $911,524
     $1,500,000           $943,524     $943,524     $943,524     $943,524
     $1,550,000           $975,524     $975,524     $975,524     $975,524
     $1,600,000         $1,007,524   $1,007,524   $1,007,524   $1,007,524
     $1,650,000         $1,039,524   $1,039,524   $1,039,524   $1,039,524
     $1,700,000         $1,071,524   $1,071,524   $1,071,524   $1,071,524

    A participant's remuneration covered by the Retirement Income Plan (the "Retirement Income Plan") is his or her average base salary and short-term incentive payment (as reported in the Summary Compensation Table) for the five calendar plan years during the last ten years of the participant's career for which such average is the highest. The estimated years of service for each named executive employed by LG&E Energy at December 31, 1999 is as follows:
33 years for Mr. Hale; 2 years for Mr. Duncan; 5 years for Mr. McCall; 10 years for Mr. Wood; and 7 years for Mr. Staffieri. Benefits shown are computed as a straight life single annuity beginning at age 65.

    Current Federal law prohibits paying benefits under the Retirement Income Plan in excess of $120,000 per year. Officers of LG&E Energy, LG&E and KU with at least one year of service with any company are eligible to participate in LG&E Energy's Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan"), which is an unfunded supplemental plan that is not subject to the $120,000 limit. Presently, participants in the Supplemental Executive Retirement Plan consist of all of the eligible officers of LG&E Energy, LG&E and KU. This plan provides generally for retirement benefits equal to 64% of the highest average current earnings during any consecutive 36 month period prior to retirement, reduced by Social Security benefits, by amounts received under the Retirement Income Plan and by benefits from other employers. As part of an employment agreement with Mr. Hale, LG&E established a separate Supplemental Executive Retirement Plan. The special plan generally provides for a retirement benefit for Mr. Hale of 2% for each of his first 20 years of service with LG&E Energy, LG&E or with certain prior employers, 1.5% for each of the next 10 years of service and 1% for each remaining year of service completed prior to age 65, all multiplied by Mr. Hale's final 36 months' average compensation, less benefits payable from the Retirement Income Plan, benefits payable from any other qualified or nonqualified plan sponsored by LG&E Energy, LG&E or certain prior employers, and primary Social Security benefits. Under
Mr. Hale's employment agreement (see below), he may elect to commence payment of his retirement benefits at age 50. If he retires prior to age 65, Mr. Hale's benefits will be reduced by factors set forth in the employment agreement. The special plan will terminate as of the closing of the merger, pursuant to Mr. Hale's new employment agreement with LG&E Energy dated as of February 25, 2000. See "THE MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER--NEW EMPLOYMENT AGREEMENTS" on pages 28-31 of this proxy statement.

    The estimated annual benefits to be received under the Retirement Income Plan and the Supplemental Executive Retirement Plan upon normal retirement at age 65 and after deduction of Social Security benefits will be $789,649 for Mr. Hale; $294,692 for Mr. Duncan; $275,189 for Mr. McCall; $386,836 for
Mr. Staffieri; and $260,172 for Mr. Wood.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
ARRANGEMENTS AND CHANGE IN CONTROL PROVISIONS

    On May 20, 1997, Mr. Hale entered into an employment agreement (the 1998 Agreement) with LG&E Energy for services to be provided to LG&E Energy and its subsidiaries, including LG&E and KU. The agreement had an effective date of May 5, 1998 and an initial term of five years ending on May 4, 2003.

    Under the agreement, Mr. Hale is entitled to an annual base salary of not less than $675,000, subject to annual review by the Compensation Committee, and to participate in the Short-Term Plan and Long-Term Plan. Mr. Hale's agreement with LG&E Energy provides for a short-term incentive target award of not less than 60% of base salary and long-term incentive grants with a present value of not less than 110% of base salary to be delivered two-thirds in the form of performance units/shares and one-third in the form of non-qualified stock options. In addition, the agreement provides that a life insurance policy in the amount of not less than $2 million shall be provided to Mr. Hale at LG&E Energy's expense. LG&E Energy's board of directors may terminate the agreement at any time and, if it does so for reasons other than cause, LG&E Energy must pay Mr. Hale's base salary plus his target short-term incentive award for the remaining term of his employment contract, but not less than two years.
Mr. Hale has agreed that this agreement shall terminate effective as of the closing of the merger, and in consideration of this termination, Mr. Hale has entered into a new employment agreement with LG&E Energy dated as of February 25, 2000.

    During 1998, officers of LG&E Energy entered into revised change in control agreements, which agreements generally provide for the benefits described below. In the event of a change in control, all such officers of LG&E Energy shall be entitled to the following payment if, within twenty-four months after such change in control, they are terminated for reasons other than cause or disability, or their employment responsibilities are altered: (1) all accrued compensation; (2) a severance amount equal to 2.99 times the sum of (a) his or her annual base salary and (b) his or her bonus or "target" award paid or payable pursuant to the Short-Term Plan. Payments may be made to executives which would equal or exceed an amount which would constitute a nondeductible payment pursuant to Section 280G of the Code, or be subject to an excise tax imposed by Section 4999 of the Code and, in the latter case, LG&E Energy will "gross up" the applicable severance payments to the executive to cover any excise taxes that may be due. The executive is entitled to receive such amounts in a lump-sum payment within thirty days of termination. A change in control encompasses certain merger and acquisitions, changes in Board membership and acquisitions of voting securities of LG&E Energy, and will include the merger with PowerGen. Mr. Hale and four senior executives agreed to terminate their current change in control agreements with LG&E Energy, in exchange for entering into new employment and change in control severance agreements. See "THE MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER--NEW EMPLOYMENT AGREEMENTS" on pages 28-31 of this proxy statement.

    Also, upon a change in control of LG&E Energy, all stock-based awards shall vest 100%, and all performance-based awards, such as performance units and performance shares, shall immediately be paid out in cash, based upon either the extent to which the performance goals have been met through the effective date of the change in control (as determined by LG&E Energy's Compensation Committee), or the value of the award at the time of the grant, whichever amount is higher. Additionally, executives shall receive continuation of certain welfare benefits and payments in respect of accrued but unused vacation days and for out-placement assistance.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

    LG&E Energy has adopted procedures to assist its directors and officers in complying with Section 16(a) of the Exchange Act of 1934, which includes assisting the director or officer in preparing forms for filing. Based solely upon information provided to LG&E Energy by individual directors and officers, LG&E Energy believes that during the year ended December 31, 1999, all filing requirements have been complied with.

                             SHAREHOLDER PROPOSALS
                            FOR 2001 ANNUAL MEETING

    If the merger is completed prior to LG&E Energy's annual meeting for 2001, LG&E Energy will not hold an annual meeting of shareholders in 2001. If the merger has not been completed by this time, LG&E Energy will hold an annual meeting of shareholders in 2001. Any shareholder may submit a proposal for consideration at the 2001 annual meeting. Any shareholder desiring to submit a proposal for inclusion in the proxy statement for consideration at the 2001 annual meeting should forward the proposal so that it will be received at LG&E Energy's principal executive offices no later than December 20, 2000. Proposals received by that date that are proper for consideration at the annual meeting and otherwise conforming to the rules of the SEC will be included in the 2001 proxy statement.

    Under LG&E Energy's bylaws, shareholders intending to submit a proposal in person at the annual meeting must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of LG&E Energy (a) not less than 90 days prior to the meeting date or (b) if the meeting date is not publicly announced more than 100 days prior to the meeting, by the tenth day following such announcement. Proposals not properly submitted will be considered untimely.

                                 OTHER MATTERS

    At the annual meeting, it is intended that the first three items set forth in the accompanying notice and described in this proxy statement will be presented. Should any other matter be properly presented at the annual meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment. Any such matter must comply with those provisions of LG&E Energy's Articles of Incorporation requiring advance notice for new business to be acted upon at the meeting. The Board of Directors knows of no other matters that may be presented at the meeting.

    ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF LG&E ENERGY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 1999 BY SUBMITTING A REQUEST IN WRITING TO: JOHN R. MCCALL, SECRETARY, LG&E ENERGY CORP., P.O. BOX 32030, 220 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40232.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    A representative of Arthur Anderson LLP expects to be present at the annual meeting and will be available to respond to appropriate questions from shareholders in attendance. Although this representative has stated that he does not intend to make any statements at the annual meeting, he will have the opportunity to do so.

                      WHERE YOU CAN FIND MORE INFORMATION

    LG&E Energy files annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything LG&E Energy files with the SEC may be read and copied at the following locations at the SEC:

Public Reference Room          New York Regional Office       Chicago Regional Office
Room 1024, Judiciary Plaza     Suite 1300                     Citicorp Center
450 Fifth Street, N.W.         7 World Trade Center           Suite 1400
Washington, DC 20549           New York, New York 10048       500 West Madison Street
                                                              Chicago, Illinois 60661

    Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. LG&E Energy's SEC filings should also be available to the public from commercial document retrieval services and at the Internet world wide web site that the SEC maintains at HTTP://WWW.SEC.GOV. In addition, materials and information concerning LG&E Energy can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, and at the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605-1070, where LG&E Energy shares are listed.

    If you are an LG&E Energy shareholder, we may have already sent you some of our SEC filings. Nevertheless, you may obtain any of them through us, the SEC, or the SEC's Internet world wide web site as previously described. You may obtain copies of LG&E Energy's SEC filings by requesting them in writing or by telephone at the following address:

                               LG&E ENERGY CORP.
                              220 West Main Street
                           Louisville, Kentucky 40202
                                 (502) 627-2000
                                Attn: Secretary

    If you would like to request documents from LG&E Energy, please do so no later than May 31, 2000 in order to receive them before the annual meeting.

    LG&E Energy has provided all information contained in this document with respect to LG&E Energy and its subsidiaries. PowerGen has provided all information contained in this document with respect to PowerGen. Neither LG&E Energy nor PowerGen assumes any responsibility to verify the accuracy or completeness of the information provided by the other party.

    NO PERSON HAS BEEN AUTHORIZED BY US TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, IMPLY OR CREATE ANY IMPLICATION THAT THERE HAVE NOT BEEN ANY CHANGES IN THE AFFAIRS OF LG&E ENERGY OR IN THE INFORMATION SET FORTH HEREIN SUBSEQUENT TO THE DATE HEREOF.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                                 POWERGEN PLC,
                               LG&E ENERGY CORP.,
                                 US SUBHOLDCO 2
                                      AND
                                   MERGER SUB
                         DATED AS OF FEBRUARY 27, 2000

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                            --------
RECITALS..................................................................     A-1

ARTICLE I
  The Merger; Closing; Effective Time.....................................     A-1
  1.1.   Merger Sub; The Merger...........................................     A-1
  1.2.   Closing..........................................................     A-1
  1.3.   Effective Time...................................................     A-2

ARTICLE II
  Articles of Incorporation and By-Laws of the Surviving Corporation......     A-2
  2.1.   The Articles of Incorporation....................................     A-2
  2.2.   The By-Laws......................................................     A-2

ARTICLE III
  Officers and Directors of the Surviving Corporation.....................     A-2
  3.1.   Directors........................................................     A-2
  3.2.   Officers.........................................................     A-2
  3.3.   Surviving Corporation Chief Executive............................     A-2

  ARTICLE IV
  Effect of the Merger on Capital Stock; Exchange of Certificates.........     A-3
  4.1.   Effect on Capital Stock..........................................     A-3
         (a)  Merger Consideration........................................     A-3
         (b)  Cancellation of Shares......................................     A-3
         (c)  Merger Sub..................................................     A-3
  4.2.   Exchange of Cash for Shares......................................     A-3
         (a)  Paying Agent................................................     A-3
         (b)  Payment Procedures..........................................     A-4
         (c)  Transfers...................................................     A-4
         (d)  Termination of Exchange Fund................................     A-4
         (e)  Lost, Stolen or Destroyed Certificates......................     A-4
         (f)  Withholding of Tax..........................................     A-5
  4.3.   Dissenters' Rights...............................................     A-5
  4.4.   Adjustments to Prevent Dilution..................................     A-5

ARTICLE V
  Representations and Warranties..........................................     A-5
  5.1.   Representations and Warranties of the Company....................     A-5
         (a)  Organization, Good Standing and Qualification...............     A-5
         (b)  Capital Structure...........................................     A-6
         (c)  Corporate Authority; Approval and Fairness..................     A-7
         (d)  Governmental Filings; No Violations.........................     A-7
         (e)  Company Reports; Financial Statements.......................     A-8

                                                                              PAGE
                                                                            --------
         (f)  Absence of Certain Changes..................................     A-8
         (g)  Litigation and Liabilities..................................     A-9
         (h)  Employee Benefits...........................................     A-9
         (i)  Compliance with Laws; Government Investigations; Permits....    A-11
         (j)  Takeover Statutes...........................................    A-11
         (k)  Environmental Matters.......................................    A-11
         (l)  Taxes.......................................................    A-12
         (m)  Labor Matters...............................................    A-13
         (n)  Intellectual Property.......................................    A-13
         (o)  Insurance...................................................    A-14
         (p)  Rights Agreement............................................    A-14
         (q)  Brokers and Finders.........................................    A-14
         (r)  Year 2000...................................................    A-15
         (s)  Regulatory Proceedings......................................    A-15
         (t)  Regulation as a Utility.....................................    A-15
         (u)  Ownership of Shares.........................................    A-15
         (v)  Compliance with Agreements..................................    A-15
         (w)  Joint Ventures..............................................    A-16
         (x)  Derivative Products.........................................    A-16
         (y)  OPC and Electric Rate Case Information......................    A-17
  5.2.   Representations and Warranties of Parent.........................    A-17
         (a)  Capitalization of Merger Sub and US Subholdco 2.............    A-17
         (b)  Organization, Good Standing and Qualification...............    A-17
         (c)  Corporate Authority.........................................    A-17
         (d)  Governmental Filings; No Violations.........................    A-18
         (e)  Parent Reports..............................................    A-18
         (f)  Takeover Statutes...........................................    A-19
         (g)  Ownership of Shares.........................................    A-19
         (h)  Funds for the Merger Consideration..........................    A-19
         (i)  Share Capital...............................................    A-19
         (j)  Litigation..................................................    A-19
         (k)  Regulation as a Utility.....................................    A-20
         (l)  OPC and Electric Rate Case Disclosure.......................    A-20

ARTICLE VI
  Covenants...............................................................    A-20
  6.1.   Transition Group; 2001 Budget....................................    A-20
  6.2.   Interim Operations...............................................    A-20
  6.3.   Acquisition Proposals............................................    A-24
  6.4.   Accuracy of Proxy Statement and Circular.........................    A-25
  6.5.   Shareholders Meetings............................................    A-26
  6.6.   Filings; Other Actions; Notification.............................    A-26
  6.7.   (a)  Access......................................................    A-27

                                                                              PAGE
                                                                            --------
  6.8.   Stock Exchange De-listing........................................    A-28
  6.9.   Publicity........................................................    A-28
  6.10.  Certain Employee Agreements and Workforce Matters................    A-28
  6.11.  Benefits.........................................................    A-28
         (a)  Stock Options...............................................    A-28
         (b)  Employee Benefits...........................................    A-29
         (c)  Long-Term Incentive Plan....................................    A-29
         (d)  Election to Parent's Board of Directors.....................    A-29
         (e)  Advisory Board..............................................    A-29
  6.12.  Expenses.........................................................    A-30
  6.13.  Indemnification; Directors' and Officers' Insurance..............    A-30
  6.14.  Takeover Statutes................................................    A-31
  6.15.  Financing........................................................    A-32
  6.16.  Tax-Exempt Status................................................    A-32
  6.17.  PUHCA; Regulatory Status.........................................    A-32
  6.18.  Derivative Products..............................................    A-32
  6.19.  Post-Merger Operations...........................................    A-32
  6.20.  Control of Other Party's Business................................    A-33
  6.21.  Third Party Standstill Agreements................................    A-33
  6.22.  Certain Mergers..................................................    A-33
  6.23.  Necessary Action.................................................    A-34
  6.24.  Further Assurances...............................................    A-34
  6.25.  Conduct of Business of Merger Sub and US Subholdco 2.............    A-34

ARTICLE VII
  Conditions..............................................................    A-34
  7.1.   Conditions to Each Party's Obligation to Effect the Merger.......    A-34
         (a)  Stockholder Approval........................................    A-34
         (b)  Regulatory Consents.........................................    A-35
         (c)  Litigation..................................................    A-35
  7.2.   Conditions to Obligations of Parent and Merger Sub...............    A-35
         (a)  Representations and Warranties..............................    A-35
         (b)  Performance of Obligations of the Company...................    A-35
         (c)  Consents Under Agreements...................................    A-36
         (d)  PUHCA Approval..............................................    A-36
         (e)  Material Adverse Effect.....................................    A-36
         (f)  Competition Commission......................................    A-36
         (g)  Office of Gas and Electricity Markets.......................    A-36
         (h)  EC Approval.................................................    A-36
  7.3.   Conditions to Obligation of the Company..........................    A-37
         (a)  Representations and Warranties..............................    A-37
         (b)  Performance of Obligations of Parent and Merger Sub.........    A-37
         (c)  Employment Agreement........................................    A-37

                                                                              PAGE
                                                                            --------
         (d)  Consents Under Agreements...................................    A-37

ARTICLE VIII
  Termination.............................................................    A-37
  8.1.   Termination by Mutual Consent....................................    A-37
  8.2.   Termination by Either Parent or the Company......................    A-37
  8.3.   Termination by the Company.......................................    A-38
  8.4.   Termination by Parent............................................    A-38
  8.5.   Effect of Termination and Abandonment............................    A-38

ARTICLE IX
  Miscellaneous and General...............................................    A-40
  9.1.   Survival.........................................................    A-40
  9.2.   Modification or Amendment........................................    A-40
  9.3.   Waiver of Conditions.............................................    A-40
  9.4.   Counterparts.....................................................    A-40
  9.5.   GOVERNING LAW AND VENUE; ENFORCEMENT; WAIVER OF JURY TRIAL.......    A-40
  9.6.   Notices..........................................................    A-41
  9.7.   Entire Agreement.................................................    A-42
  9.8.   No Third Party Beneficiaries.....................................    A-42
  9.9.   Obligations of Parent and of the Company.........................    A-42
  9.10.  Transfer Taxes...................................................    A-42
  9.11.  Severability.....................................................    A-42
  9.12.  Interpretation...................................................    A-43
  9.13.  Assignment.......................................................    A-43
  9.14.  Successors.......................................................    A-43

EXHIBIT A
  Employment Agreement between Roger W. Hale and Parent or the Company

                             INDEX OF DEFINED TERMS

                                                                PAGE
                                                              --------
Acquisition Proposal........................................    A-24
ADS's.......................................................    A-28
Affiliate...................................................     A-9
Agreement...................................................     A-1
Approved Commodities........................................    A-32
Articles....................................................     A-2
Audit Date..................................................     A-8
Bankruptcy and Equity Exception.............................     A-7
Business Day................................................     A-2
By-Laws.....................................................     A-2
Certificate.................................................     A-3
Circular....................................................    A-25
Closing.....................................................     A-1
Closing Date................................................     A-2
Code........................................................     A-9
Common Stock................................................     A-3
Companies Act...............................................     A-6
Company.....................................................     A-1
Company Budget..............................................    A-22
Company Disclosure Letter...................................     A-5
Company Employees...........................................    A-29
Company Labor Agreements....................................    A-13
Company Material Adverse Effect.............................     A-6
Company Option..............................................     A-6
Company Reports.............................................     A-8
Company Required Consents...................................     A-8
Company Required Statutory Approvals........................     A-7
Company Requisite Vote......................................     A-7
Compensation and Benefit Plans..............................     A-9
Confidentiality Agreement...................................    A-42
Constituent Corporations....................................     A-1
Contracts...................................................     A-8
Conversion Ratio............................................    A-28
Costs.......................................................    A-30
Current Premium.............................................    A-31
D&O Insurance...............................................    A-31
Derivative Product..........................................    A-16
Dissenters' Rights Statute..................................     A-5
Dissenting Shareholders.....................................     A-3
Dissenting Shares...........................................     A-3
Effective Time..............................................     A-2
Environmental Law...........................................    A-12
ERISA.......................................................     A-9
ERISA Affiliate.............................................    A-10
Exchange Act................................................     A-7
Exchange Fund...............................................     A-3
Excluded Effects............................................     A-6

                                                                PAGE
                                                              --------
Excluded Share..............................................     A-3
Excluded Shares.............................................     A-3
Exon-Florio.................................................     A-7
Extended Date...............................................    A-37
FERC........................................................     A-7
Final Order.................................................    A-35
Financing Plan..............................................    A-19
Governmental Consents.......................................    A-35
Governmental Entity.........................................     A-7
Hazardous Substance.........................................    A-12
HSR Act.....................................................     A-7
Indemnified Parties.........................................    A-30
Intellectual Property Rights................................    A-14
IRS.........................................................    A-10
Joint Venture...............................................     A-6
KBCA........................................................     A-1
Kentucky Articles of Merger.................................     A-2
knowledge...................................................     A-6
KPSC........................................................     A-6
Law.........................................................    A-11
Laws........................................................    A-11
LSE.........................................................     A-7
Merger......................................................     A-1
Merger Consideration........................................     A-3
Merger Sub..................................................     A-1
Millennium Functionality....................................    A-15
Notice of Superior Proposal.................................    A-25
NYSE........................................................     A-7
OPC.........................................................     A-6
Order.......................................................    A-35
Out-of-Pocket Expenses......................................    A-39
Parent......................................................     A-1
Parent Acquisition Proposal.................................    A-40
Parent Audit Date...........................................    A-18
Parent Companies............................................     A-3
Parent Disclosure Letter....................................    A-17
Parent Material Adverse Effect..............................    A-17
Parent Ordinary Shares......................................    A-15
Parent Reports..............................................    A-19
Parent Required Consents....................................    A-18
Parent Required Statutory Approvals.........................    A-18
Parent Requisite Vote.......................................    A-18
Parent Stockholders Meeting.................................    A-26
Paying Agent................................................     A-3
Pension Plan................................................     A-9
Person......................................................     A-4
Power Act...................................................     A-7
Proxy Statement.............................................    A-25
PUHCA.......................................................     A-8
Representatives.............................................    A-24

                                                                PAGE
                                                              --------
Right.......................................................     A-3
Rights Agreement............................................     A-3
SEC.........................................................     A-8
Section 16..................................................    A-29
Securities Act..............................................     A-7
Series A Preferred Stock....................................     A-3
Share.......................................................     A-3
Shareholders Meeting........................................    A-26
Shares......................................................     A-3
Stock Plans.................................................     A-6
subsidiary..................................................     A-6
Subsidiary..................................................     A-6
Superior Proposal...........................................    A-24
Surviving Corporation.......................................     A-1
Takeover Statute............................................    A-11
Tax.........................................................    A-13
Tax Returns.................................................    A-13
Taxable.....................................................    A-13
Taxes.......................................................    A-13
Termination Date............................................    A-37
Trading Policies............................................    A-32
Transition Committee........................................    A-20
U.K. GAAP...................................................    A-19
U.S. GAAP...................................................     A-8
Undisclosed Company Joint Ventures..........................    A-16
US Subholdco 2..............................................     A-1
Voting Debt.................................................     A-7

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (hereinafter called this "AGREEMENT"), dated as of February 27, 2000, among LG&E Energy Corp., a Kentucky corporation (the "COMPANY"), PowerGen plc, an English public limited company ("PARENT"), a Delaware corporation to be formed as an indirect wholly owned subsidiary of Parent ("US SUBHOLDCO 2") and a Kentucky corporation to be formed as a direct wholly owned subsidiary of US Subholdco 2 ("MERGER SUB," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS").

                                    RECITALS

    WHEREAS, the respective boards of directors of each of Parent and the Company have approved the merger of Merger Sub with and into the Company (the "MERGER") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

    WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

    NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                      THE MERGER; CLOSING; EFFECTIVE TIME

    1.1. MERGER SUB; THE MERGER.

    (a) Prior to the Effective Time (as defined in Section 1.3), Parent shall cause US Subholdco 2 to be incorporated under the laws of the State of Delaware, Merger Sub to be incorporated under the laws of the Commonwealth of Kentucky and shall cause such other intermediate companies or partnerships to be organized under the laws of appropriate jurisdictions, substantially in accordance with the diagram set forth in Section 1.1 of the Parent Disclosure Letter (as defined in Section 5.2); PROVIDED, HOWEVER, that Parent shall be permitted to utilize alternative structural arrangements to consummate the merger and the other transactions contemplated hereby (in which case Parent shall promptly inform the Company of such structural changes) so long as none of the effects described in clauses (A) through (D) of Section 6.22 could reasonably be expected to occur as a result of the use of any such alternative arrangement. Prior to the Effective Time, Parent shall cause each of US Subholdco 2 and Merger Sub to authorize, execute and deliver this Agreement and assume its obligations as a party hereunder.

    (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of the Company with all its liabilities, title to real estate and other property and pending proceedings shall continue unaffected by the Merger, except as set forth in Article II and Article III. The Merger shall have the effects specified in the Kentucky Business Corporation Act of 1988, as amended (the "KBCA").

    1.2. CLOSING. The closing of the Merger (the "CLOSING") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the fifth Business Day (as defined below) after the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "CLOSING DATE"). As used in this Agreement, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banks in either New York City or the City of London, England are authorized or obligated by law or executive order to close.

    1.3. EFFECTIVE TIME. As soon as practicable following the Closing, the Company and Parent will cause Articles of Merger (the "KENTUCKY ARTICLES OF MERGER") to be executed, acknowledged and filed with the Secretary of State of the Commonwealth of Kentucky as provided in Section 271B.11-050 of the KBCA. The Merger shall become effective on the date when the Kentucky Articles of Merger have been duly filed with the Secretary of State of the Commonwealth of Kentucky (the "EFFECTIVE TIME").

                                   ARTICLE II
                     ARTICLES OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

    2.1. THE ARTICLES OF INCORPORATION. The amended and restated articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "ARTICLES"), until thereafter amended as provided therein or by applicable law, except that Article Fourth of the Articles shall be amended to read in its entirety as follows:

    "The aggregate number of shares that the Company shall have the authority to issue is one thousand (1,000) shares of common stock without par value."

    2.2. THE BY-LAWS. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "BY-LAWS"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III
                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

    3.1. DIRECTORS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles and the By-Laws; provided that the board of directors of the Surviving Corporation shall, for the three years following the Effective Time, be comprised of three directors, of which one shall be an individual who was either an officer or a director of the Company immediately prior to the Effective Time.

    3.2. OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles and the By-Laws.

    3.3. SURVIVING CORPORATION CHIEF EXECUTIVE. Mr. Roger W. Hale shall, if he is willing and able, serve as an officer and director of the Surviving Corporation in accordance with the terms and conditions of the Employment Agreement between Mr. Roger W. Hale and Parent or the Company attached hereto as Exhibit A.

                                   ARTICLE IV
                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

    4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

    (a) MERGER CONSIDERATION. Each share of the common stock, without par value, of the Company (the "COMMON STOCK"), including the associated right to purchase one one-hundredth of a share of Series A Preferred Stock, without par value, of the Company ("SERIES A PREFERRED STOCK"), or, in certain circumstances, Common Stock or to receive other securities (each a "RIGHT" and, together with the Common Stock, a "SHARE" and, collectively, the "SHARES") issued pursuant to the Rights Agreement, dated as of December 5, 1990, as amended as of May 20, 1997, by and between the Company and Louisville Gas and Electric Company, as Rights Agent (the "RIGHTS AGREEMENT"), issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary (as defined in Section 5.1(a)) of Parent (collectively, the "PARENT COMPANIES") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties or Shares ("DISSENTING SHARES") that are owned by shareholders ("DISSENTING SHAREHOLDERS") who are entitled to dissent from corporate action under Section 271B.13-020 of the KBCA and who exercise that right when and in the manner required by Sections 271B.13-020 through 271B.13-280 of the KBCA (each, an "EXCLUDED SHARE" and collectively, "EXCLUDED SHARES")) shall be converted into the right to receive $24.85 in cash (the "MERGER CONSIDERATION"). At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration.

    (b) CANCELLATION OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company or any direct or indirect subsidiary of the Company (other than Shares that are in each case owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

    (c) MERGER SUB. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    4.2. EXCHANGE OF CASH FOR SHARES.

    (a) PAYING AGENT. At or prior to the Effective Time, Parent shall cause US Subholdco 2 to deposit with a bank or trust company having a branch in New York City selected by Parent with the Company's prior approval, which shall not be unreasonably withheld or delayed (the "PAYING AGENT"), for the benefit of the holders of Shares, cash sufficient to pay the aggregate Merger Consideration in exchange for Shares outstanding immediately prior to the Effective Time (other than Excluded Shares) upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such cash being hereinafter referred to as the "EXCHANGE FUND"). The funds deposited with the Paying Agent shall be invested by the Paying Agent as Parent and US Subholdco 2 reasonably direct, PROVIDED that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or US Subholdco 2, as Parent directs.

    (b) PAYMENT PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount (after giving effect to any required tax withholdings) of the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof) multiplied by the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

    For the purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature organized or existing under the laws of any jurisdiction.

    (c) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be canceled and exchanged for a check in the proper amount pursuant to this Article IV.

    (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the holders of Shares (other than Excluded Shares) for 180 days after the Effective Time shall be returned to Parent. Any holders of Shares (other than Excluded Shares) who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of (after giving effect to any required tax withholdings) the Merger Consideration upon due surrender of their Certificates (or affidavits of loss in lieu thereof) without any interest thereon. Notwithstanding the foregoing, none of Parent, US Subholdco 2, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificates to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificates, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificates a check in the amount (after giving effect to any required tax withholdings) of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration upon due surrender of, and deliverable in respect of, the Shares represented by such Certificates pursuant to this Agreement.

    (f) WITHHOLDING OF TAX. US Subholdco 2 shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as US Subholdco 2 (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or any provision of state, local, or foreign tax law, including the tax laws of the United Kingdom. To the extent that amounts are so withheld by US Subholdco 2, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares in respect of which such deduction and withholding was made by US Subholdco 2.

    4.3. DISSENTERS' RIGHTS. No Dissenting Shareholder shall be entitled to receive any of the Merger Consideration unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the KBCA, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Sections 271B.13-010 through 271B.13-310 of the KBCA (the "DISSENTERS' RIGHTS STATUTE") with respect to Shares owned by such Dissenting Shareholder. If any Person who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted pursuant to Section 4.1(a) hereof. The Company shall give Parent (i) prompt notice of any written demands for payment under the Dissenters' Rights Statute, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to shareholders' right to dissent or to receive payment under the Dissenters' Rights Statute and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for payment under the Dissenters' Rights Statute. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for payment under the Dissenters' Rights Statute with respect to Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

    4.4. ADJUSTMENTS TO PREVENT DILUTION. In the event that the Company changes the number of Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

    5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered to Parent by the Company on or prior to entering into this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company hereby represents and warrants to Parent and Merger Sub that:

    (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority when taken together with all other such failures, would not have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its subsidiaries' articles of incorporation and by-laws, each as amended to date. The Company's and its subsidiaries' articles of incorporation and by-laws as so made available are in full force and effect. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its subsidiaries is organized and qualified to do business.

    As used in this Agreement, the term (i) "SUBSIDIARY" means, with respect to the Company, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by the Company or by one or more of its subsidiaries or by the Company and any one or more of its subsidiaries, and means, with respect to Parent, any body corporate which is a subsidiary within the meaning of the United Kingdom Companies Act 1985 (the "COMPANIES ACT"); (ii) "SUBSIDIARY" means, with respect to Parent only, those subsidiaries or partnership interests of the Parent identified as Parent Subsidiaries in Section 5.1(a) of the Parent Disclosure Letter; (iii) "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), properties, business, operations or results of operations of the Company and its subsidiaries taken as a whole, or any effect which prevents, materially delays or materially impairs the ability of the Company to consummate the transactions contemplated by this Agreement, other than (x) losses resulting from any increase in the Company's reserves or other losses arising out of the contracts that were the subject of the arbitration proceeding between Oglethorpe Power Corporation ("OPC") and the Company for which an order was issued in December 1999 or (y) any effect from the electric rate cases currently pending with the Kentucky Public Service Commission (the "KPSC"), including, without limitation, the order issued by the KPSC on January 7, 2000 (and any appeal thereof) with respect thereto (the effects in clauses (x) and (y) being referred to together as the "EXCLUDED EFFECTS,");(iv) "KNOWLEDGE" or any similar formulation of knowledge, including "known by it," shall mean, with respect to Parent and its subsidiaries or the Company and its subsidiaries, as applicable, the actual knowledge (after a reasonable investigation) of the persons designated by Parent or the Company and set forth in Section 5.1(a) of the Parent Disclosure Letter or Section 5.1(a) of the Company Disclosure Letter, respectively; and (v) "JOINT VENTURE" shall mean with respect to Parent or its subsidiaries only, those joint ventures of Parent or any of its subsidiaries identified as a Parent Joint Venture in Section 5.1 of the Parent Disclosure Letter.

    (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 300,000,000 Shares, of which 129,677,030 Shares were outstanding as of the close of business on February 25, 2000, and 5,000,000 shares of Preferred Stock, without par value, of which no shares are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 750,000 shares of Series A Preferred Stock reserved for issuance and shares of Common Stock subject to issuance pursuant to the Rights Agreement, the Company has no Shares subject to issuance, except that, as of February 25, 2000, there were 3,867,718 Shares subject to issuance pursuant to the Company's Amended and Restated Long-Term Incentive Plan, the Company's Stock Option Plan for Non-Employee Directors and the Company's Deferred Stock Compensation Plan (collectively, the "STOCK PLANS"). Section 5.1(b) of the Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "COMPANY OPTION"), including the holder, date of grant, exercise price, expiration date and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's subsidiaries has been duly authorized and is validly issued, fully paid and nonassessable and is owned by a direct or indirect wholly owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter ("VOTING DEBT"). The Company Disclosure Letter sets forth a true and complete list of each Person in which the Company owns, directly or indirectly, any voting interest that may require a filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

    (c) CORPORATE AUTHORITY; APPROVAL AND FAIRNESS. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares (the "COMPANY REQUISITE VOTE"), the Merger. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

    (ii) The board of directors of the Company (A) has adopted this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion of its financial advisors, The Blackstone Group LP, to the effect that, as of the date of the Agreement, the consideration to be received by the holders of Shares in the Merger is fair to such holders from a financial point of view, a copy of which opinion has been delivered to Parent.

    (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act of 1933, as amended (the "Securities Act"), PUHCA (as defined herein) and the Exon-Florio provisions of the Omnibus Trade and Competitiveness Act of 1988 ("EXON-FLORIO"), (C) required to be made with the New York Stock Exchange, Inc. ("NYSE"), (D) to comply with state securities or "blue sky" laws, the rules and regulations of the NYSE and the London Stock Exchange (the "LSE"), (E) with or to the Federal Energy Regulatory Commission (the "FERC") pursuant to the Federal Power Act, as amended (the "POWER ACT"), (F) with, to or of the public service commission or similar regulatory body of the Commonwealths of Kentucky or Virginia, as applicable, pursuant to applicable state laws regulating the electric or gas utility business, or (G) identified in Section 5.1(d) of the Company Disclosure Letter (collectively, the "COMPANY REQUIRED STATUTORY APPROVALS"), no notices, reports or other filings are required to be made by the Company or any of its subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its subsidiaries from, any governmental or regulatory authority, agency, commission, body or other governmental entity including any stock exchange ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Company's articles of incorporation or by-laws or the comparable governing instruments of any of its subsidiaries or, to the knowledge of the Company, joint ventures, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest, claim or other encumbrance on the assets of the Company or any of its subsidiaries or joint ventures (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, franchise, permit, concession, arrangement or other obligation ("CONTRACTS") binding upon the Company or any of its subsidiaries or joint ventures or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its subsidiaries or joint ventures is subject or
(C) any change in the rights or obligations of any party pursuant to any of the Contracts binding upon the Company or any of its subsidiaries or joint ventures, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company (for purposes of this Section 5.1(d)(ii) only, without any obligation to conduct any investigation), Section 5.1(d) of the Company Disclosure Letter sets forth a correct and complete list of material Contracts of the Company and its subsidiaries and joint ventures pursuant to which consents or waivers (the "COMPANY REQUIRED CONSENTS") are or may be required prior to consummation of the transactions contemplated by this Agreement.

    (e) COMPANY REPORTS; FINANCIAL STATEMENTS. All material filings, including all material written forms, statements, reports, agreements and all material documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all material rates, tariffs, franchises, service agreements and related documents, required to be made by the Company and its subsidiaries since December 31, 1997 under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), the Power Act, the Natural Gas Act and any state law applicable to public utilities, and under regulations applicable to public utilities and public utility holding companies in the United States, have been made in accordance with, and complied, as of their respective dates, in all material respects with, the requirements of the relevant Governmental Entity. The Company has delivered to Parent each registration statement, report, proxy statement or information statement prepared by the Company or any of its subsidiaries since December 31, 1998 (the "AUDIT DATE"), including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and
(ii) the Company's Quarterly Reports on Form 10-Q for the periods ended
March 31, 1999, June 30, 1999 and September 30, 1999, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof and as amended, the "COMPANY REPORTS"). As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, or will present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income and of changes in shareholders' equity and in cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents fairly, or will present fairly, the results of operations and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied during the periods indicated, except as may be noted therein and except, with respect to unaudited statements, as permitted by Form 10-Q of the SEC.

    (f) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company Reports filed prior to the date hereof, from the Audit Date through the date hereof, the Company and its subsidiaries and joint ventures have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the condition (financial or otherwise), properties, business, operations or results of operations of the Company and its subsidiaries, taken as a whole, or any development or combination of developments of which the Company has knowledge that, individually or in the aggregate, has had or would have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend, or other distribution in cash, stock or property in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any split in the Company's capital stock, combination, subdivision or reclassification of any of the Company's capital stock or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as expressly contemplated hereby; or (v) any change by the Company or its subsidiaries in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable by the Company or any of its subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)(i)) except for increases or amendments in the ordinary and usual course.

    (g) LITIGATION AND LIABILITIES. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates (as defined below), (ii) orders, judgments, decrees, injunctions or rules of any Governmental Entity to which the Company or any of its subsidiaries or joint ventures is subject, (iii) to the knowledge of the Company, obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, of the Company or any of its Affiliates or (iv) developments since the date of such Company Reports with respect to such disclosed actions, suits, claims, hearings, investigations or proceedings, except, in each case, for those that would not, individually or in the aggregate, have a Company Material Adverse Effect. As used herein, the term "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

    (h) EMPLOYEE BENEFITS.

    (i) A copy of each material bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers current or former employees or current or former directors of the Company and its subsidiaries (the "COMPENSATION AND BENEFIT PLANS") and any trust agreement or insurance contract forming a part of any such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

    (ii) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (A) each Compensation and Benefit Plan is in substantial compliance with all applicable law, including the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and (B) neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA (a "PENSION PLAN") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending, or, to the knowledge of the Company, threatened litigation relating to the Compensation and Benefit Plans.

    (iii) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (A) no liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE") and (B) the Company and its subsidiaries have not incurred in the last five years and do not reasonably expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA regardless of whether based on contributions of an ERISA Affiliate. To the knowledge of the Company, no notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

    (iv) Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA.

    (v) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

    (vi) Neither the Company nor its subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan. The Company or its subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any liability thereunder except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (vii) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its subsidiaries to severance pay or (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans.

    (viii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (A) all Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company and its subsidiaries comply with applicable local law and
(B) the Company and its subsidiaries have no unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees in any foreign jurisdiction where funding of such plan is required by applicable law.

    (i) COMPLIANCE WITH LAWS; GOVERNMENT INVESTIGATIONS; PERMITS. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its subsidiaries and, to the knowledge of the Company, of each of its joint ventures have not been, and are not being, conducted in violation of, default under or non-compliance with any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, writ, franchise, variance, exemption, approval, license or permit of any Governmental Entity (each, a "LAW" and collectively, "LAWS"), except for violations, defaults or non-compliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries or joint ventures is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in the Company Reports filed prior to the date hereof, to the knowledge of the Company, (i) no material change is required in the Company's or any of its subsidiaries' or joint ventures' processes, properties or procedures in connection with any Laws in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof, and (ii) the Company has not received any notice or communication of any material noncompliance with any Laws that has not been cured as of the date hereof, except in the case of clauses (i) and (ii), for those changes or failures to cure, that individually or in the aggregate, would not have a Company Material Adverse Effect. Each of the Company and its subsidiaries and joint ventures has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (j)  TAKEOVER STATUTES. Assuming the representation of Parent in
Section 5.2(f) is true and correct, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation in the United States or any jurisdiction within the United States (each a "TAKEOVER STATUTE") or any anti-takeover provision in the Company's articles of incorporation or by-laws is, or at the Effective Time will be, applicable to the Shares, the Merger or the other transactions contemplated by this Agreement.

    (k) ENVIRONMENTAL MATTERS. Except as disclosed in the Company Reports filed prior to the date hereof and except as in each case would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) the Company and its subsidiaries and, to the knowledge of the Company, joint ventures have complied at all times with all applicable Environmental Laws (as defined below);
(ii) to the knowledge of the Company, no property currently owned or operated by the Company or any of its subsidiaries or joint ventures (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance (as defined below) which could reasonably be expected to result in liability relating to or require any remediation under any Environmental Law; (iii) to the knowledge of the Company, no property formerly owned or operated by the Company or any of its subsidiaries or joint ventures has been contaminated with any Hazardous Substance during or prior to such period of ownership or operation which could reasonably be expected to result in liability relating to or require any remediation under any Environmental Law;
(iv) to the knowledge of the Company, neither the Company nor any of its subsidiaries or joint ventures is subject to liability for any Hazardous Substance disposal or contamination of any third party property; (v) to the knowledge of the Company, neither the Company nor any of its subsidiaries or joint ventures has been associated with any release or threat of release of any Hazardous Substance which could reasonably be expected to result in liability relating to or require any remediation under any Environmental Law;
(vi) neither the Company nor any of its subsidiaries or, to the knowledge of the Company, joint ventures has received any notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries may be in violation of or subject to liability under any Environmental Law;

(vii) neither the Company nor any of its subsidiaries or, to the knowledge of the Company, joint ventures is subject to any order, decree, injunction or other similar legally binding arrangement with any Governmental Entity or any indemnification or other similar legally binding agreement with any third party relating to liability or obligation in connection with any Environmental Law or relating to Hazardous Substances; (viii) to the knowledge of the Company, there are no other circumstances or conditions involving the Company or any of its subsidiaries or joint ventures or the transactions contemplated in this Agreement that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; (ix) to the knowledge of the Company, the Company has delivered or made available to Parent copies of all material environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Company or its subsidiaries or joint ventures or their respective current and former properties or operations; and (x) the Company has disclosed to Parent all material facts known by it relating to (A) the cost of pollution control measures by the Company or any of its subsidiaries or joint ventures which is required or may be required in the future, (B) remediation costs of the Company or any of its subsidiaries or joint ventures which are being incurred or may be incurred in the future, or (C) any other environmental matter that could reasonably be expected to result in liability, costs or obligations, including modification of or changes to any generating equipment, affecting the Company or any of its subsidiaries or joint ventures in connection with any Environmental Law.

    As used herein, the term "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, common law or legally binding agency requirement relating to:
(A) the protection, investigation or restoration of the environment, health and safety as it relates to Hazardous Substances, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property in each case relating to any Hazardous Substance.

    As used herein, the term "HAZARDOUS SUBSTANCE" means any substance that is:
(A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum or coal product or by-product, any waste or ash or sludge, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which could reasonably be expected to be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

    (l) TAXES. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its subsidiaries
(i) have timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; and (ii) have paid, or, where payment is not yet due, have established an adequate accrual for the payment of, all Taxes (as defined below) that are shown as due on the Tax Returns referred to in Section 5.1(l)(i) above. As of the date hereof, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are not pending or, to the knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. The federal income Tax Returns of the Company and each of its subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all years through December 31, 1995. There are no material liens or encumbrances for Taxes on any of the assets of the Company or any of its subsidiaries, except for
(i) statutory liens for Taxes not yet due or payable, (ii) liens for Taxes that are being contested in good faith and are listed in Section 5.1(1) of the Company Disclosure Letter and (iii) any other liens for Taxes that would not, individually or in the aggregate, have a Company Material Adverse Effect. Any tax sharing agreements between the Company or any of its subsidiaries and any Person other than the Company or any of its subsidiaries will be terminated as of the Effective Time. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns and state corporate or franchise Tax Returns filed by the Company and its subsidiaries, and any examination reports and statements of deficiencies assessed against and agreed to by the Company or any of its subsidiaries, for each of the fiscal years ended December 31, 1995, 1996, 1997 and 1998.

    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has
(i) filed a consent under Section341(f) of the Code concerning collapsible corporations; (ii) been a member of an affiliated group filing a consolidated United States federal income Tax Return (other than a group the common parent of which was the Company); or (iii) any liability for the Taxes of any Person (other than any of the Company and its subsidiaries under Treasury Regulations Section1.1502-6 (or similar provision of state, local, or foreign law)) as a transferee or successor, by contract, or otherwise.

    As used in this Agreement, (i) the term "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and
(ii) the term "TAX RETURNS" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

    (m) LABOR MATTERS.

    (i) Except as disclosed in the Company Reports filed prior to the date hereof or as set forth in Section 5.1(m) of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its subsidiaries or joint ventures the subject of nor, to the knowledge of the Company, threatened with, any material proceeding asserting that the Company or any of its subsidiaries or joint ventures has committed an unfair labor practice or is seeking to compel the Company or any of its subsidiaries to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its subsidiaries or joint ventures, nor, to the knowledge of the Company, are there any material organizational efforts presently being made involving any of the now unorganized employees of the Company or any of its subsidiaries or joint ventures. The Company has previously made available to Parent correct and complete copies of all labor and collective bargaining agreements, Contracts or other agreements or understandings with a labor union or labor organization to which the Company or any of its subsidiaries is party or by which any of them are otherwise bound (collectively, the "COMPANY LABOR AGREEMENTS"). The consummation of the Merger and the other transactions contemplated by this Agreement will not entitle any third party (including any labor union or labor organization) to any payments under any of the Company Labor Agreements.

    (ii) To the knowledge of the Company, neither the Company nor any of its subsidiaries or joint ventures is in material violation of any labor laws in any country (or political subdivision thereof) in which they transact business except for such violations as would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (n) INTELLECTUAL PROPERTY.

    (i) Except as disclosed in the Company Reports filed prior to the date hereof, the Company or its subsidiaries own (free and clear of any and all liens, pledges, security interests or other encumbrances), or are licensed or otherwise possess sufficient rights to use, all patents, trademarks, trade names, service marks, brand names, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, databases, industrial designs and tangible or intangible proprietary information or materials that are currently used in its and its subsidiaries' businesses (collectively, "INTELLECTUAL PROPERTY RIGHTS"), except for any such failures to own, be licensed or possess that would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (ii) Except as disclosed in the Company Reports filed prior to the date hereof, and except for such matters that would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) to the knowledge of the Company, the use of the Intellectual Property Rights by the Company or its subsidiaries does not infringe upon, violate or constitute a misappropriation of any intellectual property right, patent, trademark, trade name, service mark, brand name, copyright, technology, know-how, computer software program or application, database or industrial design of any other Person and (ii) there have been no written claims made and neither the Company nor any of its subsidiaries has received written notice of any claim or otherwise knows that any Intellectual Property Right is invalid, conflicts with the asserted right of any other Person, or has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property Right of the Company or any of its subsidiaries.

    (o) INSURANCE. All material insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers (other than existing self-insurance), provide coverage for those risks incident to the business of the Company and its subsidiaries and their respective properties and assets as is customary for companies conducting the business conducted by the Company during such time period, are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, and are sufficient for compliance with all Laws currently applicable to the Company or any of its subsidiaries except for any failures either to have insurance or to maintain insurance policies that would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of its subsidiaries. The insurance policies of the Company and each of its subsidiaries are valid and enforceable policies in all respects.

    (p) RIGHTS AGREEMENT. (i) The Company has taken all necessary action to provide that (x) none of Parent, Merger Sub or any of their respective Associates or Affiliates (each as defined in the Rights Agreement) shall be deemed an Acquiring Person (as defined in the Rights Agreement), (y) none of the Distribution Date, a Stock Acquisition Date or a Triggering Event (each as defined in the Rights Agreement) shall be deemed to have occurred as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby and (z) the Rights will not separate from the Shares or become exercisable, in each case solely as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby.

    (ii) The Company has taken all necessary action with respect to all of the outstanding Rights (as defined in the Rights Agreement) so that, immediately prior to the Effective Time (A) none of the Company, Parent or Merger Sub will have any obligations under the Rights or the Rights Agreement and (B) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

    (q) BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed The Blackstone Group LLC as its financial advisors, the arrangements with which have been disclosed to Parent prior to the date hereof.

    (r) YEAR 2000. Except as disclosed in the Company Reports filed prior to the date hereof, all computer systems and computer software used by the Company or any of its subsidiaries, and, to the knowledge of the Company, the computer systems and computer software used by the Company's commercial counterparties that are material to the provision of any material products or services to the Company or any of its subsidiaries, recognize the advent of the year A.D. 2000 and can correctly recognize and manipulate date information relating to dates on or after January 1, 2000 and the operation and functionality of such computer systems and software has not been adversely affected by the advent of the year A.D. 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000 ("MILLENNIUM FUNCTIONALITY"), except in each case for such computer systems and computer software, the failure of which to achieve Millennium Functionality, individually or in the aggregate, has not had and would not have a Company Material Adverse Effect. Except as disclosed in the Company Reports filed prior to the date hereof, the costs of the adaptations necessary to achieve Millennium Functionality have not had and would not have a Company Material Adverse Effect.

    (s) REGULATORY PROCEEDINGS. Except as set forth in the Company Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries, all or part of whose rates or services are regulated by a Governmental Entity, has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts, which, individually or in the aggregate, have had or would result in a Company Material Adverse Effect.

    (t) REGULATION AS A UTILITY. (i) Louisville Gas and Electric Company is not regulated as a public utility by any state other than the Commonwealth of Kentucky. Kentucky Utilities Company is not regulated as a public utility by any state other than the Commonwealth of Kentucky and the Commonwealth of Virginia and may be subject to regulation as a public utility in the State of Tennessee. Other than as set forth in the two preceding sentences, no "subsidiary company" or "affiliate" of the Company (such terms having the meaning ascribed to such terms in the PUHCA) is subject to regulation as a public utility or public service company (or similar designation) by the FERC, any state in the United States or in any foreign country.

    (ii) The Company is an exempt public utility holding company under
Section 3(a)(1) of the PUHCA.

    (u) OWNERSHIP OF SHARES. Neither the Company nor any of its subsidiaries "Beneficially Owns" (as such term is defined in Rule 13d-3 under the Exchange
Act) any ordinary shares, nominal value 50p each, of Parent ("PARENT ORDINARY SHARES"), or ADS's (as defined in Section 6.11(a)).

    (v) COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Company Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries or, to the knowledge of the Company, joint ventures nor, in the case of clause (B) below, to the knowledge of the Company, any other Person, is in breach or violation of, or in default in the performance or observance of, any term or provision of, and, to the knowledge of the Company, no event has occurred which, with notice or lapse of time or both, is reasonably likely to result in a default under (A) the articles of incorporation or by-laws of the Company, Louisville Gas and Electric Company, Kentucky Utilities Company, or LG&E Capital Corp., or (B) any Contract by which the Company or any of its subsidiaries or joint ventures is bound, except, in the case of clause (B), for such breaches, violations and defaults which, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect. Except as disclosed in the Company Reports filed prior to the date hereof, neither any of the subsidiaries nor, to the knowledge of the Company, any of the joint ventures is in material default under their respective governing documents.

    (w) JOINT VENTURES. Section 5.1(w) of the Company Disclosure Letter sets forth a list of each of the Company's joint ventures, including for each such entity its name and the Company's interest therein, and also including for each joint venture a brief description of its principal line or lines of business. With respect to each of the Company's joint ventures, the Company has disclosed to Parent correct and complete copies (or descriptions of oral agreements, if any) of all agreements to which the Company or any of its subsidiaries or joint ventures is a party which (i) contain any change of control provisions, put options or call options related to the interests in the joint venture, rights of first refusal or other similar provisions or any provisions that are reasonably likely to affect the ability of Parent, together with the remaining co-owners of each such entity, to direct and control such entity's business operations as a result of the consummation of the Merger or (ii) evidence any commitment (whether or not contingent) for future investment of capital or otherwise to be directly or indirectly made by Parent, the Company or any of their respective subsidiaries therein. With respect to joint ventures for which the Company has not disclosed to Parent all agreements pursuant to the immediately preceding sentence (the "UNDISCLOSED COMPANY JOINT VENTURES"), the Company represents and warrants to Parent that (i) none of the agreements relating to the Undisclosed Company Joint Ventures contain any change of control provisions, put options or call options related to the interests in the Undisclosed Company Joint Ventures, rights of first refusal or other similar provisions that are triggered by the execution and delivery of the Merger Agreement by the Company or would be triggered by the consummation of the Merger in accordance with its terms, and
(ii) neither the Company nor any of its subsidiaries is obligated to make any loans or capital contributions to, or to undertake any guarantees with respect to, any Undisclosed Company Joint Venture.

    As used in this Agreement, "JOINT VENTURE" shall mean any corporation or other Person that is not a subsidiary of such Person, in which such Person owns directly or indirectly an equity, voting or other membership interest, other than equity, voting or other membership interests representing less than 5% of each class of the outstanding voting securities or equity or other voting or membership interests of any such Person and owned for passive investment purposes.

    (x) DERIVATIVE PRODUCTS. Any Derivative Products (as defined below) entered into for the account of the Company or any of its subsidiaries were entered into in accordance with the Trading Policies (as defined in Section 6.18) and applicable rules, regulations and policies of any Governmental Entity and are legal, valid and binding obligations of the Company or one of its subsidiaries enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception, and are in full force and effect. The Company and each of its subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for any failure to perform obligations or breaches or defaults that would not cause a Company Material Adverse Effect.

    The Company has provided Parent with a true and accurate copy of the Trading Policies and, to the knowledge of the Company, all material information regarding the current practice of the Company and its subsidiaries with respect to Derivative Products delivered to representatives of Parent on January 10, 2000, is accurate and complete in all material respects.

    As used herein, "DERIVATIVE PRODUCT" means (i) any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including but not limited to electricity, natural gas, crude oil and other commodities, currencies, interest rates and indices and
(ii) forward contracts for physical delivery, physical output of assets, and physical load obligations.

    (y) OPC AND ELECTRIC RATE CASE INFORMATION. Prior to the date hereof, the Company has delivered to Parent all information, including agreements, documents, analyses, reports, memoranda and filings, related to Excluded Effects known to the Company and reasonably necessary to understand the financial consequences of such matters, and such information collectively does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the information contained therein not misleading.

    5.2. REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered to the Company by Parent on or prior to entering into this Agreement (the "PARENT DISCLOSURE LETTER"), Parent hereby represents and warrants to the Company that:

    (a) CAPITALIZATION OF MERGER SUB AND US SUBHOLDCO 2. The authorized capital stock of each of Merger Sub and US Subholdco 2 at the Effective Time will consist only of shares of common stock, without par value, all of which shall be validly issued, fully paid and outstanding. At the Effective Time, all of the issued and outstanding capital stock of each of Merger Sub and US Subholdco 2 will be owned indirectly by Parent, and there will be: (i) no other shares of capital stock or voting securities of Merger Sub or US Subholdco 2,
(ii) no securities of Merger Sub or US Subholdco 2 convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub or US Subholdco 2, respectively, and (iii) no options or other rights to acquire from Merger Sub or US Subholdco 2, and no obligations of Merger Sub or US Subholdco 2 to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub or US Subholdco 2, respectively. Prior to the Effective Time, Merger Sub and US Subholdco 2 will not have conducted any business and will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger, the financing arrangements therefor and the other transactions contemplated by this Agreement.

    (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of Parent and its subsidiaries is a corporation duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or similar power and authority to own and operate its assets or properties and to carry on its business as presently conducted and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so incorporated or organized, qualified or in such good standing, or to have such power or authority when taken together with all other such failures, would not have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of the Parent's memorandum and articles of association, each as currently in full force and effect.

    As used in this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), properties, business, operations or results of operations of the Parent and its subsidiaries taken as a whole or any effect which prevents, materially delays or materially impairs the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

    (c) CORPORATE AUTHORITY. Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger subject only to the approval of (i) the Merger, and (ii) any increase in Parent's borrowing powers as set out in its articles of association required in connection with the Merger or the Financing Plan (as defined in Section 5.2(h)), in each case by the holders of a majority of the outstanding Parent Ordinary Shares who vote at a duly convened meeting of the shareholders of Parent (the "PARENT REQUISITE VOTE"). Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement is a valid and binding agreement of Parent, and will be a valid and binding agreement of Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. As of the Effective Time, Merger Sub will have all requisite corporate power and authority and will have taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger.

    (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act, the Exchange Act and Exon-Florio, (C) to comply with the rules and regulations of the LSE, (D) required to be made with the NYSE, (E) with or to the SEC pursuant to PUHCA or the FERC pursuant to the Power Act, (F) pursuant to the United Kingdom's Electricity Act 1989 and the Fair Trading Act 1973, (G) in connection with the Parent Requisite Vote, or (H) identified in Section 5.2(d) of the Parent Disclosure Letter (collectively, the "PARENT REQUIRED STATUTORY APPROVALS"), no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.

    (ii) The execution, delivery and performance of this Agreement by Parent does not (and by Merger Sub will not), and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or by-laws of Merger Sub or, subject to the Parent Requisite Vote, the articles of association and memorandum of association of Parent or the comparable governing instruments of any of its subsidiaries or, to Parent's knowledge, joint ventures, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest, claim or other encumbrance on the assets of Parent or any of its Subsidiaries or Joint Ventures (with or without notice, lapse of time or both) pursuant to any Contracts binding upon Parent or any of its Subsidiaries or Joint Ventures or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries or Joint Ventures is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that would not, individually or in the aggregate, have a Parent Material Adverse Effect. To the knowledge of Parent (for purposes of this Section 5.2(d)(ii) only, without any obligation to conduct any investigation), Section 5.2(d) of the Parent Disclosure Letter sets forth a correct and complete list of material Contracts of Parent and its subsidiaries and joint ventures pursuant to which consents or waivers (the "PARENT REQUIRED CONSENTS") are or may be required prior to consummation of the transactions contemplated by this Agreement.

    (e) PARENT REPORTS. All material filings, including all material written forms, statements, reports, agreements and all material documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all material rates, tariffs, franchises, service agreements and related documents, required to be made by Parent and its Subsidiaries since
December 31, 1997, under laws and regulations applicable to the electricity industry in the United Kingdom (including those under the Electricity Act 1989), have been made in accordance with, and complied, as of their respective dates, in all material respects with, the requirements of the relevant Governmental Entity. Parent has delivered to the Company copies of (i) each registration statement, report or annual report prepared by it since January 3, 1999 (the "PARENT AUDIT DATE"), including the Parent Annual Report on Form 20-F for the year ended January 3, 1999, and the interim report of Parent for the six month period ended July 4, 1999 (collectively, including any such registration statement, report or annual report filed subsequent to the date hereof, the "PARENT REPORTS"), each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC, and (ii) all circulars, reports and other documents distributed by Parent to its shareholders since January 3, 1999. As of their respective dates (or, if amended, as of the date of such amendment), the Parent Reports did not, and any Parent Report filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading in any material respect. The audited consolidated financial statements of Parent and its Subsidiaries included in or incorporated by reference into the Parent Reports (including the related notes and schedules) were prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K. GAAP") applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly, or will present fairly, in all material respects, the consolidated financial position of Parent and its subsidiaries and the results of their operations and cash flows as of the date thereof and for the period then ended, in conformity with U.K. GAAP.

    (f)  TAKEOVER STATUTES.  Assuming the representation of the Company in
Section 5.1(j) is true and correct, no anti-takeover statute or regulation in the United Kingdom or any anti-takeover provision in the Parent's articles of association or memorandum of association is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated by this Agreement.

    (g) OWNERSHIP OF SHARES. Neither Parent nor any of its subsidiaries is the "Beneficial Owner" of or "beneficially owns" (as each such term is defined under the Rights Agreement) any Shares.

    (h) FUNDS FOR THE MERGER CONSIDERATION. As of the date hereof, Parent has provided to the Company a copy of its plan for financing the Merger Consideration (the "FINANCING PLAN") and, at the Effective Time, will have available all of the funds necessary for the payment of the Merger Consideration, and to perform its and the Surviving Corporation's obligations under this Agreement.

    (i) SHARE CAPITAL. As of the date hereof, the authorized share capital of Parent consists of 1,050,000,000 Parent Ordinary Shares, of which 650,092,031 were issued and outstanding as of the close of business on February 25, 2000, and one Special Rights Redeemable Preference Share, nominal value L1 per share, which was issued and outstanding as of the close of business on the date hereof. All of the issued and outstanding Parent Ordinary Shares have been duly authorized and validly issued and are fully paid or credited as fully paid. As of the date hereof, Parent has no Parent Ordinary Shares subject to issuance, except that there are not more than 8,783,038 Parent Ordinary Shares subject to issuance pursuant to options or rights outstanding. Except as set forth above, and except as may be required by law, as of the date hereof, there are no preemptive or other material outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments which obligate Parent or any of its subsidiaries to issue or to sell any share capital or other securities of Parent or any of its subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Parent or any of its subsidiaries, any material securities of Parent or any of its subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

    (j) LITIGATION. As of the date hereof, there is no action, suit, claim, arbitration, grievance, complaint, charge, proceeding, or investigation pending or, to Parent's knowledge, threatened to be brought, by or before any Governmental Entity, against Parent or any of its Affiliates that would reasonably be expected to materially and adversely affect the ability of Parent or Merger Sub to fulfill its obligations hereunder.

    (k) REGULATION AS A UTILITY. As of the date hereof, neither Parent nor any "subsidiary company" or "affiliate" (as each such term is defined in PUHCA) of Parent is an exempt wholesale generator under PUHCA or is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) or as a subsidiary or affiliate of a public utility holding company, public utility or public service company (or similar designation) by the federal government of the United States or any state in the United States.

    (l) OPC AND ELECTRIC RATE CASE DISCLOSURE. As of the date hereof and prior to the execution of this Agreement, Parent has, assuming the accuracy of the Company's representation in Section 5.1(y), received sufficient information, and has had the opportunity to make such inquiries and to conduct such investigation, as it has deemed necessary to make an independent assessment of the liability exposure of the Company and its subsidiaries with respect to the Excluded Effects.

                                   ARTICLE VI
                                   COVENANTS

    6.1. TRANSITION GROUP; 2001 BUDGET. (a) Promptly after the date hereof, Parent and the Company shall establish a transition committee (the "TRANSITION COMMITTEE") consisting of the Chief Executive Officers of Parent and the Company (who shall be Co-Chairmen of such committee) and such other persons as the Chief Executive Officers shall designate to, subject to applicable Laws relating to the exchange of information, facilitate a full exchange of information concerning the business, operations, capital spending, budgets and financial results of the Company, identify ways in which the operations of Parent and the Company can be coordinated and develop plans for the operation and growth of the Company. The Chief Executive Officers shall meet in person, by telephone or by videoconference at least monthly and the other members of the Transition Committee shall meet as directed by the Chief Executive Officers.

    (b) The Company agrees to consult with Parent regarding the Company Budget for fiscal year 2001 and give reasonable consideration to the views of Parent with respect thereto. Except as Parent otherwise agrees in writing, the Company Budget for the fiscal year 2001 will not make or authorize the making of:
(a) any capital expenditures or operation and maintenance expenditures in excess of an amount equal to the comparable amounts for such items in the Company Budget for the year 2000, REDUCED BY (A) (I) budgeted expenditures in the Company Budget for fiscal year 2000 for the 550MW merchant facilities located in Gregory, Texas, and (II) the incremental benefits of the "one utility" cost initiative, and INCREASED BY (B) (I) any additional amount required in order to satisfy the Company's obligations under the Clean Air Act, as amended, and
(II) a 2% inflation adjustment for operation and maintenance expenditures; and
(b) any acquisition of, or investment in, assets or stock of, or other interest in, any other person or entity, except (I) for the required earnout payment provided for in the merger agreement related to LG&E Capital Corp.'s acquisition of CRC Holdings Corp. and (II) funding of ServiConfort Argentina, S.A., up to
$1 million.

    6.2. INTERIM OPERATIONS. The Company covenants and agrees as to itself and its subsidiaries that (where reasonably practicable) it shall consult with Parent with respect to its significant business plans and decisions (including as contemplated by Section 6.1 of this Agreement) and, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed and except as otherwise expressly contemplated by this Agreement or as set forth in
Section 6.2 of the Company Disclosure Letter):

    (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and its subsidiaries shall use their respective reasonable best efforts to
(i) subject to prudent management of workforce needs and ongoing programs currently in force, preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates, (ii) maintain and keep material properties and assets in good repair and condition, subject to ordinary wear and tear and
(iii) maintain in effect all existing governmental permits that are required for the continued operation of the Company's and its subsidiaries' respective businesses in all material respects as they are currently conducted;

    (b) neither the Company nor any of its subsidiaries shall (i) amend its articles of incorporation or by-laws; (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock (other than (A) to the Company or the Company's wholly owned subsidiaries, (B) dividends required to be paid on any preferred stock of any subsidiary of the Company outstanding on the date hereof or preferred stock issued to refinance currently outstanding preferred stock or debt in accordance with the terms of this Agreement, in each case, in accordance with their respective terms, (C) regular quarterly dividends on Shares with usual record and payment dates not, during any fiscal year, in excess of 104% of the dividends per Share for the immediately preceding fiscal year, and (D), a special dividend with a record date in the fiscal quarter in which the Effective Time occurs in a per Share amount up to the amount of the dividend declared per Share by the Company in the immediately preceding fiscal quarter multiplied by a fraction, the numerator of which is the number of days elapsed in the then current fiscal quarter over the total number of days in the then current fiscal quarter); or
(iv) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock (other than (A) as required by the respective terms of any preferred stock of any subsidiary of the Company outstanding on the date hereof or preferred stock issued to refinance currently outstanding preferred stock or debt in accordance with the terms of this Agreement, (B) in connection with the repurchase, redemption or refinancing of preferred stock of any subsidiary of the Company with preferred stock at a lower cost of funds (calculating such cost on an after-tax basis), (C) in connection with intercompany purchases of capital stock among wholly owned subsidiaries of the Company, (D) for the purpose of funding or providing benefits under employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase and dividend reinvestment plans in accordance with past practice or as may be permitted by Section 6.11(a) or (E) the redemption, if required by a final, non-appealable judgment of a court of competent jurisdiction, of the Rights pursuant to the Rights Agreement;

    (c) neither the Company nor any of its subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than (A) Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans, issuances of additional options or rights to acquire Shares granted pursuant to the terms of the Stock Plans as in effect on the date hereof in the ordinary and usual course of the operation of such Stock Plans and issuances of Shares pursuant to options granted after the date hereof pursuant to the Stock Plans, (B) issuances of Shares in the ordinary and usual course of the Company's Savings Plan and the Company's 401(k) Savings Plan, each as in effect on the date hereof,
(C) intercompany issuances of capital stock to wholly owned subsidiaries of the Company, (D) in the case of subsidiaries of the Company, the issuance of preferred stock in connection with the repurchase, redemption or refinancing of preferred stock outstanding on the date of this Agreement or issued in accordance with the terms hereof either at its stated maturity or at a lower cost of funds (calculating such cost on an after-tax basis) and (E) securities issuable under the Rights Agreement if required by the terms thereof);
(ii) other than in the ordinary and usual course of business and other than sales not in excess of $20,000,000 in the aggregate, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any property or assets; or (iii) except (A) as required by any Law enacted after the date hereof or to meet service requirements following an extraordinary weather related emergency, (B) for acquisitions permitted by Section 6.2(c)(iv),and
(C) for annual capital expenditures not in excess of $12,000,000 and annual operation and maintenance expenditures not in excess of $13,000,000, in each case only in respect of expenditures required to discharge regulatory responsibilities for service reliability, make or authorize or commit for any capital expenditures or operation and maintenance expenditures in excess of the amount budgeted by the Company or its subsidiaries for capital expenditures and operation and maintenance expenditures in the budget for fiscal year 2000 (and set forth in the Company Disclosure Letter) or, with respect to expenditures in 2001, the budget prepared in accordance with Section 6.1(b) (the budget for either fiscal year 2000 or 2001, being, as applicable, the "COMPANY BUDGET"); or
(iv) by any means, make any acquisition of, or investment in, assets or stock of, or other interest in, any other Person or entity except as provided in the Company Budget;

    (d) neither the Company nor any of its subsidiaries shall (i) incur, assume or prepay any long-term debt or incur or assume any short-term debt (other than (A) in the ordinary and usual course of business in amounts and for purposes consistent with past practice under existing lines of credit or replacements thereof or as required to fund the Company Budget, (B) the incurrence of long-term indebtedness in connection with the refinancing of existing indebtedness or commercial paper either at its stated maturity or at a lower cost of funds (calculating such cost on an after-tax basis) or as required to fund the Company Budget and (C) short-term debt or long-term debt incurred to finance the Excluded Effects), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third-party, including by means of any "keep well" or other agreement to support or maintain any financial statement condition of another person, except in the ordinary and usual course of business (other than (A) arrangements between the Company and its wholly owned subsidiaries or among its wholly owned subsidiaries, (B) indebtedness, "keep well" or other similar agreements in an amount not to exceed $25,000,000 incurred to finance acquisitions permitted by (and subject to the limitations contained in)
Section 6.2(c)(iv) or capital or operation and maintenance expenditures permitted by (and subject to the limitations contained in)
Section 6.2(c)(iii) and (C) guarantees or other agreements in connection with the refinancing of existing indebtedness, preferred stock or commercial paper either at its stated maturity or at a lower cost of funds (calculating such cost on an after tax basis), (iii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates consistent with past practice, or (iv) change any accounting principle, practice or method in a manner that is inconsistent with past practice, except to the extent required by U.S. GAAP as advised by the Company's regular independent accountants;

    (e) neither the Company nor any of its subsidiaries shall, other than in the ordinary and usual course of business, (i) enter into, modify, amend, or terminate any material contract (it being agreed that the Company shall consult with Parent, and give reasonable consideration to any views of Parent, with respect to the entering into, modification, amendment or termination of any other contract), (ii) waive, release, relinquish or assign any material contract (or any of the rights of the Company or any of its subsidiaries thereunder), right or claim (it being agreed that the Company shall consult with Parent, and give reasonable consideration to any views of Parent, with respect to the waiver, release, relinquishment or assignment of any other contract, right or claim), or (iii) cancel or forgive any material indebtedness (it being agreed that the Company shall consult with Parent, and give reasonable consideration to any views of Parent, with respect to the cancellation or forgiveness of any other indebtedness) owed to the Company or any of its subsidiaries;

    (f) neither the Company nor any of its subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

    (g) except as may be required by applicable Law, neither the Company nor any of its subsidiaries shall (i) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans (other than issuances of additional options or rights to acquire Shares granted pursuant to the terms of the Stock Plans as in effect on the date hereof in the ordinary and usual course of the operation of such Stock Plans) or
(ii) increase the salary, wage, bonus or other compensation of any employees, except increases occurring in the ordinary and usual course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases);

    (h) except as may be required by applicable Law, neither the Company nor any of its subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or its subsidiaries, other than grants of severance or termination pay pursuant to severance or termination agreements or policies in effect as of the date hereof and set forth in Section 5.1(h) of the Company Disclosure Letter and entry into employment or severance agreements with persons filling vacancies of persons having left the employment of the Company and its subsidiaries, which employment or severance agreements shall be entered into only in the ordinary course of business consistent with past practice and shall contain the terms set forth in Section 6.2(h) of the Company Disclosure Letter;

    (i) neither the Company nor any of its subsidiaries shall settle or compromise any material claims or litigation, other than (it being agreed that the Company shall not take any of the following actions without first discussing them with Parent and giving reasonable consideration to any views of Parent on such matters) (A) settlement or compromise, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgements) or in accordance with their terms, of claims or litigation (I) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC or (II) incurred in the ordinary and usual course of business or (B) settlement or compromise as part of or pursuant to any settlements of any rate filings before the public utility commission of any state or the FERC pending on the date of this Agreement;

    (j) neither the Company nor any of its subsidiaries shall make any material Tax election or, except as required by applicable Law, permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business or as may be required by changes in applicable Law;

    (k) (i) except as permitted pursuant to Section 6.2(c) or as required pursuant to tariffs on file with the FERC as of the date hereof, neither the Company nor any of its subsidiaries shall:(A) commence construction of any additional gas storage capacity or any additional transmission or delivery capacity, (B) commence construction of or purchase any additional generating equipment or facility or (C) obligate itself to purchase or otherwise acquire, or to sell or otherwise dispose of, or to share, any additional gas storage, generating, transmission or delivery plants or facilities, and (ii) other than currently pending rate filings and except as expressly set forth in the Company Budget, neither the Company nor any of its subsidiaries shall make or propose any changes in its or its subsidiaries' regulated rates or charges (other than automatic cost pass through rate adjustments), standards of service or accounting from those in effect on the date hereof, initiate any general rate case, make any filing (or any amendment thereto), or effect any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, without first discussing with Parent and giving reasonable consideration to any views of Parent on such matters. Neither the Company nor any of its subsidiaries shall make any filing to change its rates on file with the FERC if such filing or change is reasonably likely to have a Company Material Adverse Effect. Any regulatory order potentially imposing any such obligation shall be promptly forwarded to Parent;

    (l) except as otherwise expressly provided for in this Agreement or as required by regulatory authorities or pursuant to publicly filed tariffs, neither the Company nor any of its subsidiaries shall enter into any agreement or arrangement, or amend or modify any existing agreement or arrangement, or engage in any new transaction, with any of their respective Affiliates on terms to the Company or any of its subsidiaries less favorable than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis; and

    (m) neither the Company nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.

    6.3. ACQUISITION PROPOSALS. (a) The Company agrees that (i) it and its officers and directors shall not, (ii) its subsidiaries and its subsidiaries' officers and directors shall not and (iii) it shall direct and use its best efforts to cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries ("REPRESENTATIVES")) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any substantial portion of the assets of the Company, Kentucky Utilities Company, Louisville Gas and Electric Company or LG&E Capital Corp. (in each case, determined on a consolidated basis) or any substantial portion of the equity securities of any of the Company, Kentucky Utilities Company, Louisville Gas and Electric Company or LG&E Capital Corp. (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). The Company further agrees that (i) it and its officers and directors shall not, (ii) its subsidiaries and its subsidiaries' officers and directors shall not, and
(iii) that it shall direct and use its best efforts to cause its and its subsidiaries' Representatives not to, directly or indirectly, engage in any negotiations or discussions concerning, or provide any confidential information or data to, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal;
(B) providing access to its properties, books and records and providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 9.7)(except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of the Company or withdrawing or modifying in any adverse manner its approval or recommendation of this Agreement, if and only to the extent that, in each case referred to in clauses (B), (C) or (D), (i) the Company Requisite Vote shall not have been obtained and (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law, (iii) the board of directors of the Company shall have determined in good faith, after consultation with its legal counsel and financial advisors that, (x) in the case of clause (D) above only, such Acquisition Proposal, if accepted, is reasonably capable of being consummated, taking into account legal, financial, regulatory, timing and similar aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL") and (y) in the case of clauses
(B) and (C) above only, such actions could reasonably be expected to lead to a Superior Proposal and (iv) such actions do not continue for more than twenty business days with respect to any Acquisition Proposal (or amendment thereto). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 6.3 and in the Confidentiality Agreement. The Company agrees that it will notify Parent promptly if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its subsidiaries.

    (b) Notwithstanding anything in this Section 6.3 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Company's board of directors determines in good faith, on the basis of the advice of its financial advisors and outside counsel, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 6.3(a), that such proposal is a Superior Proposal, the Company or its board of directors may terminate this Agreement if, and only if, the Company shall concurrently with such termination enter into a definitive agreement containing the terms of a Superior Proposal; PROVIDED HOWEVER, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence, shall be void and of no force or effect, unless the Company shall have complied with (i) all the provisions of this Section 6.3, including the notification provisions in this Section 6.3, (ii) the following proviso, and
(iii) all applicable requirements of Section 8.3, including the payment of the termination fee described in Section 8.5(b) prior to such termination; and PROVIDED, FURTHER, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 6.3 until after five business days following Parent's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Company's board of directors has received a Superior Proposal and that such board of directors will, subject to any action taken by Parent pursuant to this sentence, cause the Company to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require an additional Notice of Superior Proposal and a new five business day period).

    6.4. ACCURACY OF PROXY STATEMENT AND CIRCULAR. The Company agrees, as to itself and its subsidiaries, that (i) the proxy statement of the Company (the "PROXY STATEMENT") and any amendment or supplement thereto will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) (A) none of the information supplied by it or any of its subsidiaries for inclusion or incorporation by reference in the Proxy Statement will at the date of mailing to shareholders or at the time of the Shareholders Meeting (as defined in Section 6.5) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) all of the information supplied by it or any of its subsidiaries for inclusion or incorporation by reference in the Circular (as defined below) will, as of the date of mailing to Parent's shareholders and to the best knowledge and belief of the Company (which will have taken all reasonable care to ensure that such is the case), be in accordance with the facts and will not omit anything likely to affect the import of such information. Parent agrees, as to itself, Merger Sub and its subsidiaries, that (i) the circular (the "CIRCULAR") to be mailed to Parent's shareholders in connection with the meeting of Parent's shareholders referred to in Section 6.5 containing a notice convening such meeting, forms of proxy and such other information (if any) as may be required by the rules and regulations of the LSE and any supplements thereto and any other circulars or documents issued to shareholders, employees, the holders of options under Parent's benefit plans and option schemes or debentureholders of Parent, will comply in all material respects with the Companies Act, as amended, the Financial Services Act 1986 and the rules and regulations thereunder and the rules and requirements of the LSE and (ii)(A) all such information included or incorporated by reference in such documents will, as of the date of mailing to Parent's shareholders and to the best knowledge and belief of Parent (which will have taken all reasonable care to ensure that such is the case), be in accordance with the facts and will not omit anything likely to affect the import of such information and (B) none of the information supplied by it or any of its subsidiaries for inclusion or incorporation by reference in the Proxy Statement will at the date of mailing to shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    6.5. SHAREHOLDERS MEETINGS. The Company will take, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "SHAREHOLDERS MEETING") as promptly as reasonably practicable after the execution of this Agreement to consider and vote upon the approval of this Agreement. Parent will take, in accordance with its articles of association and memorandum of association and the rules and regulations of the LSE, all action necessary to convene a meeting of holders of Parent Ordinary Shares (the "PARENT STOCKHOLDERS MEETING") as promptly as reasonably practicable after the execution of this Agreement to consider and vote upon the approval of the Merger and any matters related thereto with respect to which the approval of Parent's shareholders is required. Notwithstanding the foregoing, Parent and the Company shall each use their reasonable best efforts to convene their respective meetings of shareholders on the same date. Subject to fiduciary obligations and the requirements of applicable Law, each of the Company's and Parent's board of directors shall recommend such approvals and shall take all lawful action to solicit such approvals.

    6.6.  FILINGS; OTHER ACTIONS; NOTIFICATION.

    (a) The Company shall, in cooperation with Parent, use its best efforts to prepare and file as promptly as is practicable after the date hereof with the SEC the Proxy Statement and shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its representatives and the SEC with respect to the Proxy Statement. Parent shall, in cooperation with the Company, promptly prepare and lodge on a confidential basis with the LSE the Circular. Parent shall promptly notify the Company of the receipt of all comments of the LSE with respect to the Circular and of any request by the LSE for any amendment or supplement thereto or for additional information and shall promptly provide to the Company copies of all correspondence between Parent and/or any of its representatives and the LSE with respect to the Circular. The Company and Parent each shall use its reasonable best efforts to have the Proxy Statement and the Circular approved by the SEC and the LSE, respectively. Parent and the Company shall coordinate with each other so that the content of the Circular and the Proxy Statement is as consistent as is reasonably practicable.

    (b) The Company and Parent shall cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective best reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, applications, petitions, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, licenses, permits, qualifications, orders and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information (including any obligations pursuant to any listing agreement with or rules of any securities exchange), Parent and the Company shall have the right to review and approve (such approval not to be unreasonably withheld or delayed) in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Affiliates, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity (including any securities exchange) in connection with the Merger and the other transactions contemplated by this Agreement.

    (c) The Company and Parent each shall, upon request by the other, furnish the other with all true and accurate information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Circular or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

    (d) The Company and Parent each shall promptly provide the other party with copies of all filings made by either the Company or Parent with any state or federal court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the transactions contemplated hereby. The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of any notices or other communications received by Parent or the Company, as the case may be, or any of its subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

    (e) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement, or the Merger or the other transactions contemplated by this Agreement or claims damages in connection therewith, the Company and Parent each agree to cooperate and use their best reasonable efforts to defend against and respond thereto.

    6.7.(a) ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its subsidiaries to) afford Parent's officers, employees, counsel, lenders, accountants and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, the Company shall (and shall cause its subsidiaries to) furnish promptly to Parent access to (and, where reasonable, copies of,) all information concerning its business, properties and personnel as may reasonably be requested, PROVIDED that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, and PROVIDED FURTHER that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by its officers. All such information shall be governed by the terms of the Confidentiality Agreement.

    (b) Parent shall from time to time, (i) at the request of the Company, furnish to the Company such information concerning its financial condition and Financing Plan as may be reasonably requested, and (ii) promptly provide the Company with the final drafts of, and any modifications to, its Financing Plan for the Merger.

    6.8. STOCK EXCHANGE DE-LISTING. The Surviving Corporation shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

    6.9. PUBLICITY. Other than with respect to the initial press release with respect to the Merger and the other transactions contemplated hereby, subject to each party's disclosure obligations under Law or the rules of any applicable securities exchange, the Company and Parent each shall, if practicable, refrain from issuing or making any public announcement or statement with respect to the Merger and the other transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed).

    6.10. CERTAIN EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS. Subject to Sections 6.11 and 6.19, Parent and its subsidiaries shall honor and perform, without modification, all contracts, agreements, collective bargaining agreements and commitments of the Company made prior to the date hereof and disclosed to Parent (or established or amended in accordance with or as permitted by this Agreement), including, but not limited to, the Compensation and Benefit Plans, which apply to any current or former employee or director of the Company and its subsidiaries; PROVIDED, HOWEVER, that nothing herein shall prevent Parent from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment in accordance with its terms.

    6.11.  BENEFITS.

    (a) STOCK OPTIONS. (i) At the Effective Time, each Company Option, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the number of American Depositary Shares of Parent (the "ADS'S"), each of which represents four Parent Ordinary Shares, equal to the result (rounded down to the nearest whole ADS) of multiplying the number of Shares subject to the Company Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), at an exercise price per ADS equal to the result (rounded up to the nearest whole cent) of dividing the per share exercise price of such Company Option immediately prior to the Effective Time by the Conversion Ratio (it being understood that the exercise price shall be converted into dollars at the rate prevailing at the close of business on the business day prior to the Effective
Time); PROVIDED, HOWEVER, that in the case of any Company Option to which
Section 422 of the Code applies, the adjustments provided for in this Section shall be effected in a manner consistent with the requirements of
Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section. For purposes of this Section, the term "CONVERSION RATIO" means a fraction, the numerator of which is the average of the high and low sales price of one Share on the NYSE on the trading day immediately preceding the Effective Time and the denominator of which is the average of the high and low sales price of one ADS on the NYSE on the trading day immediately prior to the Effective Time. Notwithstanding the foregoing, each holder of such Company Option, if such holder elects in writing delivered to the Company at least three business days prior to the Effective Time, may at the Effective Time exchange each such Company Option, whether or not then exercisable, for an amount in cash to be paid by the Company, equal to the product of (x) the number of Shares previously subject to such Company Option and (y) the excess of the difference between the Merger Consideration over the per Share exercise price of such Company Option, less any amount the Company is required to deduct or withhold with respect to such payment. Each such Company Option so exchanged shall be immediately canceled.

    (ii) Effective at the Effective Time, Parent shall assume each Company Option still outstanding in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Ordinary Shares for delivery upon exercise of Company Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form F-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the ADS's subject to such Company Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

    (iii) Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the ADS's or options to acquire ADS's pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16 of the Exchange Act ("SECTION 16").

    (iv) At the Effective Time, each outstanding Share awarded as a restricted Share shall be canceled and converted into the right to receive the Merger Consideration in accordance with Section 4.1(a) of this Agreement; PROVIDED, HOWEVER, that the restricted Shares shall not vest and the restrictions thereon shall not lapse on and until the first day immediately following the Effective Time, and the Merger Consideration shall thereafter be paid to each holder of such formerly restricted Shares at the same time and on the same terms as provided in Section 4.2 of this Agreement. Prior to the Effective Time, the Company shall take all necessary actions in order to effectuate the foregoing.

    (b) EMPLOYEE BENEFITS. Parent agrees that, during the period commencing at the Effective Time and ending on the second anniversary thereof, the employees of the Company and its subsidiaries (the "COMPANY EMPLOYEES") will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of Shares) that are no less favorable in the aggregate than those currently provided by the Company and its subsidiaries to such employees as of the date hereof. Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date hereof and all employment or severance agreements entered into by the Company or adopted by the board of directors of the Company prior to the date hereof and disclosed to Parent.

    (c)  LONG-TERM INCENTIVE PLAN.  Notwithstanding anything set forth in
Section 6.11(b) to the contrary, in the event that Parent or the Surviving Corporation fails to maintain equity-based employee benefit plans for the benefit of the Company Employees, Parent shall, or shall cause the Surviving Corporation to, provide for a period of at least twenty-four months following the Effective Time, a long-term incentive plan for the benefit of the Company Employees, which plan would provide such Company Employees with bonuses or other payments, upon the achievement of reasonable performance criteria, which are no less favorable than the value of the equity-based compensation otherwise provided for under the long-term incentive Compensation and Benefit Plans as in existence immediately prior to the date hereof.

    (d) ELECTION TO PARENT'S BOARD OF DIRECTORS. At the Effective Time of the Merger, Parent shall promptly increase the size of its Board of Directors in order to cause Roger W. Hale to be appointed to Parent's Board of Directors. Roger W. Hale shall be entitled to serve on Parent's board of directors in accordance with Roger W. Hale's Employment Agreement.

    (e) ADVISORY BOARD. The directors of the Company at the Effective Time shall, after the Effective Time, serve as members of a U.S. advisory board to provide advice with respect to operations of the Company and its subsidiaries, businesses and regulatory developments in the United States generally and such other matters as the members of the advisory board, Parent and the Company shall mutually agree.

    6.12. EXPENSES. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Circular shall be shared equally by Parent and the Company.

    6.13. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries (when acting in such capacity) determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including all liabilities to the extent they are based in whole or in part on or arise in whole or in part out of or pertain to this Agreement or the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or, if applicable, such subsidiary, would have been permitted under the KBCA or other relevant state statute and the Company's or, if applicable, such subsidiary's, articles of incorporation and its by-laws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law; PROVIDED, HOWEVER, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

    (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party except to the extent such failure prejudices Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred, (ii) Parent will cooperate in the defense of any such matter, (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; PROVIDED, HOWEVER, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm or counsel for all Indemnified Parties in any jurisdiction, except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to retain separate counsel satisfactory to it (subject to the consent of Parent, which shall not be unreasonably withheld),
(ii) the Indemnified Parties shall cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent (which consent may not be unreasonably withheld or delayed); and PROVIDED FURTHER that Parent shall not have any obligation hereunder to any Indemnified

Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. In the event any Indemnified Party is required to bring any action to enforce rights against, or to collect moneys due from, Parent under this Agreement and is successful in such action, Parent shall reimburse such Indemnified Party for all of its reasonable expenses in bringing and pursuing such action.

    (c) The Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O INSURANCE") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (the "CURRENT PREMIUM"); PROVIDED, HOWEVER, that (i) the Surviving Corporation may substitute therefor policies (which may be "tail" policies) containing terms with respect to coverage and amount no less favorable in any material respect to such directors and officers; (ii) if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium; and (iii) if the annual premiums for the existing D&O Insurance exceeds 200% of the Current Premium, the Surviving Corporation shall obtain a policy with the best coverage available for the remainder of such period, for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

    (d) If the Surviving Corporation or any of its successors or assigns
(i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.13. The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

    (e) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws or comparable documents (or any other document containing such rights) in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided that in the event any claim or claims are asserted or made within such six-year period (provided that nothing herein shall be deemed to extend or otherwise modify any statute of limitations with respect to any claim), all such rights to the indemnification in respect of such claim or claims shall continue until the final disposition thereof. Notwithstanding the foregoing, Parent may amend or modify the terms of the articles of incorporation or by-laws or comparable documents of the Company or any of its subsidiaries after the Effective Time so long as the modification or amendment does not adversely affect the indemnification rights provided for in the last preceding sentence.

    6.14. TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective boards of directors shall grant such approvals and take such actions consistent with their fiduciary duties and applicable law as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

    6.15. FINANCING. Parent shall use commercially reasonable efforts to obtain the financing contemplated by the Financing Plan or alternative financing therefor on substantially similar terms sufficient to pay the Merger Consideration to be paid in connection with the Merger.

    6.16. TAX-EXEMPT STATUS. The Company shall not, nor shall it permit any of its subsidiaries to, except as otherwise expressly provided for in this Agreement, take any action that would be reasonably likely to jeopardize the qualification of any outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the enactment of the Tax Reform Act of 1986.

    6.17. PUHCA; REGULATORY STATUS. Except as expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, take any action that would cause a change in the Company's status as an exempt public utility holding company under the PUHCA.

    6.18. DERIVATIVE PRODUCTS. The Company shall enter into transactions in Derivative Products only in a manner consistent with the operating practices described to Parent and employed by the Company during the previous 18 months. From and after the date hereof, all transactions in Derivative Products (related to continuing operations) entered into, and all open positions in and portfolios of Derivative Products maintained, by the Company or any of its subsidiaries, shall at all times be in compliance with the Trading Policies (as defined below) in all material respects. In addition, the Company shall not (a) maintain an overall short position without the approval of Parent; (b) maintain an overall long position over the budgeted amount of forecasted excess generation capacity without the approval of Parent; (c) write call options exceeding adequate excess generation capacity without the approval of Parent; and (d) write put options unless load is forecasted to exceed economic generation without the approval of Parent. From and after the date hereof, all transactions in Derivative Products (related to discontinued operations) entered into, and all open positions in and portfolios of Derivative Products maintained, by the Company or any of its subsidiaries, shall at all times be used only in mitigation of existing risk in the discontinued merchant portfolios.

    Notwithstanding the provisions of this Section 6.18, the Company or any of its subsidiaries may enter into a transaction or maintain a position in a Derivative Product that is not in compliance with the provisions of this
Section 6.18 with the prior approval of Parent. Parent and the Company agree to promptly cause employees of their respective energy trading businesses to meet and revise the Trading Policies to conform to the Company's current practices in energy trading and further to reflect the parties' views of the best practice across energy trading policies worldwide, with such modifications from such practices as Parent and the Company may agree. The Company agrees to provide Parent with copies of daily and other periodic or special credit or other risk management reports relating to the Company's positions in Derivative Products in a timely manner (in the case of daily reports, they shall be made available no later than one day after production) together with such other information as Parent may reasonably request and to consult with Parent regarding the contents of such on at least a weekly basis as Parent requests and to give reasonable consideration to any views of Parent.

    As used in this Agreement, (i) "APPROVED COMMODITIES" means those commodities approved within the Trading Policies and (ii) "TRADING POLICIES" shall mean the Company's Statement of Trading, dated March 22, 1999.

    6.19. POST-MERGER OPERATIONS. Following the Effective Time, the Surviving Corporation shall conduct its operations in accordance with the following:

    (a) Principal Corporate Offices. The Surviving Corporation shall maintain its principal corporate offices in the city of Louisville, in the State of Kentucky.

    (b) Maintenance of Louisville Gas and Electric Company and Kentucky Utilities Company. Louisville Gas and Electric Company on the one hand, and Kentucky Utilities Company on the other hand, shall continue their separate corporate existences, operating under the names of "Louisville Gas and Electric Company" and "Kentucky Utilities Company," respectively. The respective corporate officers of Louisville Gas and Electric Company, on the one hand, and Kentucky Utilities Company on the other hand, shall be entitled to maintain their current titles and responsibilities as officers of Louisville Gas and Electric Company and Kentucky Utilities Company, respectively, unless and until otherwise determined by the board of directors of Louisville Gas and Electric Company and the board of directors of Kentucky Utilities Company, respectively, and the respective headquarters of Louisville Gas and Electric Company and Kentucky Utilities Company shall be maintained as the headquarters of Louisville Gas and Electric Company and Kentucky Utilities Company.

    (c) Charities. After the Effective Time, Parent shall, or shall cause the Surviving Corporation to continue to, make annual charitable and community contributions to the communities served by the Surviving Corporation and otherwise maintain a substantial level of involvement in community activities in the State of Kentucky that is comparable to, or greater than, the normal annual aggregate level of charitable contributions, community development and related activities carried on by the Company prior to the date hereof. Parent acknowledges that the primary purpose of the LG&E Energy Foundation Inc. is to support charitable causes in the service territories of Louisville Gas and Electric Company and Kentucky Utilities Company, respectively, and shall cause, and shall ensure that the Surviving Corporation causes, the LG&E Energy Foundation Inc. to continue to support charitable causes in such service territories, with such Foundation remaining under the control of the board of directors of the Surviving Corporation, it being agreed that a majority of such Foundation's board members shall consist of individuals who reside within the Surviving Corporation's service territory.

    (d) Name. The name of the Surviving Corporation shall be "LG&E Energy Corp."

    6.20. CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

    6.21. THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, neither the Company nor any of its subsidiaries shall terminate, amend, modify or waive any provision of or release any of its rights under any confidentiality or standstill agreement to which it is a party; PROVIDED, that if, prior to the date on which the Company Requisite Vote is obtained, such action is required in order for the board of directors of the Company to comply with its fiduciary duties, the Company may take such action to the extent necessary to comply with such fiduciary obligation. During such period, the Company shall, except as aforesaid, take all steps necessary to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements, and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

    6.22. CERTAIN MERGERS. Each of the Company and Parent agrees that it shall not, and shall not permit any of its subsidiaries to (i) acquire or agree to acquire any assets or (ii) acquire or agree to acquire, whether by merger, consolidation, by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to

(A) impose any material delay in the expiration or termination of any applicable waiting period or impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger, (B) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger,
(C) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (D) materially delay or materially impede the consummation of the Merger.

    6.23. NECESSARY ACTION. Neither the Company nor Parent, nor any of their respective subsidiaries, shall take or fail to take any action that is reasonably likely to result in any failure of the conditions to the Merger set forth in Article VII, or is reasonably likely to make any representation or warranty of the Company or Parent contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that is reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.

    6.24. FURTHER ASSURANCES. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Sections 7.1(b) and 7.2(c). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are the receipt of any one or more of the Company Required Statutory Approvals, Parent Required Statutory Approvals, Parent Required Consents, Company Required Consents or Governmental Consents (as defined in Section 7.1(b)), and the adoption of an alternative structure (that does not result in a substantial diminution for Parent or the Company of the economic benefits expected to be realized from the Merger or from the utilization of the structure set forth in Section 1.1 of the Parent Disclosure Letter) would result in such conditions being satisfied or waived, then the parties shall use their respective reasonable best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that does not result in such diminution; PROVIDED that, prior to closing any such restructured transaction, all material third party and Governmental Entity declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger as set forth in
Article VII, as applied to such alternative business combination, shall have been satisfied or waived.

    6.25. CONDUCT OF BUSINESS OF MERGER SUB AND US SUBHOLDCO 2. Prior to the Effective Time, except as may be required by applicable Law and subject to the other provisions of this Agreement, Parent shall cause Merger Sub and US Subholdco 2 (i) to perform each of their respective obligations under this Agreement in accordance with its terms and (ii) not to engage directly or indirectly in any business or activities of any type or kind and not to enter into any agreements or arrangements with any Person (other than such agreements or arrangements as may be necessary or advisable in connection with obtaining the financing for the Merger), or be subject to or bound by any obligation or undertaking (other than such obligations or undertakings as may be necessary or advisable in connection with obtaining the financing for the Merger) which is a breach of this Agreement.

                                  ARTICLE VII
                                   CONDITIONS

    7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

    (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable law and the articles of incorporation and by-laws of the Company, and the Merger and the matter set forth in Section 5.2(c)(ii) with respect to which the approval of Parent's shareholders is required shall have been approved by the Parent Requisite Vote.

    (b) REGULATORY CONSENTS. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) review and investigation of the Merger under Exon-Florio shall have been terminated and the President of the United States shall have taken no action authorized under Exon-Florio with respect to the Merger (iii) the Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been made or obtained and shall have become a Final Order, and (iv) all other consents, registrations, approvals, permits and authorizations required to be obtained in order to lawfully consummate the Merger prior to the Effective Time by the Company or Parent or any of their respective subsidiaries from, any Governmental Entity (collectively, "GOVERNMENTAL CONSENTS") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be) and shall have become a Final Order, except for those that the failure to make or to obtain, individually or in the aggregate, would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. A "FINAL ORDER" means action by the relevant Governmental Entity which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    (c) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "ORDER").

    7.2. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Sections 5.1(b), 5.1(c)(i), 5.1(f)(iii), (iv) and (v), 5.1(j), 5.1(p), 5.1(q), 5.1(t), 5.1(w) and 5.1(y) of this Agreement shall be true and correct in all material respects (a) on the date hereof and (b) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct in all material respects as of such date or time), and all other representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures to be true and correct (considered for this purpose only, and not for purposes of determining whether they are true and correct in the first instance, without regard to any Company Material Adverse Effect, materiality or similar qualifications contained therein) which, individually or in the aggregate, have not had and would not have, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

    (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the Company Required Consents, except to the extent the failure to obtain any consent or approval, individually or in the aggregate, would not have a Company Material Adverse Effect.

    (d) PUHCA APPROVAL. The SEC shall have issued an order or orders under the PUHCA authorizing the Merger, the financing of the Merger and other matters related thereto, which order or orders do not contain any terms or conditions that (i) adversely affect in any material respect the financing or capital raising activities of any subsidiary of Parent that qualifies as a "foreign utility company" (as such term is defined under PUHCA), excluding for this purpose any effects on such financing or capital raising activities that arise from (A) Parent's obligation under such order or orders to maintain or achieve a debt to equity ratio (on a consolidated basis) of not less than 70 percent to 30 percent (but not excluding any effects on such financing or capital raising that arise from any order or orders imposing a lesser debt to equity ratio),
(B) investment limits applicable to Parent pursuant to Rule 58 under PUHCA,
(C) limitations on Parent's ability to provide guarantees, equity contributions or other credit support to such "foreign utility companies" without the SEC's prior approval under PUHCA, or (D) any financial or other commitments agreed to by Parent in its application to register as a registered holding company or in any other application under PUHCA associated with the Merger, or (ii) provide for SEC jurisdiction under PUHCA with respect to any subsidiary of Parent that qualifies as a "foreign utility company" (as such term is defined under PUHCA) other than any exercise of such jurisdiction substantially similar to publicly available actions of the SEC prior to the date hereof.

    (e) MATERIAL ADVERSE EFFECT. There shall not have occurred any Company Material Adverse Effect and there shall not exist any facts or circumstances that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

    (f) COMPETITION COMMISSION. If the Merger, or any matter arising therefrom, is a merger qualifying for investigation under the Fair Trading Act 1973 (as amended), either (A) it shall have been established that it is not the intention of the Secretary of State for Trade and Industry to refer the Merger, or any matter arising therefrom, to the Competition Commission, or (B) having been referred to the Competition Commission, the Secretary of State for Trade and Industry shall have indicated in writing that it is his intention to permit the Merger and any matter arising therefrom to take place, and such indication shall not be subject to any undertakings, assurances or any other terms or conditions which would have, individually or in aggregate, a Parent Material Adverse Effect.

    (g) OFFICE OF GAS AND ELECTRICITY MARKETS. It shall have been established that it is not the intention of the Office of Gas and Electricity Markets to seek, in connection with the Merger or any matter arising therefrom, any:
(A) modification to any one or more of the licenses or appointments held by Parent or any of its subsidiaries under any applicable statute, law, regulation, order or determination which would have, individually or in the aggregate, a Parent Material Adverse Effect; and/or (B) undertaking or assurance from any Parent Company with respect to such licenses or appointments which would have, individually or in the aggregate, a Parent Material Adverse Effect.

    (h) EC APPROVAL. If the Merger, or any matter arising therefrom, constitutes a concentration with a Community dimension within the scope of Council Regulation (EEC) No. 4064/89 (as amended), the European Commission shall have issued a decision under Article 6(1)(b) of the Regulation in relation to the Merger, provided that any such decision shall not be subject to any undertakings, assurances or any other terms or conditions which would have, individually or in aggregate, a Parent Material Adverse Effect.

    7.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent, Merger Sub and US Subholdco 2 set forth in Section 5.2(a), 5.2(c), 5.2(f), 5.2(i) and 5.2(k) of this Agreement shall be true and correct in all material respects (a) on the date hereof and (b) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct in all material respects as of such date or time), and all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (i) on the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct in all material respects as of such date or time) except in each of cases (i) and (ii) for such failures to be true and correct (considered for this purpose only, and not for purposes of determining whether they are true and correct in the first instance, without regard to any Parent Material Adverse Effect, materiality or similar qualifications contained therein) which, individually or in the aggregate, have not had and would not have, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent, Merger Sub and US Subholdco 2 by an executive officer of Parent to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

    (c) EMPLOYMENT AGREEMENT. Parent and/or Merger Sub shall have executed and delivered an Employment Agreement in substantially the form attached as Exhibit A.

    (d) CONSENTS UNDER AGREEMENTS. Parent shall have obtained the Parent Required Consents except to the extent the failure to obtain any consent or approval, individually or in the aggregate, would not have a Parent Material Adverse Effect.

                                  ARTICLE VIII
                                  TERMINATION

    8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

    8.2. TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company (and written notice to the other party) if (a) the Merger shall not have been consummated by August 31, 2001, whether such date is before or after the date of approval by the shareholders of the Company or Parent (the "TERMINATION DATE"); PROVIDED that the Termination Date shall be automatically extended for 6 months (the "EXTENDED DATE") if, on August 31, 2001: (i) any of the Governmental Consents described in Section 7.1(b), 7.2(d), 7.2(f), 7.2(g) or 7.2(h) have not been obtained or waived, (ii) each of the other conditions to the consummation of the Merger set forth in Article VII has been satisfied or waived or remains capable of satisfaction, and (iii) any Governmental Consent that has not yet been obtained is being pursued diligently and in good faith, (b) the approval of the Company's shareholders required by
Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (c) the approval of Parent's shareholders as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or
(d) (i) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of the Company or Parent), or
(ii) any Law is in effect or is adopted or issued, which has the effect of prohibiting the Merger; PROVIDED that the right to terminate this Agreement pursuant to clause (a) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the cause of or resulted in the failure of the Merger to be consummated.

    8.3. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by action of the board of directors of the Company and written notice to Parent if: (a) the board of directors of Parent shall have withdrawn or adversely modified its approval or recommendation of the Merger, (b) there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give rise to a failure of the condition set forth in
Section 7.3(a) or Section 7.3(b), (c) in accordance with, and subject to the terms and conditions of, Section 6.3(b), or (d) Parent shall fail to deliver or cause to be delivered the amount of cash to the Paying Agent required pursuant to Section 4.2(a) at a time when all conditions to Parent's obligation to close have been satisfied or waived by Parent.

    8.4. TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the shareholders of Parent referred to in
Section 7.1(a), by action of the Board of Directors of Parent and written notice to the Company if: (a) the board of directors of the Company shall have withdrawn or adversely modified its adoption or recommendation of this Agreement or shall have approved or recommended a Superior Proposal, or (b) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give rise to a failure of the condition set forth in Section 7.2(a) or
Section 7.2(b) or (c) Shares or other securities or assets are issued or delivered pursuant to the terms of the Rights Agreement upon or following the occurrence of a Distribution Date, a Stock Acquisition Date or a Triggering Event (each as defined in the Rights Agreement) or an Acquiring Person (as defined in the Rights Agreement) becoming such.

    8.5. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful and material breach of this Agreement occurring prior to such termination. The parties agree that the agreements contained in this
Section 8.5 constitute liquidated damages and not a penalty. The parties further agree that if any party is or becomes obligated to pay a termination fee pursuant to Section 8.5(b) or Section 8.5(c), the right to receive such termination fee shall be the sole remedy for damages of the other party with respect to the facts and circumstances giving rise to such payment obligation except for any willful and material breach of this Agreement. No party may assert a claim for damages for any inaccuracy of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the termination of this Agreement. This Agreement shall not be deemed willfully and materially breached by Parent or Merger Sub with regard to any failure to deliver to the Paying Agent funds pursuant to Section 4.2(a) so long as the covenant in Section 6.15 is not willfully and materially breached.

    (b) In the event that (i) this Agreement is terminated by Parent pursuant to
Section 8.4(a) or 8.4(c), or (ii) this Agreement is terminated by the Company pursuant to Section 8.3(c), then the Company shall, promptly, but in no event later than two business days after the date of such termination, pay Parent a termination fee of $90,000,000 and shall promptly, but in no event later than two business days after being notified of the amount of all documented out-of-pocket charges and expenses ("OUT-OF-POCKET EXPENSES") by Parent, pay all of the Out-of-Pocket Expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $10,000,000, in each case payable by wire transfer of same day funds. In the event that (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.2(b) or (ii) this Agreement is terminated by Parent pursuant to 8.4(b), then (A) the Company shall promptly, but in no event later than two business days after being notified of the Out-of-Pocket Expenses by Parent, pay all of the Out-of-Pocket Expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $10,000,000, payable by wire transfer of same day funds (but only if, in the case of clause (i), the Parent Requisite Vote shall have been received) and (B) if, a bona fide Acquisition Proposal shall have, in the case of clause (i), become public prior to the date of the Shareholders Meeting or, in the case of clause (ii), been made to the Company or become public prior to the date of termination, and within 18 months from the date of termination, the Company executes and delivers an agreement with respect to any Acquisition Proposal or an Acquisition Proposal is consummated (it being understood that in the event the board of directors of the Company recommends the acceptance by the shareholders of the Company of a third-party tender offer or exchange offer for the Shares, such recommendation shall be treated as though an agreement had been executed), the Company shall promptly, but in no event later than two business days after the date of such execution and delivery, or consummation, as the case may be, pay Parent a termination fee of $90,000,000. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

    (c) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(a) or 8.3(d), then Parent shall, promptly, but in no event later than two business days after the date of such termination, pay the Company a termination fee of $90,000,000 and shall promptly, but in no event later than two business days after being notified of the Out-of-Pocket Expenses by the Company, pay all of the Out-of-Pocket Expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $10,000,000, in each case payable by wire transfer of same day funds. In the event that (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.2(c) or (ii) this Agreement is terminated by the Company pursuant to Section 8.3(b), then (A) Parent shall promptly, but in no event later than two business days after being notified of the Out-of-Pocket Expenses by the Company, pay all of the Out-of-Pocket Expenses incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $10,000,000, payable by wire transfer of same day funds (but only if, in the case of clause (i), the Company Requisite Vote shall have been received) and (B) if, a bona fide Parent Acquisition Proposal (as defined below) shall have, in the case of clause (i), become public prior to the date of the Parent Stockholders Meeting or, in the case of clause (ii), been made to Parent or become public prior to the date of termination, and within 18 months from the date of termination, Parent executes and delivers an agreement with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any substantial portion of the assets or equity securities of, Parent or any of its Subsidiaries (a "PARENT ACQUISITION PROPOSAL") or a Parent Acquisition Proposal is consummated (it being understood that in the event the board of directors of Parent recommends the acceptance by the shareholders of Parent of a third-party tender offer or exchange offer for Parent Ordinary Shares, such recommendation shall be treated as though an agreement had been executed), Parent shall promptly, but in no event later than two business days after the date of such execution and delivery, or consummation, as the case may be, pay the Company a termination fee of $90,000,000. Parent acknowledges that the agreements contained in this Section 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to promptly pay the amount due pursuant to this Section 8.5(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee set forth in this paragraph (c), Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX
                           MISCELLANEOUS AND GENERAL

    9.1. SURVIVAL. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV, Sections 6.8 (Stock Exchange De-listing), 6.11 (Benefits), 6.12 (Expenses), 6.13 (Indemnification; Directors' and Officers' Insurance) and 6.19 (Post Merger Operations) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement (as defined in
Section 9.7) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

    9.2. MODIFICATION OR AMENDMENT. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

    9.3. WAIVER OF CONDITIONS. At any time prior to the Effective Time, the parties hereto may extend the time for the performance of any of the obligations or other acts of the other parties hereto or waive any inaccuracies in any of the representations and warranties contained herein or in any document delivered pursuant hereto. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    9.5. GOVERNING LAW AND VENUE; ENFORCEMENT; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF KENTUCKY WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Kentucky, this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereby irrevocably submit to the exclusive jurisdiction of the Federal courts of the United States of America located in the Commonwealth of Kentucky solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Kentucky Federal court. The parties hereby consent to and grant any such court exclusive jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

    (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (i) ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND (ii) EXCEPT WITH RESPECT TO SECTION 8.5, WHICH SHALL NOT BE LIMITED IN ANY WAY, ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

    9.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or sent by reputable overnight courier service or by facsimile (which is confirmed):

           IF TO PARENT, US SUBHOLDCO 2 OR MERGER SUB

           PowerGen plc,
           53 New Broad Street,
           London, EC2M 15L
           England.
           Attention: David J. Jackson, General Counsel and Company Secretary fax: +1 44 207 826 2716

           (with a copy to Joseph B. Frumkin, Esq.,
           Sullivan & Cromwell,
           125 Broad Street, New York, NY 10004
           fax: (212) 558-3588).

           IF TO THE COMPANY

           LG&E Energy Corp.,
           220 West Main Street,
           Louisville, KY 40202.
           Attention: John R. McCall, Executive Vice President,
                     General Counsel and Corporate Secretary.
           fax: (502) 627-4622.
           (with a copy to Richard I. Beattie, Esq. and Caroline B. Gottschalk, Esq.,
           Simpson Thacher & Bartlett,
           425 Lexington Avenue, New York, NY 10017
           fax: (212) 455-2502

           and

           to Peter D. Clarke, Esq.
           Gardner, Carton & Douglas,
           Quaker Tower,
           321 North Clark Street, Suite 3400,
           Chicago, Illinois 60610-4795
           fax: (312) 644-3381).

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

    9.7. ENTIRE AGREEMENT. This Agreement (including any exhibits or appendices hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated November 1, 1999, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

    9.8. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

    9.9. OBLIGATIONS OF PARENT AND OF THE COMPANY. Whenever this Agreement requires a subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such subsidiary to take such action. Whenever this Agreement requires a subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such subsidiary to take such action.

    9.10. TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due, and Parent and Merger Sub will indemnify the Company against liability for any such taxes.

    9.11. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    9.12. INTERPRETATION. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, the use of the singular shall include the plural, the use of the masculine shall include the feminine, and vice versa. As used in this Agreement, the antecedent of any personal pronoun shall be deemed to be only the next preceding proper noun or nouns, as appropriate for such pronoun. As used in this Agreement, any reference to any law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such law, rule or regulation.

    9.13. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise; PROVIDED, HOWEVER, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub so long as such designation would not reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Merger. If the requirements of the previous sentence are met and Parent wishes to designate another wholly owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, then, all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation. Subject to this Section 9.13, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    9.14. SUCCESSORS. In the event that (a) any scheme of arrangement pursuant to Section 425 of the Companies Act between Parent and the holders of the Parent Ordinary Shares becomes effective as a result of which the Parent Ordinary Shares cease to be listed on the LSE, or (b) Parent or any of its successors or assigns transfers all or substantially all of its properties and assets to any Person (including pursuant to Section 110 of the United Kingdom Insolvency Act
1986), then and in either such case, proper provision shall be made so that the successors and assigns of Parent (including the ultimate parent entity thereof) shall assume the obligations set forth in this Agreement, including
Section 6.19.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                                       LG&E ENERGY CORP.

                                                       By:  /s/ ROGER W. HALE
                                                            -----------------------------------------
                                                            Name: Roger W. Hale
                                                            Title: Chairman and Chief Executive

                                                       POWERGEN PLC

                                                       By:  /s/ E.A. WALLIS
                                                            -----------------------------------------
                                                            Name: E.A. Wallis
                                                            Title: Chairman and Chief Executive

                                                       Accepted and Agreed as of:

                                                       US SUBHOLDCO 2

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       MERGER SUB

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                                       EXHIBIT A

                              EMPLOYMENT AGREEMENT

    AGREEMENT, made February 25, 2000, by and between LG&E Energy Corporation, a Kentucky corporation (the "Company"), Powergen plc, a United Kingdom public limited company ("Parent"), and Roger W. Hale ("Executive").

                                    RECITALS

    WHEREAS, Parent, Company, a Delaware corporation to be formed as an indirect wholly owned subsidiary of Parent ("US Subholdco 2") and a Kentucky corporation to be formed as a direct wholly owned subsidiary of US Subholdco 2 ("Merger Sub"), have executed a merger agreement (the "Merger Agreement") which will become effective at the Effective Time (as defined in the Merger Agreement);

    WHEREAS, in order to induce Executive to serve, on and after the Effective Time, as the Chairman and Chief Executive Officer of the Company and as a member of the Boards of Directors of Parent and of the Company, the Company and Parent desire to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement; and

    WHEREAS, Executive is willing to accept such employment and perform services for Parent and the Company, on the terms and conditions hereinafter set forth;

    NOW THEREFORE, it is hereby agreed by and between the parties as follows:

    1. EFFECTIVENESS; EFFECT ON PRIOR AGREEMENTS. This Agreement shall become effective at the Effective Time, provided the Executive is employed by the Company on that date. As of the Effective Time, the Change in Control Agreement dated January 5, 1998 (the "CIC Agreement") and the Employment Agreement dated May 20, 1997 (the "Employment Agreement") shall terminate and become null and void. In consideration of the services rendered by the Executive to the Company prior to the Effective Time, the Executive's willingness to enter into this Agreement, and the satisfaction of all of the Company's and Parent's obligations under the CIC Agreement and the Employment Agreement, Company shall pay the Executive in cash a lump sum payment of the amount payable under Section 3.1(b) of the CIC Agreement at the Effective Time and all other amounts otherwise due and payable, either as of the date the merger is approved by a majority of the shareholders of the Company or as of the Effective Time, pursuant to any and all arrangements, plans or programs of the Company.

    2.  EMPLOYMENT.

    2.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term hereof as its Chairman and Chief Executive Officer. Executive shall report directly to the Chief Executive Officer of Parent (the "Parent CEO").

    2.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as the Chairman and Chief Executive Officer of the Company commencing at the Effective Time, and agrees to devote his full working time and efforts to the performance of services, duties and responsibilities in connection therewith. Executive shall perform such duties and exercise such powers, commensurate with his position, as the Chairman and Chief Executive Officer of the Company, as the Parent CEO shall from time to time delegate to him on such terms and conditions and subject to such restrictions as the Parent CEO may reasonably from time to time impose. In addition, Parent shall
(i) cause the Executive to be elected as a member of the Board of Directors of the Company (the "Board") and (ii) use its best efforts to secure Executive's election as a member of the Board of

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Directors of Parent (the "Parent Board") for an initial three year term, and
Executive agrees to serve in such capacities.

    2.3 Nothing in this Agreement shall preclude Executive from (a) engaging in charitable and community affairs so long as, in the reasonable determination of the Parent CEO, such activities do not materially interfere with his duties and responsibilities hereunder, (b) managing any passive investment made by him in publicly traded equity securities or other property (provided that no such investment may exceed 5% of the equity of any entity, without the prior approval of the Parent CEO), (c) continuing to serve as a member of the boards of directors of any corporation, association, professional or charitable organization or other entity on which he serves as of the date hereof or
(d) serving, subject to the prior approval of the Parent CEO which approval shall not be unreasonably withheld, as a member of boards of directors or as a trustee of any other corporation, association or entity.

    2.4 The Executive will perform his services at the Company's headquarters in Louisville, Kentucky, with the understanding that he shall be required to travel to the United Kingdom as necessary to attend meetings of the Parent Board and as reasonably required for the performance of his duties under this Agreement.

    3. TERM OF EMPLOYMENT. Executive's term of employment under this Agreement shall commence at the Effective Time and, subject to the terms hereof, shall terminate on the earlier of (i) the third anniversary of the Closing Date (the "Termination Date") or (ii) termination of Executive's employment pursuant to this Agreement; PROVIDED, HOWEVER, that any termination of employment by Executive (other than for death, Permanent Disability or Good Reason) may only be made upon 90 days' prior written notice to the Company and Parent and any termination of employment by Executive for Good Reason may only be made upon 15 days' prior written notice to the Parent. Any termination of Executive's employment by the Parent shall be made by delivery to Executive of a copy of a resolution duly adopted by a majority vote of the entire Parent Board at a meeting of the Parent Board called and held for the purpose (after 30 days' prior written notice to Executive and reasonable opportunity for Executive to be heard before the Parent Board prior to such vote), (i) if the termination is for Cause (as defined in Section 7.4), after a reasonable opportunity for Executive to resolve or otherwise cure the behavior in question, finding that, in the reasonable judgment of such Parent Board, Executive was guilty of conduct constituting Cause and specifying the particulars thereof, or (ii) if the termination is without Cause, terminating Executive's employment.

    4.  COMPENSATION.

    4.1 SALARY. The Company shall pay Executive a base salary ("Base Salary") of not less than the rate in effect immediately prior to the Effective Time. The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. The Base Salary shall be reviewed by the Compensation Committee of the Parent Board (the "Compensation Committee") as of July 1 of each year during the term of this Agreement and may be increased in the discretion of the Compensation Committee and, as so increased, shall constitute "Base Salary" hereunder. At no time shall the Compensation Committee be able to decrease the Base Salary.

    4.2 ANNUAL BONUS. In addition to his Base Salary, Executive shall be eligible to participate in any annual incentive plan or program maintained by the Company that is comparable to the Company Short Term Incentive Plan as in effect as of the date hereof (the "Bonus Plan"). Such participation shall be on terms commensurate with Executive's position and level of responsibility. At no time shall the Executive's target bonus under the Bonus Plan be less than 70% of the Base Salary. Except as set forth in the preceding sentence, nothing in this
Section 4.2 will guarantee to the Executive any specific amount of incentive compensation, or prevent the Compensation Committee from establishing reasonable financial performance goals and compensation targets applicable only to the Executive.

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    4.3  COMPENSATION PLANS AND PROGRAMS.  Executive shall be eligible to participate in any compensation plan or program maintained by the Company in which other senior executives of the Company participate on terms commensurate with his position and level of responsibility, and to receive equity-based incentive awards based upon achievement of performance goals based partially upon Parent's and partially on the Company's performance in accordance with the general terms of the long-term incentive plan contained on Exhibit A. The Parent and the Company acknowledge that, as of the date hereof, the current value of the Executive's long-term incentive plan participation is 175% of Base Salary.

    4.4 RESTRICTED STOCK. Immediately prior to the Effective Time, each of the Executive's outstanding Restricted Stock shall be converted into a right to receive the Merger Consideration (as such term is defined in the Merger Agreement) in accordance with Section 4.1(a) of the Merger Agreement; PROVIDED, HOWEVER, that the Restricted Stock shall not vest and the restrictions thereon shall not lapse on and until the first day immediately following the Effective Time, and the Merger Consideration shall thereafter be paid to the Executive at the same time and on the same terms as provided in Section 4.2 of the Merger Agreement. For purposes hereof, "Restricted Stock" shall mean the shares of common stock of the Company granted to the Executive pursuant to the Restricted Stock Grant Agreements by and between the Executive and the Company, dated
March 26, 1999 and December 9, 1999.

    4.5 OTHER COMPENSATION. Nothing in this Section 4 will preclude the Compensation Committee from authorizing such additional compensation to the Executive, in cash or in property, as the Compensation Committee may determine in its sole discretion to be appropriate.

    5.  EMPLOYEE BENEFITS.

    5.1 EMPLOYEE BENEFIT PROGRAMS, PLANS AND PRACTICES. The Company shall provide Executive during the term of his employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices including, but not limited to, those specified in Exhibit B attached hereto (commensurate with his positions and level of responsibility in the Company and to the extent permitted under any employee benefit plan) in accordance with the terms thereof, which the Company makes available to its senior executives; PROVIDED, HOWEVER, that the amount of Executive's term life insurance (the "Life Insurance") shall be not less than $2,000,000, the premiums for such insurance shall be paid by the Company until Executive reaches age 75 regardless of Executive's employment status, and the amount of any long-term disability coverage shall be no less favorable than what Executive received from the Company immediately prior to the Effective Time. The Company shall also pay Executive an additional payment such that, after payment by Executive of all taxes imposed as a result of the life insurance benefit, the Executive retains an amount equal to the taxes imposed upon the Executive as a result of the life insurance benefit.

    5.2 VACATION AND FRINGE BENEFITS. Executive shall be eligible to participate in the Company's vacation plan, PROVIDED, HOWEVER, that in no event shall Executive receive fewer vacation days than Executive is entitled to receive under the Company's vacation policy as in effect immediately prior to the Effective Time. In addition, Executive shall be entitled to the perquisites and other fringe benefits made available to senior executives of the Company, commensurate with his position and level of responsibility with the Company. Executive shall also receive the additional perquisites listed on Exhibit C hereto.

    5.3  RETIREMENT BENEFITS.

        (a) PENSION BENEFITS. Upon termination of the Executive's employment for any reason at any time, the Company shall provide the Executive with a pension benefit as set forth below. The benefit, to be paid by the Company to the Executive in the form of an annuity payable monthly on the first of each month, beginning on the first day of the month following the month in which the Executive's employment terminates, shall be equal to the following:

        (i) if the Executive's employment terminates at any time prior to the first anniversary of the Effective Time, an annual benefit equal to 50% of the sum of Executive's then current Base Salary and annual target bonus;

        (ii) if the Executive's employment terminates at any time prior to the second anniversary of the Effective Time, but following the first anniversary of the Effective Time, an annual benefit equal to 55% of the sum of Executive's then current Base Salary and annual target bonus;

        (iii) if the Executive's employment terminates at any time prior to the third anniversary of the Effective Time, but following the second anniversary of the Effective Time, an annual benefit equal to 60% of the sum of Executive's then current Base Salary and annual target bonus.

    The benefit provided to the Executive hereunder shall be guaranteed by the Company, the Parent, Kentucky Utilities Company, Louisville Gas and Electric Company, and their successors and assigns, jointly and severally.

    Upon the Executive's death at any time during the term of this Agreement or thereafter, his spouse will be entitled to receive 50% of the benefit the Executive would have been eligible to receive at such date pursuant to this
Section 5.3 above, with no actuarial discounts (plus all other benefits to which she may be entitled under the terms of any of the other benefit plans of the Company providing benefits to the Executive).

    6. EXPENSES. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

    7.  TERMINATION OF EMPLOYMENT.

    7.1 TERMINATION NOT FOR CAUSE OR FOR GOOD REASON. (a) The Company may terminate Executive's employment at any time for any reason, in accordance with the procedures set forth in Section 3 hereof. If Executive's employment is terminated by the Company other than for Cause (as defined in Section 7.4 hereof) and other than as a result of Executive's Permanent Disability (as defined in Section 7.2 hereof) or if Executive terminates his employment for Good Reason (as defined in Section 7.1(c) hereof) prior to the Termination Date, Executive shall receive such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 4.3 and
Section 5.3 hereof, to which he is entitled pursuant to the terms of such plans or programs. In addition, Executive shall be entitled to:

        (i) a payment (the "Termination Payment") equal to the sum of his Base Salary and target annual bonus pursuant to the Bonus Plan (as provided pursuant to Section 4.2 hereof) for a period (the "Continuation Period") equal to the greater of (A) the remainder of the term of this Agreement and
    (B) 24 months;

        (ii) a cash lump sum payment in respect of accrued but unused vacation days (the "Vacation Payment") and to compensation earned but not yet paid (including any bonus payments pursuant to the Bonus Plan)(the "Compensation Payment");

        (iii) continued coverage during the Continuation Period under any employee medical and life insurance plans of the Company or Parent in accordance with the respective terms thereof;

        (iv) the target bonus under the Bonus Plan in respect of the fiscal year in which his termination occurs, prorated by a fraction, the numerator or which is the number of days of the fiscal year until his termination and the denominator of which is 365;

        (v) a cash lump sum payment equal to the sum of (x) any long-term incentive award granted to Executive at the target level, prorated for Executive's actual period of service (the "LTIP Payment") plus (y) an amount equal to the target long-term incentive award in respect of the Continuation Period;

        (vi) the perquisites and benefits provided in Section 5.2 during the Continuation Period; PROVIDED, HOWEVER, that in the case of a qualified defined benefit retirement plan, the value of the additional benefit Executive would have accrued if he had been credited for all purposes with the additional years of service under such plan will be paid in a lump sum in cash (the "Qualified Plan Payment"); and

        (vii) all then outstanding stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse.

        (b) The Vacation Payment, the Compensation Payment, the Qualified Plan Payment, the Termination Payment and any other payments due Executive pursuant to Section 7(a) shall be paid by the Company to Executive within 20 days after the termination of Executive's employment by check payable to the order of Executive or by wire transfer to an account specified by Executive.

        (c) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's consent, and other than in connection with a termination of employment by reason of Executive's death or Permanent
    Disability:

           (i) any material breach by the Parent or Company of any provision of this Agreement, that is not corrected within 30 days after written notice of such breach;

           (ii) the failure to assume this Agreement by any successor to the Company;

           (iii) the failure to appoint Executive to, or the removal of the Executive from either the position of Chairman or of Chief Executive Officer of the Company;

           (iv) the failure to elect Executive to, or the removal of the Executive from, the board of directors of the Company or of the Parent Board;

           (v) any material reduction in the Executive's duties or responsibilities that the Executive deems significant as contemplated by this Agreement following the Effective Time without the Executive's consent; or

           (vi) the assignment to the Executive of duties that are inconsistent with his duties and responsibilities as in effect immediately prior to such new assignment.

    7.2 PERMANENT DISABILITY. If the Executive becomes totally and permanently disabled (as defined in the Company's Long-Term Disability Benefit Plan applicable to senior executive officers as in effect at the time Executive's disability is incurred) ("Permanent Disability"), the Parent or Executive may terminate Executive's employment on written notice thereof, and Executive shall, in addition to the benefits provided pursuant to Section 5.3, receive or commence receiving:

        (a) 22 weeks after Executive has incurred a Permanent Disability, a benefit equal to: (i) 60 percent of the Base Salary, less (ii) 100% of the Social Security disability benefit and (iii) any amounts payable pursuant to the terms of a disability insurance policy or similar arrangement which the Company maintains during the term hereof; where such benefit shall continue until the Executive attains age 65;

        (b) as soon as practicable, the target bonus under the Bonus Plan in respect of the fiscal year in which his termination occurs, prorated by a fraction, the numerator of which is the number of days of the fiscal year until termination and the denominator of which is 365;

        (c) as soon as practicable, the Vacation Payment, the Compensation Payment and the LTIP Payment; and

        (d) as soon as practicable, such payments under applicable plans or programs, including but not limited to those referred to in Section 4.3 hereof, to which he is entitled pursuant to the terms of such plans or programs.

In addition, after Executive has incurred a Permanent Disability, he shall continue to receive the Life Insurance and shall be entitled to a payment (the "Disability Payment"), as soon as practicable, equal to his target annual bonus pursuant to the Bonus Plan as provided in Section 4.2 of this Agreement, for, at Executive's option, either (i) two years, or (ii) the remainder of the term then in effect, discounted to present value (using the IRS applicable federal rate in effect under section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), at the time of termination). In addition, in the case of a qualified defined benefit retirement plan, the present value, discounted in the same manner as the Disability Payment, of the additional benefit Executive would have accrued if he had been credited for all purposes with the additional years of service under such plan will be paid in a lump sum in cash as soon as practicable following Executive's Permanent Disability. In addition, all of Executive's then outstanding stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse.

    7.3 DEATH. In the event of Executive's death during the term of his employment hereunder, Executive's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable:

        (i) the target bonus under the Bonus Plan as provided pursuant to
    Section 4.2 of this Agreement in respect of the fiscal year in which his death occurs, prorated by a fraction, the numerator of which is the number of days of the fiscal year until his death and the denominator of which is 365;

        (ii) any death benefits provided under the employment benefit programs, plans and practices referred to in Sections 4.3, 5.1 and 5.3, including the Life Insurance, in accordance with their terms;

        (iii) the Vacation Payment, the Compensation Payment and the LTIP Payment; and

        (iv) such payments under applicable plans or programs, including but not limited to those referred to in Section 4.3 hereof, to which Executive's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

In addition, all of Executive's then outstanding stock options shall become exercisable and all restrictions pertaining to restricted stock or other equity awards shall lapse.

    7.4 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON; DISCHARGE FOR CAUSE. (a) The Parent shall have the right to terminate the employment of Executive for Cause. In the event that Executive's employment is terminated by the Parent for Cause, as hereinafter defined, or by Executive other than for Good Reason and other than as a result of the Executive's Permanent Disability or death, prior to the Termination Date, Executive shall be entitled to receive the Compensation Payment and the Vacation Payment.

        (b) After the termination of Executive's employment under this
    Section 7.4, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified in this Agreement (other than the Life Insurance, the benefits provided in Section 5.3 or the benefits provided in this Section 7.4) to Executive shall thereupon cease and terminate and Executive's rights to any payments or benefits under any Company plans or programs shall be determined pursuant to the terms of such plans or programs; PROVIDED, HOWEVER, that except in the event that Executive's employment is terminated by the Parent for Cause, the amounts payable to Executive under the Bonus Plan referred to in Section 4.2 and under the long-term compensation plans or programs referred to in
    Section 4.3 in respect of the fiscal year or performance cycles, as the case may be, in which his termination occurs, shall not be less than the target bonus or target award for such fiscal year or performance cycles, prorated by the number of days in the fiscal year or each performance cycle until termination.

        (c) As used herein, the term "Cause" shall be limited to
    (i) Executive's conviction by a court of competent jurisdiction for the commission of a felony (other than derivative of an environmental violation) or (ii) Executive's willful and continuous failure, other than by reason of Permanent Disability or death, to perform assigned duties.

    7.5  CERTAIN ADDITIONAL PAYMENTS.

        (a)(i) If it is determined (as hereafter provided) that any payment or distribution by the Company, the Parent or any of their affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of
    Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (ii) Subject to the provisions of Section 7.5(a)(i) hereof, all determinations required to be made under this Section 7.5, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants the ("Accounting Firm") used by the Company prior to the Change in Control (or, if such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Executive). The Accounting Firm shall be directed by the Company or the Executive to submit its preliminary determination and detailed supporting calculations to both the Company and the Executive within 15 calendar days after the date of termination of employment, if applicable, and any other such time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that an Excise Tax is payable, the Company shall pay the required Gross-Up Payment to, or for the benefit of, the Executive within five business days afer receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such a determination, furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his/her federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive absent a contrary determination by the Internal Revenue Service or a court of competent jurisdiction; PROVIDED, HOWEVER, that no such determination shall eliminate or reduce the Company's obligation to provide any Gross-Up Payment that shall be due as a result of such contrary determination. As a result of the uncertainty in the application of
    Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 7.5(a) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

        (iii) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 7.5(a) hereof.

        (iv) The federal, state and local income or other tax returns filed by the Executive (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with the amount of any Excise Tax payable to the Executive. The Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his/her federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

        (v) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 7.5(a)(ii) and (iv) hereof shall be borne by the Company. If such fees and expenses are initially advanced by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement thereof and reasonable evidence of his/her payment thereof.

        (b) In the event that the Internal Revenue Service claims that any payment or benefit received under this Agreement constitutes an "excess parachute payment," within the Section 280(G)(b)(1) of the Code, the Executive shall notify the Company in writing of such claim. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior the expiration of the 30 day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall
    (i) give the Company any information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to the Executive; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceedings relating to such claim; PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties an related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for and against any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

        (c) The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in a permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or other tax (including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, FURTHER, that if the Executive is required to extend the statute of limitations to enable the Company to contest such claim, the Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to Section 280G of the Code and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor final resolution be agreed to by the Company without the Executive's consent if such position or resolution could reasonably be expected to adversely affect the Executive (including any other tax position of the Executive unrelated to matters covered hereby).

        (d) If, after the receipt by the Executive of an amount advanced by the Company in connection with the contest of the Excise Tax claim, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto); PROVIDED, HOWEVER, if the amount of that refund exceeds the amount advanced by the Company or it is otherwise determined for any reasons that additional amounts could be paid to the Executive without incurring any Excise Tax, any such amount will be promptly paid by the Company to the Executive. If, after the receipt by the Executive of an amount advanced by the Company in connection with an Excise Tax claim, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such termination, such advance shall be forgiven and shall not be required to be repaid and shall be deemed to be in consideration for services rendered after the date of the Termination.

    7.6 NONDUPLICATION OF BENEFITS. To the extent, and only to the extent, a payment or benefit that is paid or provided under this Section 7 would also be paid or provided under the terms of the applicable plan, program or arrangement, such applicable plan, program or arrangement will be deemed to have been satisfied by the payment made or benefit provided under this Agreement.

    8. MITIGATION OF DAMAGES. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder and no amounts earned by Executive, whether from self-employment, as a common-law employee or otherwise, shall reduce the amount of any Termination Payment otherwise payable to him; PROVIDED, HOWEVER, that the Executive's coverage under the Company's welfare benefit plans for the Continuation Period as provided in Section 7.1(a)(iii) will be reduced to the extent that the Executive becomes covered under any comparable employee benefit plan made available by another employer and covering the same type of benefits. The Executive will report to the Company any such benefits he actually receives.

    9.  CONFIDENTIAL INFORMATION

    The Executive agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Parent, the Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Parent, the Company, its subsidiaries and affiliates learned by him from the Parent, the Company or any such subsidiary or affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Parent, the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except (i) as such disclosure may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Parent or the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. The Executive agrees to give the Parent and the Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any efforts by the Parent or the Company to limit the extent of such disclosure. Upon request by the Parent or the Company, the Executive agrees to deliver promptly to the Parent or the Company upon termination of his services for the Company, or at any time thereafter as the Parent, the Company may request, all Parent, Company, subsidiary or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Parent or the Company's or any subsidiary's or affiliate's business and all property of the Parent or the Company or any subsidiary or affiliate associated therewith, which he may then possess or have under his direct control, other than personal notes, diaries, rolodexes and correspondence.

    10.  REMEDY

    Should the Executive engage in or perform, either directly or indirectly, any of the acts prohibited by Section 9 hereof, it is agreed that the Parent and the Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Executive and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts; PROVIDED, HOWEVER, that nothing herein shall permit the Parent or the Company to cease making payments or providing any benefits to the Executive as provided for under this Agreement, regardless of whether or not any such injunctive or other relief is issued, and the Executive shall be entitled to summary judgment against the Parent or the Company upon any failure to make such payments or to provide such benefits. The foregoing remedy available to the Parent and the Company shall not be deemed to limit or prevent the exercise by the Parent or the Company of any or all further rights and remedies which may be available to the Parent or the Company hereunder or at law or in equity.

    11. NOTICES. All notices or communications hereunder shall be in writing, addressed to the Parent at:

           Powergen UK plc
           53 New Broad Street
           London EC2M 1JJ

           Attn: David Jackson,
             General Counsel and Company Secretary

and the Company at:

           LG&E Energy Corp.
           220 West Main Street
           Louisville, KY 40402
           Attn: Fred Newton,
             Senior Vice President and Chief Administrative Officer

All notices or communications hereunder to Executive shall be addressed to the Executive at the address listed for Executive in the Company's personnel files or such other address as the Executive may, in writing, choose. Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

    12. SEPARABILITY; LEGAL FEES. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. The Company shall reimburse Executive's legal fees and expenses in connection with any dispute under this Agreement, without regard to which party prevails.

    13. ASSIGNMENT. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company or the Parent, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

    14. AMENDMENT; WAIVERS. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Parent and the Company and signed by the Executive, the Parent and the Company. Failure on the part of either party to complain of any action or omission, breach or default on the part of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law or in equity. The Executive, the Parent or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform only through an executed writing; PROVIDED, HOWEVER, that such waiver will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.

    15. BENEFICIARIES; REFERENCES. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

    16. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. Without limiting the generality of the foregoing, the provisions of Sections 7.5, 9 and 19 hereunder shall remain in effect as long as necessary to give effect thereto, notwithstanding the expiration of the term of this Agreement. The provisions of this Section 16 are in addition to the survivorship provisions of any other section of this Agreement.

    17. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the Commonwealth of Kentucky, without reference to rules relating to conflicts of law.

    18. WITHHOLDING. The Company shall be entitled to withhold from payment any amount of withholding required by law.

    19. POST TERMINATION ASSISTANCE. The Executive agrees that after his employment with the Company has terminated he will provide, upon reasonable notice, such information and assistance to the Parent or the Company as may reasonably be requested by the Parent or the Company in connection with any litigation in which it or any of its affiliates is or may become a party; PROVIDED, HOWEVER, that the Parent or the Company agrees to reimburse the Executive on an after-tax basis for any related out-of-pocket expenses, including travel expenses.

    20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

    21. HEADINGS AND SECTION REFERENCES. The headings used in this Agreement are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement. All section references are to sections of this Agreement, unless otherwise noted.

                                                                      APPENDIX B

                                     [LOGO]

February 27, 2000

Board of Directors
LG&E Energy Corp.
220 West Main Street
Louisville, Kentucky 40202

Gentlemen and Mesdames:

    We understand that LG&E Energy Corp. ("LG&E") and PowerGen plc ("PowerGen") have entered into an Agreement and Plan of Merger dated February 27, 2000 (the "Merger Agreement"), which provides for, among other things, the acquisition of LG&E by PowerGen (the "Merger"). Pursuant to the Merger Agreement, LG&E will become a wholly owned subsidiary of PowerGen and each issued and outstanding share of common stock, without par value, of LG&E ("LG&E common stock"), other than those shares held in treasury by LG&E or by subsidiaries of LG&E and those shares owned by PowerGen or by subsidiaries of PowerGen, will be exchanged for $24.85 in cash (the "Consideration"). The terms and conditions of the Merger are fully set forth in the Merger Agreement.

    You have asked us whether, in our opinion, the Consideration is fair to the holders of LG&E common stock from a financial point of view.

    In arriving at the opinion set forth below we have (i) reviewed, among other things, certain publicly available information concerning the business, financial condition and operations of LG&E and PowerGen which we believe to be relevant to our inquiry, and certain internal financial analyses, and estimates and forecasts relating to LG&E prepared by, and furnished to us by, LG&E management; (ii) held discussions with members of management of LG&E concerning their business, operating environment, financial condition, prospects and strategic objectives; (iii) reviewed the historical market prices and trading activity for LG&E common stock; (iv) compared certain financial and stock market information for LG&E with similar information for certain other companies, the securities of which are publicly traded; (v) reviewed the financial terms of certain recent business combinations in the electric utility industry;
(vi) reviewed the Merger Agreement; and (vii) performed such other studies and analyses, and taken into account such other matters, as we deemed appropriate.

    In arriving at our opinion, we have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us that was publicly available, that was supplied or otherwise made available to us by LG&E or PowerGen or that was otherwise reviewed by us. Without limiting the generality of the foregoing, we have assumed that the financial forecasts and the estimates prepared by LG&E and provided to us have been reasonably determined on a basis reflecting the best currently available judgments and estimates of LG&E, and that such forecasts and such estimates will be realized in the amounts and at the times contemplated thereby.

                                               ---------------------------------
                                               THE BLACKSTONE GROUP L.P.
                                               345 Park Avenue
                                               New York, NY 10154
                                               212 583-5000

    We have further relied upon the assurances of LG&E management that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. We have also relied on PowerGen's representation in the Merger Agreement regarding its ability to finance the Merger and have not independently analyzed that ability. In addition, we have not (i) reviewed internal business plans or financial projections from PowerGen, relating to PowerGen's future financial performance; (ii) conducted a physical inspection of the properties and facilities, sales, marketing distribution and service organizations or product markets of LG&E; (iii) made an independent evaluation or appraisal of the assets and liabilities of LG&E; or (iv) independently evaluated the potential future financial impact on LG&E associated with performance based rate-making, the power supply contract with Oglethorpe Power Corp. or Nitrous Oxide related capital spending.

    We have not considered the relative merits of the Merger as compared to any other business plan or opportunity that might be available to LG&E or the effect of any other arrangement in which LG&E might engage, although we are aware of discussions that LG&E has had over the last year with other potential transaction partners. We have assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated on substantially the same terms set forth therein. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Furthermore, we express no opinion as to the prices or trading ranges at which LG&E common stock will trade at any time.

    This letter does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the Merger, and should not be relied upon by any shareholder as such.

    We have acted as financial advisor to LG&E with respect to the proposed Merger and will receive a fee from LG&E for our services. LG&E has also agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In addition, we have performed other investment banking and financial advisory services for LG&E in the past for which we have received customary compensation.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair to the holders of LG&E common stock from a financial point of view.

                                          Very truly yours,
                                          /s/ THE BLACKSTONE GROUP L.P.
                                          --------------------------------------
                                          THE BLACKSTONE GROUP L.P.

                                                                      APPENDIX C

                           Kentucky Revised Statutes
                       Chapter 271B Business Corporations
                         Subtitle 13 Dissenters' Rights
                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

271B.13-010 DEFINITIONS.--As used in this subtitle:

    (1) "Corporation" means the issuer of the shares held by a dissenter, except that in the case of a merger where the issuing corporation is not the surviving corporation, then, after consummation of the merger, "corporation" shall mean the surviving corporation.

    (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

    (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

    (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder.

271B.13-020 RIGHT TO DISSENT.--(1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (a) Consummation of a plan of merger to which the corporation is a party:

    1. If shareholder approval is required for the merger by KRS 271B.11-040 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

    2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

    (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;

    (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

    1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

    2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

    3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

    4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

    (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

    (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

271B.13-030 DISSENT BY NOMINEE AND BENEFICIAL OWNERS.--(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

    (a) He submits to the corporation the record shareholder' s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

    (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

271B.13-200 NOTICE OF DISSENTERS' RIGHTS.--(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

    (2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220.

271B.13-210 NOTICE OF INTENT TO DEMAND PAYMENT.--(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

    (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

    (b) Shall not vote his shares in favor of the proposed action.

    (2) A shareholder who does not satisfy the requirements of subsection
(1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220 DISSENTERS' NOTICE.--(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of KRS 271B.13-210. (2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

    (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

    (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

    (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

    (e) Be accompanied by a copy of this subtitle.

271B.13-230 DUTY TO DEMAND PAYMENT.--(1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

    (2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

    (3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240 SHARE RESTRICTIONS.--(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

    (2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

271B.13-250 PAYMENT.--(1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

    (2) The payment shall be accompanied by:

    (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

    (b) A statement of the corporation's estimate of the fair value of the shares;

    (c) An explanation of how the interest was calculated; and

    (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-260 FAILURE TO TAKE ACTION.--(1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270 AFTER-ACQUIRED SHARES.--(1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment under KRS 271B.13-280.

271B.13-280 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

    (a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

    (b) The corporation fails to make payment under KRS 271B.13-250 within sixty
(60) days after the date set for demanding payment; or

    (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

    (2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection
(1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

                          JUDICIAL APPRAISAL OF SHARES

271B.13-300 COURT ACTION.--(1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty
(60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the proceeding shall be entitled to judgment:

    (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

    (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310 COURT COSTS AND COUNSEL FEES.--(1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

    (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

    (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

LG&E ENERGY CORP.
PROXY SERVICES
P.O. BOX 9079
FARMINGDALE, NY 11735


           ADMISSION TICKET
           LG&E ENERGY CORP.
   Annual Meeting of Shareholders

             June 7, 2000
           10:00 a.m., EDT
Kentucky International Convention Center
(formerly Commonwealth Convention Center)
     Fourth and Market Streets
        Louisville, Kentucky

If you plan to attend the meeting, please check the box on the proxy card indicating that you plan to attend.
Please bring this Admission Ticket to the meeting with you.

THE BOTTOM PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please
DETACH and RETURN the completed proxy promptly in the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        LGETIC
KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------
                                      DETACH AND RETURN THIS PORTION ONLY
         THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

LG&E ENERGY CORP.

    I plan to attend the Annual Meeting
    and I will bring ___ guest(s).                     / /

    VOTE ON PROPOSALS
    1. Approval of Agreement and Plan of Merger,        FOR   AGAINST  ABSTAIN
       dated February 27, 2000, among PowerGen PLC,
       LG&E Energy Corp. and two indirect wholly        / /     / /      / /
       owned subsidiaries of PowerGen PLC.

    VOTE ON DIRECTORS
-------------------------------------------------------------------------
    2. Proposal to elect Directors.                   FOR    WITHHOLD   FOR ALL
       The nominees for Directors are:                ALL      ALL      EXCEPT
       01) William C. Ballard, Jr.                    / /      / /       / /
       02) T. Ballard Morton, Jr.
       03) William L. Rouse, Jr.
       04) Charles L. Shearer

       To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
-------------------------------------------------------------------------

                                             FOR    AGAINST    ABSTAIN
    3. Approval of ARTHUR ANDERSEN LLP
       as independent auditors for 2000.     / /      / /        / /


SIGNATURE(S) SHOULD CORRESPOND TO THE NAME(S) APPEARING IN
THIS PROXY. IF EXECUTOR, TRUSTEE, GUARDIAN, ETC. PLEASE INDICATE.


----------------------------------------------
Signature (PLEASE SIGN WITHIN BOX)      Date

----------------------------------------------
Signature (Joint Owners)                Date

                      [MAP]


                          LG&E ENERGY CORP.
       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--JUNE 7, 2000

     Roger W. Hale, Victor A. Staffieri and John R. McCall are hereby appointed as proxies, with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof, at the Annual Meeting of Shareholders of LG&E Energy Corp. to be held on June 7, 2000, and at any adjournment thereof, as directed on the reverse side hereof, and in their discretion to act upon any other matters that may come before the meeting or any adjournment thereof.

     THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS. A VOTE FOR PROPOSAL 2 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

     Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.